Exhibit 10.6

EXECUTION VERSION

FIFTH AMENDMENT AND WAIVER AGREEMENT

This FIFTH AMENDMENT AND WAIVER AGREEMENT (this “Amendment”), dated as of March 18, 2015, is among SAMSON INVESTMENT COMPANY, a Nevada corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, and relates to that certain Credit Agreement, dated as of December 21, 2011 (as amended prior to the date hereof, the “Existing Credit Agreement”; and as amended hereby, the “Credit Agreement”), among the Borrower, the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto.

WHEREAS, the Borrower desires to amend the Existing Credit Agreement on the terms set forth herein;

WHEREAS, the Borrower has notified the Administrative Agent that its fiscal year 2014 annual financial statements may be accompanied by an opinion of independent certified public accounts (the “Auditor’s Opinion”) containing a “going concern” or like qualification or exception in violation of Section 9.1(a) of the Credit Agreement (the “Potential Default”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders waive the provision of Section 9.1(a) of the Credit Agreement prohibiting “going concern” and like qualifications or exceptions to the Auditor’s Opinion solely with respect to the Auditor’s Opinion to be delivered with the Borrower’s fiscal year 2014 annual financial statements; and

WHEREAS, in consideration of, among other things, the waiver of the Potential Default, the Borrower and the Administrative Agent have proposed to amend or waive certain provisions of the Existing Credit Agreement and the other Credit Documents, subject to approval of Lenders constituting at least the Borrowing Base Required Lenders;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

Section 2. Borrowing Base Redetermination. Upon the Fifth Amendment Effective Date (as defined below), the existing Borrowing Base shall be, and hereby is, reduced to $950,000,000, which Borrowing Base shall remain in effect until the Borrowing Base shall be redetermined in accordance with the Credit Agreement. The parties hereto agree that the determination of the Borrowing Base pursuant to this Section 2 shall constitute the Scheduled Redetermination for April 2015.

Section 3. Amendments to the Credit Agreement. The Existing Credit Agreement is, effective as of the Fifth Amendment Effective Date (as defined below), hereby amended to:

(a) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto;

(b) amend Schedule 1.1(a) in its entirety by replacing it with Schedule 1.1(a) attached hereto; and

(c) add Exhibit P attached hereto as Exhibit P to the Credit Agreement.

Section 4. Waiver. The Administrative Agent and each Lender party hereto hereby acknowledge and waive the provision of Section 9.1(a) of the Credit Agreement prohibiting “going concern” and like qualifications or exceptions to the Auditor’s Opinion solely with respect to the Auditor’s Opinion to be delivered with the Borrower’s fiscal year 2014 annual financial statements. This Amendment constitutes a limited waiver and modification of the Credit Agreement with respect to the Potential Default only, and the provisions of this Amendment shall be strictly limited as set forth herein.

Section 5. Effectiveness of Amendment. This Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) on which each of the following conditions is satisfied:

a) the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent, the Collateral Agent, the Borrower and Lenders comprising at least the Borrowing Base Required Lenders (as defined in the Existing Credit Agreement);

b) the Administrative Agent shall have received (1) a cash flow forecast of the Borrower and the Subsidiaries for the period of the next succeeding thirteen (13) weeks, and (2) a schedule of all bank accounts and securities accounts (including all deposit account, operating accounts and other accounts used for Cash Management Services) of the Borrower and the other Credit Parties on and as of the Fifth Amendment Effective Date, in reasonable detail (as determined by the Administrative Agent in its reasonable discretion); and

c) the Borrower shall have paid all agreed fees to the extent due and payable in connection with this Amendment and paid or reimbursed the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of this Amendment (including the reasonable fees, disbursements and other charges of Mayer Brown LLP), that are invoiced at least one (1) Business Day prior to the date of this Amendment, in each case, to the extent provided in Section 13.5 of the Credit Agreement.

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Section 6. Ratification of Obligations. Each of the Borrower and each Guarantor (for itself and its applicable Subsidiaries that are Credit Parties) hereby ratifies and confirms all of their respective Obligations under the Credit Agreement and the other Credit Documents related thereto, and, in particular, affirms that, after giving effect to this Amendment, the terms of the Security Documents secure, and will continue to secure, all Obligations thereunder.

Section 7. Release of Administrative Agent, Collateral Agent, Swingline Lender, Letter of Credit Issuer and Lenders; Etc. In consideration of the amendments and waivers set forth in this Amendment, the Borrower and each Guarantor, on behalf of themselves and their respective affiliates, subsidiaries, beneficiaries, officers, directors, agents, employees, servants, attorneys and representatives, as well as their respective heirs, executors, legal representatives, administrators, predecessors in interest, successors and assigns (each individually, a “Releasing Party” and collectively, the “Releasing Parties”) hereby irrevocably releases, acquits, forever discharges, and covenants not to sue, (a) the Administrative Agent, (b) the Collateral Agent, (c) the Swingline Lender, (d) each Letter of Credit Issuer and (e) each Lender executing and delivering a counterpart of this Amendment to the Administrative Agent on or before 3:00 p.m., Central Time, March 17, 2015, in each case, along with all of their affiliates, subsidiaries, beneficiaries, officers, directors, agents, employees, servants, attorneys and representatives, as well as their respective heirs, executors, legal representatives, administrators, predecessors in interest, successors and assigns (each individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, debts, liabilities, contracts, agreements, obligations, accounts, defenses, investigations, proceedings, suits, offsets against the indebtedness evidenced by the Credit Documents, actions, causes of action or claims for damages or relief of whatever kind or nature, whether equitable or monetary, whether known or unknown, suspected or unsuspected by the Borrower or any other Credit Party, which the Borrower or any other Credit Party or any Subsidiary of any of them, ever had, now has, may have or that may hereafter accrue against any Released Party, for or by reason of any matter, cause or thing whatsoever occurring on or prior to the date of this Amendment, including, without limitation, any matter that relates to, in whole or in part, directly or indirectly (a) the Credit Agreement, any promissory note issued by the Borrower, the Guarantee, any Security Document, any other Credit Document or the transactions evidenced thereby, including, without limitation, any disbursements under the Credit Agreement, any promissory note, the negotiation of any of the Credit Agreement, the promissory notes issued by the Borrower, the Mortgages or the other Credit Documents, the terms thereof, or the approval, administration or servicing thereof, or (b) any notice of default, event of default in reference to any Credit Document or any other matter pertaining to the collection or enforcement by any Released Party of the indebtedness evidenced by any Credit Document or any right or remedy under any Credit Document, or (c) any purported oral agreements or understandings by and between any Released Party and the Borrower in reference to any Credit Document (the “Released Claims”). The Releasing Parties understand and acknowledge that they may hereafter discover facts in addition to or different from those which they know or believe to be true with respect to the Released Claims, but the Releasing Parties expressly acknowledge and agree that any such discovery shall not affect the validity or enforceability of their release herein, including their release of any unknown claims. The Releasing Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Amendment.

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Section 8. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9. Miscellaneous.

a)	On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement, and each reference in each other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment. This Amendment shall constitute a Credit Document for purposes of the Credit Agreement.

b)	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, including with respect to the Potential Default, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

c)	The Borrower represents and warrants that as of the Fifth Amendment Effective Date (i) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of the Amendment (and the Credit Agreement as amended thereby); (ii) it has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law); (iii) the total outstanding principal amount of Indebtedness for borrowed money constituting Permitted Second Lien Debt is $1,000,000,000; and (iv) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 10. Severability. Any provisions of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid.

Section 11. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the Lenders and the Borrower and their respective successors and permitted assigns.

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Section 12. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all parties shall be lodged with the Borrower and the Administrative Agent.

Section 13. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment or any other Credit Document.

Section 14. Integration. This Amendment represents the agreement of the Borrower, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, any Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein.

[Signature Pages Follow]

5

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer(s) thereunto duly authorized as of the date first above written.

SAMSON INVESTMENT COMPANY,
as Borrower

By:	/s/ Philip W. Cook
Name:	Philip W. Cook
Title:	Executive Vice President and Chief Financial Officer

S - 1	Fifth Amendment

FOR PURPOSES OF ACKNOWLEDGING AND AGREEING TO SECTIONS 6 and 7 HEREOF, each of the Guarantors has caused this Amendment to be executed by its officer(s) thereunto duly authorized as of the date first above written.

SAMSON RESOURCES CORPORATION
SAMSON RESOURCES COMPANY
SAMSON HOLDINGS, INC.
SAMSON CONTOUR ENERGY CO.
SAMSON CONTOUR ENERGY E & P, LLC
SAMSON LONE STAR, LLC
GEODYNE RESOURCES, INC.
SAMSON-INTERNATIONAL, LTD. each as a Guarantor

By:	/s/ Philip W. Cook
Name:	Philip W. Cook
Title:	Executive Vice President and Chief Financial Officer

S - 2	Fifth Amendment

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent and as a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

S - 3	Fifth Amendment

Wells Fargo Bank, N.A., ,
as a Lender

By:	/s/ Catherine Cook
Name:	Catherine Cook
Title:	Director

S - 4	Fifth Amendment

Bank of America, N.A., ,
as a Lender

By:	/s/ Bryan Heller
Name:	Bryan Heller
Title:	Director

S - 5	Fifth Amendment

BANK OF MONTREAL,
as a Lender and Letter of Credit Issuer

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

S - 6	Fifth Amendment

Barclay Bank PLC,
as a Lender

By:	/s/ May Huang
Name:	May Huang
Title:	Assistant Vice President

S - 7	Fifth Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Authorized Signatory

By:	/s/ Sean MacGregor
Name:	Sean MacGregor
Title:	Authorized Signatory

S - 8	Fifth Amendment

Mizuho Bank, Ltd.,
as a Lender

By:	/s/ James R. Fayen
Name:	James R. Fayen
Title:	Deputy General Manager

S - 9	Fifth Amendment

Royal Bank of Canada,
as a Lender

By:	/s/ Leslie P. Vowell
Name:	Leslie P. Vowell
Title:	Attorney-in-Fact

S - 10	Fifth Amendment

CITIBANK, N.A.,
as a Lender

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

S - 11	Fifth Amendment

UBS AG, Stamford Branch,
as a Lender

By:	/s/ Craig Pearson
Name:	Craig Pearson
Title:	Associate Director Banking Product Services, US

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Associate Director Banking Products Services, US

S - 12	Fifth Amendment

Compass Bank,
as a Lender

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

S - 13	Fifth Amendment

COMERICA BANK,
as a Lender

By:	/s/ John S. Lesikar
Name:	John S. Lesikar
Title:	Vice President

S - 14	Fifth Amendment

Toronto Dominion (New York) LLC,
as a Lender

By:	/s/ Marie Fernandes
Name:	Marie Fernandes
Title:	Authorized Signatory

S - 15	Fifth Amendment

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Victor Ponce de León
Name:	Victor Ponce de León
Title:	Senior Vice President

S - 16	Fifth Amendment

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Akira Ando
Name:	Akira Ando
Title:	Managing Director

S - 17	Fifth Amendment

Branch Banking and Trust Company,
as a Lender

By:	/s/ James Giordano
Name:	James Giordano
Title:	Vice President

S - 18	Fifth Amendment

ING CAPITAL LLC,
as a Lender

By:	/s/ Michael Price
Name:	Michael Price
Title:	Managing Director

By:	/s/ Julie Bieser
Name:	Juli Bieser
Title:	Director

S - 19	Fifth Amendment

U.S. Bank National Association,
as a Lender

By:	/s/ James P. Cecil
Name:	James P. Cecil
Title:	Vice President

S - 20	Fifth Amendment

Goldman Sachs Bank USA,
as a Lender

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

S - 21	Fifth Amendment

Morgan Stanley Bank, N.A.,
as a Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Authorized Signatory

S - 22	Fifth Amendment

Whitney Bank,
as a Lender

By:	/s/ David E. Sisler
Name:	David E. Sisler
Title:	Senior Vice President

S - 23	Fifth Amendment

UMB Bank, N.A.,
as a Lender

By:	/s/ Aaron Armstrong
Name:	Aaron Armstrong
Title:	Vice President

S - 24	Fifth Amendment

CIT Finance LLC,
as a Lender

By:	/s/ Marc Theisinger
Name:	Marc Theisinger
Title:	Managing Director

S - 25	Fifth Amendment

Exhibit A

Marked Version of Credit Agreement

(See Attached)

MARKED VERSION REFLECTING CHANGES

PURSUANT TO ~~FOURTH~~FIFTH AMENDMENT

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

CREDIT AGREEMENT

Dated as of December 21, 2011

among

SAMSON INVESTMENT COMPANY,

as the Borrower,

The Several Lenders

from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Collateral Agent,

Swingline Lender and a Letter of Credit Issuer,

WELLS FARGO BANK, N.A.,

as Syndication Agent,

and

J.P. MORGAN SECURITIES LLC and

WELLS FARGO SECURITIES, LLC,

as Lead Arrangers

J.P. MORGAN SECURITIES LLC,

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BMO CAPITAL MARKETS CORP.,

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC.,

CREDIT SUISSE SECURITIES (USA) LLC,

MIZUHO CORPORATE BANK, LTD. and

RBC CAPITAL MARKETS,

as Joint Bookrunners

KKR CAPITAL MARKETS LLC,

as Joint Manager and Arranger

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TABLE OF CONTENTS

		Page

SECTION 1.	Definitions	2

1.1	Defined Terms	2
1.2	Other Interpretive Provisions	~~47~~46
1.3	Accounting Terms	47
1.4	Rounding	~~48~~47
1.5	References to Agreements, Laws, Etc.	~~48~~47
1.6	Times of Day	48
1.7	Timing of Payment or Performance	48
1.8	Currency Equivalents Generally	48
1.9	Classification of Loans and Borrowings	~~49~~48

SECTION 2.	Amount and Terms of Credit	49

2.1	Commitments	49
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	50
2.3	Notice of Borrowing	50
2.4	Disbursement of Funds	51
2.5	Repayment of Loans; Evidence of Debt	52
2.6	Conversions and Continuations	~~53~~52
2.7	Pro Rata Borrowings	~~54~~53
2.8	Interest	~~54~~53
2.9	Interest Periods	54
2.10	Increased Costs, Illegality, Etc.	55
2.11	Compensation	~~57~~56
2.12	Change of Lending Office	~~57~~56
2.13	Notice of Certain Costs	57
2.14	Borrowing Base	57
2.15	Defaulting Lenders	~~61~~60
2.16	Increase of Total Commitment	~~63~~62
2.17	Extension Offers	63

SECTION 3.	Letters of Credit	65

3.1	Letters of Credit	65
3.2	Letter of Credit Requests	66
3.3	Letter of Credit Participations	67
3.4	Agreement to Repay Letter of Credit Drawings	69
3.5	Increased Costs	70
3.6	New or Successor Letter of Credit Issuer	~~71~~70
3.7	Role of Letter of Credit Issuer	71
3.8	Cash Collateral	72
3.9	Existing Letters of Credit	~~73~~72
3.10	Applicability of ISP and UCP	~~73~~72
3.11	Conflict with Issuer Documents	~~73~~72
3.12	Letters of Credit Issued for Restricted Subsidiaries	~~73~~72

SECTION 4.	Fees; Commitments	73

4.1	Fees	73
4.2	Voluntary Reduction of Commitments	~~74~~73
4.3	Mandatory Termination of Commitments	~~75~~74

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SECTION 5.	Payments	~~75~~74

5.1	Voluntary Prepayments	~~75~~74
5.2	Mandatory Prepayments	75
5.3	Method and Place of Payment	~~77~~76
5.4	Net Payments	77
5.5	Computations of Interest and Fees	80
5.6	Limit on Rate of Interest	~~81~~80

SECTION 6.	Conditions Precedent to Initial Borrowing	81

6.1	Credit Documents	81
6.2	Collateral	81
6.3	Legal Opinions	82
6.4	Contemporaneous Debt Repayment	82
6.5	Equity Contribution	82
6.6	Closing Certificates	82
6.7	Authorization of Proceedings of Each Credit Party; Organizational Documents	82
6.8	Fees	~~83~~82
6.9	Representations	~~83~~82
6.10	Solvency Certificate	83
6.11	Acquisition	83
6.12	Patriot Act	83
6.13	Historical Financial Statements	83
6.14	Pro Forma Financial Statements	83
6.15	Material Adverse Change	83

SECTION 7.	Conditions Precedent to All Credit Events	~~84~~83

7.1	No Default; Representations and Warranties	~~84~~83
7.2	Notice of Borrowing	84

SECTION 8.	Representations, Warranties and Agreements	84

8.1	Corporate Status	84
8.2	Corporate Power and Authority; Enforceability	~~85~~84
8.3	No Violation	~~85~~84
8.4	Litigation	85
8.5	Margin Regulations	85
8.6	Governmental Approvals	85
8.7	Investment Company Act	85
8.8	True and Complete Disclosure	85
8.9	Financial Condition; Financial Statements	86
8.10	Tax Matters	86
8.11	Compliance with ERISA	86
8.12	Subsidiaries	87
8.13	Intellectual Property	87
8.14	Environmental Laws	87
8.15	Properties	~~88~~87
8.16	Solvency	88
8.17	Insurance	88
8.18	Gas Imbalances, Prepayments	88
8.19	Marketing of Production	~~89~~88
8.20	Hedge Agreements	~~89~~88
8.21	Patriot Act	89
8.22	Sanctions Laws and Regulations	89

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SECTION 9.	Affirmative Covenants	89

9.1	Information Covenants	89
9.2	Books, Records and Inspections	94
9.3	Maintenance of Insurance	94
9.4	Payment of Taxes	95
9.5	Consolidated Corporate Franchises	95
9.6	Compliance with Statutes, Regulations, Etc.	95
9.7	ERISA	95
9.8	Maintenance of Properties	96
9.9	Transactions with Affiliates	96
9.10	End of Fiscal Years; Fiscal Quarters	98
9.11	Additional Guarantors, Grantors and Collateral	98
9.12	Use of Proceeds	99
9.13	Further Assurances	99
9.14	Reserve Reports	100
9.15	Title Information	101
9.16	Change in Business	101
9.17	Sanctions Laws and Regulations	~~101~~102
9.18	Cash Management Services	102

SECTION 10.	Negative Covenants	102

10.1	Limitation on Indebtedness	102
10.2	Limitation on Liens	106
10.3	Limitation on Fundamental Changes	108
10.4	Limitation on Sale of Assets	110
10.5	Limitation on Investments	112
10.6	Limitation on Dividends	~~115~~114
10.7	Limitations on Debt Payments and Amendments	~~117~~116
10.8	Negative Pledge Agreements	~~118~~117
10.9	Limitation on Subsidiary Distributions	~~119~~117
10.10	Hedge Agreements	~~120~~119
10.11	Financial Performance Covenant	~~122~~120

SECTION 11.	Events of Default	~~122~~121

11.1	Payments	~~123~~121
11.2	Representations, Etc.	~~123~~121
11.3	Covenants	~~123~~121
11.4	Default Under Other Agreements	~~123~~121
11.5	Bankruptcy, Etc.	~~123~~122
11.6	ERISA	~~124~~122
11.7	Guarantee	~~124~~123
11.8	Security Documents	~~124~~123
11.9	Judgments	~~124~~123
11.10	Change of Control	~~125~~123
~~11.11~~	~~Equity Cure~~	~~125~~

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SECTION 12.	The Agents	~~126~~124

12.1	Appointment	~~126~~124
12.2	Delegation of Duties	~~127~~125
12.3	Exculpatory Provisions	~~127~~125
12.4	Reliance by Agents	~~128~~125
12.5	Notice of Default	~~128~~126
12.6	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	~~128~~126
12.7	Indemnification	~~129~~126
12.8	Agents in Its Individual Capacities	~~130~~127
12.9	Successor Agents	~~130~~127
12.10	Withholding Tax	~~131~~128
12.11	Security Documents and Collateral Agent under Security Documents and Guarantee	~~131~~129
12.12	Right to Realize on Collateral and Enforce Guarantee	~~131~~129
12.13	Administrative Agent May File Proofs of Claim	~~132~~129

SECTION 13.	Miscellaneous	~~132~~130

13.1	Amendments, Waivers and Releases	~~132~~130
13.2	Notices	~~134~~131
13.3	No Waiver; Cumulative Remedies	~~134~~132
13.4	Survival of Representations and Warranties	~~134~~132
13.5	Payment of Expenses; Indemnification	~~134~~132
13.6	Successors and Assigns; Participations and Assignments	~~135~~133
13.7	Replacements of Lenders under Certain Circumstances	~~139~~137
13.8	Adjustments; Set-off	~~140~~138
13.9	Counterparts	~~141~~138
13.10	Severability	~~141~~138
13.11	Integration	~~141~~139
13.12	GOVERNING LAW	~~141~~139
13.13	Submission to Jurisdiction; Waivers	~~141~~139
13.14	Acknowledgments	~~142~~139
13.15	WAIVERS OF JURY TRIAL	~~143~~140
13.16	Confidentiality	~~143~~140
13.17	Release of Collateral and Guarantee Obligations	~~144~~141
13.18	USA PATRIOT Act	~~144~~142
13.19	Payments Set Aside	~~145~~142
13.20	Reinstatement	~~145~~142
13.21	Disposition of Proceeds	~~145~~142
13.22	Collateral Matters; Hedge Agreements	~~145~~143

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SCHEDULES

Schedule 1.1(a)	Commitments
Schedule 1.1(b)	Debt Repayment
Schedule 1.1(c)	Excluded Stock
Schedule 1.1(d)	Excluded Subsidiaries
Schedule 1.1(e)	Existing Letters of Credit
Schedule 1.1(f)	Closing Date Subsidiary Guarantors
Schedule 1.1(g)	Closing Date Hedge Banks
Schedule 1.1(h)	Closing Date Mortgaged Properties
Schedule 6.3	Local Counsels
Schedule 8.4	Litigation
Schedule 8.12	Subsidiaries
Schedule 8.18	Closing Date Gas Imbalances
Schedule 8.19	Closing Date Marketing Agreements
Schedule 8.20	Closing Date Hedge Agreements
Schedule 9.9	Closing Date Affiliate Transactions
Schedule 9.13(b)	Further Assurances
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.4	Scheduled Dispositions
Schedule 10.5	Closing Date Investments
Schedule 10.8	Closing Date Negative Pledge Agreements
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Reserve Report Certificate
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Letter of Credit Request
Exhibit D	Form of Guarantee
Exhibit E	Form of Security Agreement
Exhibit F	Form of Pledge Agreement
Exhibit G	Form of Mortgage/Deed of Trust (Texas)
Exhibit H	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
Exhibit I	Form of Credit Party Closing Certificate
Exhibit J	Form of Assignment and Acceptance
Exhibit K	Form of Promissory Note
Exhibit L	Form of Intercompany Note
Exhibit M	Form of Solvency Certificate
Exhibit N	Form of Non-Bank Tax Certificate
Exhibit O	Form of Second Lien Intercreditor Agreement
Exhibit P	Form of Cash Flow Forecast

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CREDIT AGREEMENT, dated as of December 21, 2011, among SAMSON INVESTMENT COMPANY, a Nevada corporation (the “Borrower”), (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1), the banks, financial institutions and other lending institutions from time to time parties as lenders hereto (each a “Lender” and, collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party hereto.

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of November 22, 2011 (together with all exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time, the “Stock Purchase Agreement”), among Samson Resources Corporation (“Holdings”), the Borrower and the Selling Stockholders named (and as defined) therein (collectively, the “Seller”), Holdings will, directly or indirectly, acquire from the Seller all of the issued and outstanding shares of capital stock of the Borrower (the “Acquisition”);

WHEREAS, to fund, in part, the Acquisition, it is intended that the Co-Investors will contribute an amount in cash to Holdings and/or a direct or indirect parent thereof in exchange for Stock (such contribution, the “Equity Investments”), which shall be no less than 40% of the pro forma total capitalization of the Holdings and its Subsidiaries after giving effect to the Transactions (the “Minimum Equity Amount”);

WHEREAS, to consummate the transactions contemplated by the Stock Purchase Agreement, it is intended that the Borrower will enter into a senior unsecured interim loan agreement, dated as of the Closing Date (as amended, supplemented or otherwise modified from time to time, the “Senior Interim Loan Agreement”), by and among the Borrower, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Borrower will borrow senior unsecured loans in an aggregate principal amount of $2,250,000,000 (the “Senior Interim Loans”);

WHEREAS, in connection with the foregoing, (I) the Borrower has requested that the Lenders extend credit in the form of Loans made available to the Borrower on the Closing Date in an aggregate principal amount of approximately $1,350,000,000 (the “Closing Date Loans”) and at any time and from time to time after the Closing Date subject to the Available Commitment, (II) the Borrower has requested that the Letter of Credit Issuer issue Letters of Credit (subject to the Available Commitment) at any time and from time to time prior to the L/C Maturity Date, in an aggregate Stated Amount at any time outstanding not in excess of $200,000,000 and (III) the Borrower has requested that the Swingline Lender extend credit in the form of Swingline Loans (subject to the Available Commitment) at any time and from time to time prior to the Swingline Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $50,000,000;

WHEREAS, the net proceeds of the Closing Date Loans, together with the net proceeds of the Senior Interim Loans and the net proceeds of the Equity Investments, will be used on the Closing Date to consummate the Acquisition, to effect the Debt Repayments and to pay Transaction Expenses;

WHEREAS, following the Closing Date, the proceeds of the Loans will be used by the Borrower for the acquisition, development and exploration of Oil and Gas Properties and for working capital and other general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions) and the Letters of Credit will be used by the Borrower and its Subsidiaries for general corporate purposes and to support deposits required under purchase agreements pursuant to which the Borrower or its Subsidiaries may acquire Oil and Gas Properties and other assets;

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WHEREAS, the Lenders, the Swingline Lender and the Letter of Credit Issuer are willing to make available to the Borrower such revolving credit, swingline and letter of credit facilities upon the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.	Definitions

1.1 Defined Terms.

(a) As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus  1⁄2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c) above, the LIBOR Rate for any day shall be based on the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such day by reference to the rate appearing on the Reuters Screen LIBOR01 Page (or any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to the Reuters Screen LIBOR01 Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for a period equal to one-month. The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the Administrative Agent, in the Federal Funds Effective Rate or in the one-month LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and its Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Acquisition” shall have the meaning provided in the recitals to this Agreement.

“Additional Lender” shall have the meaning provided in Section 2.16(a).

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“Adjusted Financial Performance Covenant” means the Financial Performance Covenant; provided that each figure to the left of the word “to” in the “Ratio” column in the table set forth in Section 10.11(a) shall be decreased by (x) until the second anniversary following the Closing Date, 0.50 and (y) thereafter 0.25. For example, for the Test Period ending June 30, 2012, the “Ratio” shall be 4.50 to 1.00 (instead of 5.00 to 1.00).

“Adjusted Total Commitment” shall mean, at any time, the Total Commitment less the aggregate amount of Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed in accordance with the provisions of Section 12.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean, for each Lender, an administrative questionnaire in a form approved by the Administrative Agent.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” (“controlling”) and “controlled” shall have meanings correlative thereto.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall mean this Credit Agreement.

“Amendment Agreement” shall mean that certain Second Amendment Agreement, dated as of September 7, 2012, among the Borrower, the Administrative Agent, and certain of the Lenders.

“Applicable Equity Amount” shall mean, at any time (the “Applicable Equity Amount Reference Time”), an amount equal to, without duplication, ~~(a)~~ the amount of any capital contributions made in cash to, or any proceeds of an equity issuance received by, the Borrower during the period from and including the Business Day immediately following the Closing Date, through and including the Applicable Equity Amount Reference Time, including proceeds from the issuance of Stock or Stock Equivalents of any direct or indirect parent of the Borrower, but excluding all proceeds from the issuance of Disqualified Stock~~; minus~~

~~(b) the sum, without duplication, of:~~

~~(i) the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary pursuant to Section 10.5(g)(iii)(B), Section 10.5(h)(ii) and Section 10.5(i)(B) after the Closing Date, and prior to the Applicable Equity Amount Reference Time;~~

~~(ii) the aggregate amount of any Dividends made by the Borrower pursuant to Section 10.6(j) after the Closing Date, and prior to the Applicable Equity Amount Reference Time; and(iii) the aggregate amount of prepayments, repurchases, redemptions and defeasances made by the Borrower or any Restricted Subsidiary pursuant to Section 10.7(c)(iii) after the Closing Date and prior to the Applicable Equity Amount Reference Time.~~

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“Applicable Margin” shall mean, for any day, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	X ≤ 30%	> 30% X ≤ 60%	>60 % X ≤ 80%	> 80% X ≤ 90%	X > 90%
LIBOR Loans	~~1.50~~2.00%	~~1.75~~2.25%	~~2.00~~2.50%	~~2.25~~2.75%	~~2.50~~3.00%
ABR Loans	~~0.50~~1.00%	~~0.75~~1.25%	~~1.00~~1.50%	~~1.25~~1.75%	~~1.50~~2.00%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

Each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” shall mean (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) W. D. Van Gonten & Co. Petroleum Engineering, (d) LaRoche Petroleum Consultants, Ltd. and (e) at the Borrower’s option, any other independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Arkoma Sale” shall mean the sale of assets pursuant to that certain Purchase and Sale Agreement, dated as of January 28, 2015, between Samson Resources Company, an Oklahoma Corporation, as Seller and Bravo Natural Resources, LLC, as Buyer, as amended, restated, supplemented or otherwise modified from time to time.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit J or such other form as may be approved by the Administrative Agent.

“Authorized Officer” shall mean as to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(b).

“Available Commitment” shall mean, at any time, (a) the Loan Limit at such time minus (b) the aggregate Total Exposures of all Lenders at such time.

“Bank Price Deck” shall mean the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with the terms of this Agreement.

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“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Benefited Lender” shall have the meaning provided in Section 13.8.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the introductory paragraph hereto.

“Borrowing” shall mean the incurrence of one Type of Loan on a given date (or resulting from conversions on a given date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans).

“Borrowing Base” shall mean, at any time, an amount equal to the amount determined in accordance with Section 2.14, as the same may be adjusted from time to time pursuant to the provisions thereof.

“Borrowing Base Deficiency” occurs if, at any time, the aggregate Total Exposures of all Lenders exceeds the Borrowing Base then in effect. The amount of the Borrowing Base Deficiency is the amount by which Total Exposures of all Lenders exceeds the Borrowing Base then in effect.

“Borrowing Base Properties” shall mean the Oil and Gas Properties of the Credit Parties included in the Initial Reserve Report and thereafter in the most recently delivered Reserve Report delivered pursuant to Section 9.14.

“Borrowing Base Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding at least ~~90~~100% of the Adjusted Total Commitment at such date or (b) if the Total Commitment has been terminated, Lenders having or holding at least ~~90~~100% of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Borrowing Base Utilization Percentage” shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the aggregate Total Exposures of all Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or Tulsa, Oklahoma are authorized by law or other governmental actions to close, and, if such day relates to (a) any interest rate settings as to a LIBOR Loan, (b) any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or (c) any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries.

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“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person; provided that leases that are recharacterized as Capital Leases due to a change in GAAP after January 1, 2011 shall not be treated as Capital Leases for any purpose under this Agreement but shall instead be treated as they would have been in accordance with GAAP as in effect on January 1, 2011.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP; provided that obligations that are recharacterized as Capitalized Lease Obligations due to a change in GAAP after January 1, 2011 shall not be treated as Capitalized Lease Obligations for any purpose under this Agreement but shall instead be treated as they would have been in accordance with GAAP as in effect on January 1, 2011.

“Cash Collateralize” shall have the meaning provided in Section 3.8(c).

“Cash Management Agreement” shall mean any agreement entered into from time to time by Holdings, the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any Person that either (a) at the time it provides Cash Management Services, (b) on the Closing Date or (c) at any time after it has provided any Cash Management Services, is a Lender or an Agent or an Affiliate of a Lender or an Agent.

“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreement.

“Casualty Event” shall mean, with respect to any Collateral, (a) any damage to, destruction of, or other casualty or loss involving, any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of, or relating to, or any similar event in respect of, any property or asset.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender with any guideline, request, directive or order enacted or promulgated after the Closing Date by any central bank or other governmental or quasi governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Regulations and

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Supervisory Practices (or any successor or similar authority) and all guidelines, requests, directives, orders, rules and regulations adopted, enacted or promulgated in connection therewith shall be deemed to have gone into effect after the Closing Date regardless of the date adopted, enacted or promulgated and shall be included as a Change in Law only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a)(ii) and (c) of Section 2.10 generally on other borrowers of loans under United States reserve-based credit facilities.

“Change of Control” shall mean and be deemed to have occurred if:

(a) (i) at any time prior to a Qualifying IPO, (x) the Permitted Holders shall at any time cease, directly or indirectly, to have the power to vote or direct the voting of at least 35% of the Voting Stock of Holdings or (y) any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and its Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of a percentage of the voting power of the outstanding Voting Stock of Holdings that is greater than the percentage of such voting power of such Voting Stock in the aggregate, directly or indirectly, beneficially owned by the Permitted Holders or (ii) at any time on and after a Qualifying IPO, any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and their respective Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (or any holding company parent of Holdings owned directly or indirectly by the Permitted Holders), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of Holdings having more than the greater of (A) 35% of the ordinary voting power for the election of directors of Holdings and (B) the percentage of the ordinary voting power for the election of directors of Holdings owned in the aggregate, directly or indirectly, beneficially, by the Permitted Holders, unless in the case of either clause (i) or (ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of Holdings; or

(b) at any time Continuing Directors shall not constitute at least a majority of the Board of Directors of Holdings; or

(c) the failure of Holdings, directly or indirectly, through wholly owned subsidiaries to own beneficially and of record, all of the Stock of the Borrower (other than in respect to a Qualifying IPO by the Borrower); or

(d) a “Change of Control” (as defined in the Senior Interim Loan Agreement or Senior Notes Indenture) shall have occurred;

provided that (x) at any time when at least a majority of the outstanding Voting Stock of Holdings is directly or indirectly owned by a Parent Entity, all references in clause (a) and clause (b) to “Holdings” (other than in this proviso) shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock of Holdings and (y) at any time when Holdings does not own a majority of the outstanding Voting Stock of the Borrower, all references in clause (a) and clause (b) to “Holdings” shall be deemed to refer to the Borrower.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Existing Loans, Extended Loans (of the same Extension Series) or

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Swingline Loans, when used in reference to any Commitment, refers to whether such Commitment is an Existing Commitment, an Extended Commitment (of each Extension Series) or a Swingline Commitment and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a single class.

“Closing Date” shall mean December 21, 2011.

“Closing Date Loans” shall have the meaning provided in the recitals to this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Co-Investors” shall mean the Sponsors and Itochu.

“Collateral” shall have the meaning provided for such term in each of the Security Documents; provided that with respect to any Mortgages, “Collateral”, as defined herein, shall include “Mortgaged Property” as defined therein.

“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., as collateral agent under the Security Documents, or any successor collateral agent appointed in accordance with the provisions of Section 12.9.

“Collateral Coverage Minimum” shall mean that ~~the Collateral, including~~ the Mortgaged Properties~~,~~ shall represent (a) from the date that is 90 days following the Closing Date up to (but excluding) the date that is 120 days following the Closing Date, at least 50% of the PV-9 of the Credit Parties’ total Proved Reserves ~~and~~, (b) from the date that is 120 days following the Closing Date up to (but excluding) the Fifth Amendment Effective Date, at least 80% of the PV-9 of the Credit Parties’ total Proved Reserves and (c) from the date that is 30 days following the Fifth Amendment Effective Date and thereafter, at least ~~80~~95% of the PV-9 of the Credit Parties’ total Proved Reserves, in each case, included either in the Initial Reserve Report or in the most recent Reserve Report delivered pursuant to Section 9.14.

“Commitment” shall mean, (a) with respect to each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Commitment” and (b) in the case of any Lender that becomes a Lender after the Closing Date, the amount specified as such Lender’s “Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Commitment, in each case as the same may be changed from time to time pursuant to terms of this Agreement. The aggregate amount of the Commitments as of the Closing Date is $2,250,000,000.

“Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Commitment Fee Rate” shall mean, for any day, with respect to the Available Commitment on any day, the applicable rate per annum set forth next to the row heading “Commitment Fee Rate” in the definition of “Applicable Margin” and based upon the Borrowing Base Utilization Percentage in effect on such day.

“Commitment Percentage” shall mean, at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Commitment at such time by (b) the amount of the Total Commitment at such time; provided that at any time when the Total Commitment shall have been terminated, each Lender’s Commitment Percentage shall be the percentage obtained by dividing (i) such Lender’s Total Exposure at such time by (ii) the aggregate Total Exposures of all Lenders at such time.

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“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Representations” shall mean the representations and warranties made by the Seller or Samson, in either case, with respect to the Samson Acquired Business in the Stock Purchase Agreement as are material to the interests of the Lenders, but only to the extent that Holdings (or one of its Affiliates) has the right to terminate its obligations under the Stock Purchase Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties in the Stock Purchase Agreement.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Borrower and the Restricted Subsidiaries for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations, bank fees and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital, including U.S. federal, state, non-U.S., franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations,

(iii) depreciation, depletion and amortization, including the amortization of intangible assets established through purchase accounting and the amortization of deferred financing fees or costs,

(iv) Non-Cash Charges,

(v) restructuring charges, accruals or reserves or related charges (including restructuring costs related to acquisitions after the Closing Date),

(vi) the amount of management, monitoring, consulting, advisory and similar fees and indemnities and related expenses (it being understood that this clause (vii) is not intended to address ordinary course general and administrative expenses) paid or accrued in such period to (or on behalf of) the Co-Investors to the extent otherwise permitted by Section 9.9(g) and (j),

(vii) exploration expenses or costs (to the extent the Borrower adopts the “successful efforts” method),

(viii) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Stock or Stock Equivalents of the Borrower (other than Disqualified Stock),

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(ix) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption,

(x) losses on asset Dispositions, disposals or abandonments (other than asset Dispositions, disposals or abandonments in the ordinary course of business),

(xi) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back,

(xii) the amount of “run rate” net cost savings, operating expense reductions and synergies in connection with, as a result of, or related to, the Transactions projected by the Borrower in good faith to be realized as a result of specified actions either taken or expected to be taken (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such actions have either been taken or are expected to be taken within 18 months after the Closing Date and (C) the Borrower reasonably expects to realize such savings, operating expense reductions or synergies within 36 months after the Closing Date (it is understood and agreed that (x) “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken, or expected to be taken, net of the amount of actual benefits realized during such period from such actions and (y) amounts added back pursuant to this clause (xii) shall not be duplicative of restructuring or other charges under clause (v) above or of any Pro Forma Adjustment)),

(xiii) the amount of any loss attributable to a new plant or facility, until the date that is 12 months after the date of commencing construction of or acquiring such plant or facility, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Borrower and (B) losses attributable to such plant or facility after 12 months from the date of commencing such construction of or acquiring such plant or facility, as the case may be, shall not be included in this clause (xiii),

(xiv) with respect to any joint venture that is not a Restricted Subsidiary and solely to the extent relating to any net income referred to in clause (h) of the definition of “Consolidated Net Income”, an amount equal to the proportion of those items described in clauses (ii) and (iii) above relating to such joint venture corresponding to the Borrower’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), and

(xv) costs associated with preparations for and implementation of Public Company Compliance,

less

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10

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period),

(ii) gains on asset Dispositions, disposals and abandonments (other than asset Dispositions, disposals and abandonments in the ordinary course of business),

(iii) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at Consolidated EBITDA in any period to the extent non-cash losses relating to such income were added in the calculation of Consolidated EBITDA pursuant to paragraph (a) above for any previous period and not deducted, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that:

(A) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation and transaction gains and losses,

(B) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any non-cash gain or loss attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain or loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Codification No. 815 and its related pronouncements and interpretations,

(C) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business or attributable to any property or asset, acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise Disposed of by the Borrower or such Restricted Subsidiary (each such Person, business, property or asset acquired and not subsequently so Disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis, and (B) an adjustment equal to the amount of the Pro Forma Adjustment shall be added back to Consolidated EBITDA for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in a Pro Forma Adjustment Certificate and delivered to the Administrative Agent (for further delivery to the Lenders), and

(D) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period, the Disposed EBITDA of any Person or business or attributable to any property or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise Disposed of or closed by the Borrower or any Restricted Subsidiary during such period (each such Person, business, property or asset so sold or Disposed of or closed, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted

~~715000788 12406500~~715000788 12406500
11

Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such sale, transfer, abandonment or Disposition, closure or conversion) determined on a historical Pro Forma Basis.

Notwithstanding anything to the contrary contained herein and subject to adjustment as provided in clauses (C) and (D) of the immediately preceding proviso with respect to acquisitions and Dispositions occurring following the Closing Date and adjustments as provided under clauses (a)(xii) or (xiii) above, Consolidated EBITDA shall be deemed to be $296,600,000 and $266,800,000 for the fiscal-quarters ended June 30, 2011 and September 30, 2011, respectively.

Notwithstanding the foregoing, the aggregate amount of addbacks made pursuant to subclauses (xii) and (xiii) of clause (a) above in any Test Period shall not exceed 15% of Consolidated EBITDA (prior to giving effect to such addbacks) for such Test Period.

“Consolidated First Lien Debt” shall mean, as of any date of determination, (a) all Indebtedness arising under this Agreement of the types described in clauses (a), (b) or (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any Letter of Credit) of the definition of “Indebtedness” actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP minus (b) the aggregate cash and Permitted Investments (in each case, free and clear of all Liens, other than Permitted Liens and other nonconsensual Liens permitted by Section 10.2 and Liens permitted by Sections 10.2(a), (h), (i) and (l) and clauses (i) and (ii) of Section 10.2(n)) included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated First Lien Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated First Lien Debt as of the last day of the most recent Test Period ended on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period.

“Consolidated Net Income” shall mean, for any period, the net income (loss) attributable to the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) any extraordinary, unusual or non-recurring charges and gains for such period (less all fees and expenses relating thereto), including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives (including costs associated with the implementation or adoption of new financial reporting, accounting or information systems expected to result in cost savings), severance costs, relocation costs, signing costs, retention or completion bonuses, transition costs, costs related to the closure and/or consolidation of facilities and costs from curtailments or modifications to pension and post-retirement employee benefit plans for such period,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c) Transaction Expenses, to the extent incurred on or prior to December 31, 2012,

(d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset Disposition, issuance, incurrence or Refinancing of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring acquisition costs incurred during such period as a result of any such transaction,

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(e) any income (or loss) for such period attributable to the early extinguishment of Indebtedness (other than Hedging Obligations),

(f) any unrealized income (or loss) for such period attributable to Hedging Obligations or other derivative instruments,

(g) accruals and reserves established or adjusted, or other charges required as a result of, the adoption or modification of accounting policies during such period, and

(h) any net income (or loss) for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually received by the Borrower or a Restricted Subsidiary in cash or Permitted Investments (or to the extent converted into cash or Permitted Investment).

There shall be excluded from Consolidated Net Income for any period the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any acquisition consummated prior to the Closing Date, the Transactions and any Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions) or the amortization or write-off of any amounts thereof.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” shall mean, as of any date of determination, (a) all Indebtedness of the types described in clauses (a) and (b) (other than intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit) and clause (f) of the definition thereof, in each case actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP) minus (b) the aggregate cash and Permitted Investments (in each case, free and clear of all Liens, other than Permitted Liens and other nonconsensual Liens permitted by Section 10.2 and Liens permitted by Sections 10.2(a), (h), (i) and (l) and clauses (i) and (ii) of Section 10.2(n)) included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the most recent Test Period ended on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of the Borrower on the Closing Date, (b) who, as of the date of determination, has been a member of such board of directors for at least the twelve preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by a Co-Investor or Persons nominated by a Co-Investor or (d) who has been nominated or designated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

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“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, each Letter of Credit, any promissory notes issued by the Borrower under this Agreement, any Extension Amendment, any Incremental Agreement and any intercreditor agreement with respect to the Facility entered into after the Closing Date to which the Collateral Agent is party.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Party” shall mean each of the Borrower and the Guarantors.

“Crestview” shall mean Crestview Partners II GP, L.P.

~~“Cure Amount” shall have the meaning provided in Section 11.11(a).~~

~~“Cure Deadline” shall have the meaning provided in Section 11.11(a).~~

~~“Cure Right” shall have the meaning provided in Section 11.11(a).~~

“Customary Intercreditor Agreement” shall mean either (i) an intercreditor agreement substantially in the form of Exhibit O or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens securing such Indebtedness shall rank junior to the Lien securing the Obligations.

“Debt Repayment” shall mean the purchase, repayment, prepayment, repurchase or redemption of the Indebtedness of the Credit Parties that is identified on Schedule 1.1(b).

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c).

“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Designated Persons” shall mean a person or entity:

(i) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list (the “SDN List”) published by OFAC at its official website or any replacement website or other replacement official publication of such list; or is otherwise the subject of any Sanctions Laws and Regulations; or

(ii) in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

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“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“Disposition” shall have the meaning provided in Section 10.4. “Dispose” shall have a correlative meaning.

“Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Stock or Stock Equivalents provide that such Stock or Stock Equivalents shall not be required to be repurchased or redeemed until the Latest Maturity Date has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is 91 days after the Latest Maturity Date hereunder; provided that, if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors or managers of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries.

“Disregarded Entity” shall mean any Domestic Subsidiary that is disregarded for U.S. federal income tax purposes.

“Dividends” shall have the meaning provided in Section 10.6.

“Documentation Agent” shall have the meaning provided in the recitals to this Agreement.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.4(b).

“Engineering Reports” shall have the meaning provided in Section 2.14(c).

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“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by or on behalf of the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings arising under or based upon any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Equity Investment” shall have the meaning provided in the recitals to this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Event of Default” shall have the meaning provided in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” shall mean on any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into any other currency (including Dollars), as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later.

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“Excluded Stock” shall mean (a) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost or other consequences of pledging such Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (b) solely in the case of any pledge of Stock or Stock Equivalents of any Foreign Corporate Subsidiary or FSHCO to secure the Obligations, any Stock or Stock Equivalents that is Voting Stock of such Foreign Corporate Subsidiary or FSHCO in excess of 66% of the outstanding Stock and Stock Equivalents of such class and, solely in the case of a pledge of Stock or Stock Equivalents of any Disregarded Entity substantially all of whose assets consist of Stock and Stock Equivalents of Foreign Corporate Subsidiaries to secure the Obligations, any Stock or Stock Equivalents of such Disregarded Entity in excess of 66% of the outstanding Stock and Stock Equivalents of such entity (such percentages to be adjusted upon any change of law as may be required to avoid adverse U.S. federal income tax consequences to the Borrower or any Subsidiary), (c) any Stock or Stock Equivalents to the extent the pledge thereof would be prohibited by any Requirement of Law, (d) in the case of (i) any Stock or Stock Equivalents of any Subsidiary to the extent the pledge of such Stock or Stock Equivalents is prohibited by Contractual Requirements or (ii) any Stock or Stock Equivalents of any Subsidiary that is not wholly owned by the Borrower and its Restricted Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Stock or Stock Equivalents of each such Subsidiary described in clause (i) or (ii) to the extent (A) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirements of Law), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (1) such other party is a Credit Party or a wholly owned Restricted Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent)) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or a wholly owned Restricted Subsidiary) to any Contractual Requirement governing such Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under the Uniform Commercial Code or other applicable Requirement of Law), (e) the Stock or Stock Equivalents of any Immaterial Subsidiary and any Unrestricted Subsidiary, (f) the Stock or Stock Equivalents of any Subsidiary of a Foreign Corporate Subsidiary, (g) any Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Stock or Stock Equivalents would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower and (h) any Stock or Stock Equivalents set forth on Schedule 1.1(c) which have been identified on or prior to the Closing Date in writing to the Administrative Agent by an Authorized Officer of the Borrower and agreed to by the Administrative Agent.

“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary listed on Schedule 1.1(d) and each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not constitute a Material Subsidiary, (b) each Domestic Subsidiary that is not a wholly owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.11 (for so long as such Subsidiary remains a non-wholly owned Restricted Subsidiary), (c) any Disregarded Entity substantially all the assets of which consist of Stock and Stock Equivalents of Foreign Corporate Subsidiaries, (d) each Domestic Subsidiary that is prohibited by any applicable Contractual Requirement or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), (e) each Domestic Subsidiary that is a Subsidiary of a Foreign Corporate Subsidiary, (f) each other Domestic Subsidiary acquired pursuant to a Permitted Acquisition financed with secured

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Indebtedness incurred pursuant to Section 10.1(j) and permitted by the proviso to subclause (C) of Section 10.1(j)(i) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing or granting a Lien on any of its assets to secure the Obligations, (g) any other Domestic Subsidiary with respect to which, (x) in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) providing such a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrower, and (h) each Unrestricted Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Credit Party, (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party pursuant to the Guarantee of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee pursuant to the Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Credit Party’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Credit Party and any and all applicable guarantees of such Credit Party’s Swap Obligations by other Credit Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Credit Party becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Credit Party is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Credit Party as specified in any agreement between the relevant Credit Parties and Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Credit Documents or any transactions contemplated thereunder), (ii) except in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 13.7, in the case of a Non-U.S. Lender, any United States federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document that (A) is required to be imposed on amounts payable to such Non-U.S. Lender pursuant to laws in force at the time such Non-U.S. Lender becomes a party hereto (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Credit Party with respect to such withholding Tax pursuant to Section 5.4 or (B) is attributable to such Non-U.S. Lender’s failure to comply with Section 5.4(e) or (iii) any United States federal withholding Tax imposed under FATCA.

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“Existing Class” shall have the meaning provided in Section 2.17.

“Existing Commitment” shall have the meaning provided in Section 2.17.

“Existing Letters of Credit” shall mean each letter of credit existing on the Closing Date and identified on Schedule 1.1(e) and any amendments, extensions and renewals thereof.

“Existing Loans” shall have the meaning provided in Section 2.17.

“Extended Commitments” shall have the meaning provided in Section 2.17.

“Extended Loans” shall have the meaning provided in Section 2.17.

“Extending Lender” shall have the meaning provided in Section 2.17.

“Extension Amendment” shall have the meaning provided in Section 2.17.

“Extension Date” shall have the meaning provided in Section 2.17.

“Extension Election” shall have the meaning provided in Section 2.17.

“Extension Request” shall have the meaning provided in Section 2.17.

“Extension Series” shall mean all Extended Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, maturity and other terms.

“Facility” shall mean this Agreement and the Commitments and the extensions of credit made hereunder.

“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower.

“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury regulations promulgated thereunder or official administrative interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any date that is a Business Day, the

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Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

“Fifth Amendment Effective Date” means March 18, 2015.

“Financial Performance Covenant” shall mean the covenants of the Borrower set forth in Section 10.11.

“Foreign Corporate Subsidiary” shall mean a Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“FSHCO” shall mean any direct or indirect Subsidiary that has no material assets other than the Stock of one or more direct or indirect Foreign Corporate Subsidiaries

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Granting Lender” shall have the meaning provided in Section 13.6(g).

“Guarantee” shall mean the Guarantee made by any Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements

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of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean Holdings and each Domestic Subsidiary listed on Schedule 1.1(f) and each other Domestic Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise.

“Gulf Coast and Offshore Reorganization” shall have the meaning provided in the Stock Purchase Agreement.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedge Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedge Agreements.

“Hedge Bank” shall mean (a) any Person (other than the Borrower or any of its Subsidiaries) that (x) at the time it enters into a Hedge Agreement is a Lender or Agent or an Affiliate of a Lender or Agent, or (y) at any time after it enters into a Hedge Agreement it becomes a Lender or Agent or an Affiliate of a Lender or Agent or (b) with respect to any Hedge Agreement that is in effect on the Closing Date, any Person (other than the Borrower or any of its Subsidiaries) that (x) is a Lender or Agent or an Affiliate of a Lender or Agent on the Closing Date or (y) is listed on Schedule 1.1(g) (and, in the case of this clause (y), any Affiliate of such Person).

~~“Hedge PV” shall mean, with respect to any commodity Hedge Agreement, the present value, discounted at 9% per annum, of the future receipts expected to be paid to the Borrower or the Restricted Subsidiaries under such Hedge Agreement netted against the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(i); provided, however, that the “Hedge PV” shall never be less than $0.00.~~

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“Hedging Condition” shall mean the circumstance that as of the later of (x) the date that is 90 days following the Closing Date and (y) April 1, 2012, the Borrower shall have entered into Hedge Agreements in respect of commodities the net notional volumes for which are not less than 50% of the reasonably anticipated projected Hydrocarbon production from the Credit Parties’ total Proved Developed Producing Reserves as forecast based upon the Initial Reserve Report for a term of five years (or for a shorter period if an equal amount of such notional volumes is hedged on a weighted-average basis (e.g., 100% of such anticipated production for a period of 2.5 years)).

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Historical Financial Statements” shall mean (a) the audited consolidated balance sheets of Samson and its consolidated Subsidiaries as of June 30, 2010 and 2011, and the related audited statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for each of the fiscal years in the three-year period ended June 30, 2011 and (b) the unaudited interim consolidated balance sheets of Samson and its consolidated Subsidiaries as of September 30, 2010 and 2011, and the related statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for the quarters ended September 30, 2010 and 2011.

“Holdings” shall have the meaning provided in the recitals to this Agreement.

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

“Immaterial Subsidiary” shall mean any Subsidiary that is not a Material Subsidiary.

“Increasing Lender” shall have the meaning provided in Section 2.16.

“Incremental Agreement” shall have the meaning provided in Section 2.16.

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“Incremental Increase” shall have the meaning provided in Section 2.16.

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person (other than (i) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) obligations resulting under firm transportation contracts or take or pay contracts entered into in the ordinary course of business), (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all indebtedness (excluding prepaid interest thereon) of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) net Hedging Obligations of such Person, (h) all obligations of such Person in respect of Disqualified Stock, (i) obligations to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments, other than obligations relating to net oil, natural gas liquids or natural gas balancing arrangements arising in the ordinary course of business, (j) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (k) without duplication, all Guarantee Obligations of such Person; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) in the case of the Borrower and its Restricted Subsidiaries, all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (v) any obligation in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

For purposes hereof, the amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” shall have the meaning provided in Section 13.5.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by, any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document other than (a) Excluded Taxes, (b) Other Taxes and (c) any interest, penalties or expenses caused by an Agent’s or Lender’s gross negligence or willful misconduct.

“Industry Investment” shall mean Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas business jointly with third parties, including: (1) ownership interests in oil and gas properties or gathering, transportation, processing, or related systems; and (2) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest

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agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties.

“Initial Loans” shall have the meaning provided in Section 2.1(a).

“Initial Maturity Date” shall mean the fifth anniversary of the Closing Date, or, if such anniver-sary is not a Business Day, the Business Day immediately following such anniversary.

“Initial Reserve Report” shall mean the reserve engineers’ report as of September 30, 2011 of Netherland, Sewell & Associates, Inc., with respect to the Oil and Gas Properties of the Credit Parties.

“Intercompany Note” shall mean the Intercompany Subordinated Note, dated as of the Closing Date, substantially in the form of Exhibit L executed by the Borrower and each other Subsidiary of the Borrower.

“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Interim Redetermination” shall have the meaning provided in Section 2.14.

“Interim Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.14.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) (including any partnership or joint venture), (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or (d) the purchase or other acquisition (in one transaction or a series of transactions) of (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 10.5.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.

“Itochu” shall mean ITOCHU Corporation and its Affiliates.

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“Joint Bookrunners” shall mean J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Mizuho Corporate Bank, Ltd. and RBC Capital Markets, LLC, each in its capacity as joint bookrunner in respect of the Facility.

“KKR” shall mean Kohlberg Kravis Roberts & Co., L.P.

“Latest Maturity Date” shall mean at any date of determination, the latest Maturity Date applicable to any Class of Commitments or Loans that is outstanding hereunder on such date of determination, as extended in accordance with this Agreement from time to time.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Maturity Date” shall mean the date that is five Business Days prior to the Maturity Date.

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Lead Arrangers” shall mean J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, each in its capacity as lead arranger in respect of the Facility.

“Lender” shall have the meaning provided in the preamble to this Agreement. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans or participations in Letters of Credit or Swingline Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any Letter of Credit Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Facility, (iv) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations under the Facility or (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” shall mean, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly

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or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of (i) the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof or (ii) an undisclosed administration pursuant to the laws of the Netherlands.

“Letter of Credit” shall have the meaning provided in Section 3.1 and shall include the Existing Letters of Credit.

“Letter of Credit Commitment” shall mean $200,000,000, as the same may be reduced from time to time pursuant to Section 3.1.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)) minus the amount of cash or deposit account balances held by the Administrative Agent to Cash Collateralize outstanding Letters of Credit and Unpaid Drawings under Section 3.8.

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Letter of Credit Issuer” shall mean (a) JPMorgan Chase Bank, N.A., any of its Affiliates or any replacement or successor appointed pursuant to Section 3.6, (b) Bank of Montreal and any of its Affiliates, (c) Compass Bank and any of its Affiliates, and (d) if requested by the Borrower (subject to the consent of the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned) any other Person who is at the time of such request a Lender (it being understood that if any such Person ceases to be a Lender hereunder, such Person will remain a Letter of Credit Issuer with respect to any Letters of Credit issued by such Person that remained outstanding as of the date such Person ceased to be a Lender). If the Borrower requests JPMorgan Chase Bank, N.A. to issue a Letter of Credit, JPMorgan Chase Bank, N.A. may, in its discretion, arrange for such Letter of Credit to be issued by Affiliates of the Administrative Agent or any Lender, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate or Lender with respect to Letters of Credit issued by such Affiliate or Lender. References herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letter of Credit Request” shall have the meaning provided in Section 3.2.

“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate principal amount of all Unpaid Drawings in respect of all Letters of Credit.

“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate (other than an ABR Loan bearing interest by reference to the LIBOR Rate by virtue of clause (c) of the definition of ABR).

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“LIBOR Rate” shall mean, for any Interest Period with respect to any Borrowing of a LIBOR Loan, the interest rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to those currently provided on Reuters Screen LIBOR01 Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBOR Rate” with respect to such Borrowing of such LIBOR Loan for such Interest Period shall be determined by the Administrative Agent by reference to such other comparable publicly available service for displaying the offered rate for dollar deposits in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, then such rate shall be the rate at which dollar deposits of an amount comparable to the Borrowing of such LIBOR Loan and for a maturity comparable to such Interest Period are offered by the principal office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement or a financing lease, consignment or bailment for security purposes or (b) Production Payments and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.

“Liquidity” shall mean, as of any date of determination, the sum of (a) the Available Commitment on such date and (b) the aggregate amount of cash and cash equivalents (in each case, free and clear of all Liens, other than Permitted Liens and nonconsensual Liens permitted by Section 10.2 and Liens permitted by Sections 10.2(a), (h), (i) and (l) and clauses (i) and (ii) of Section 10.2(n)) included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, less the amount, if any, of the Borrowing Base Deficiency existing on such date of determination.

“Loan Limit” shall mean, at any time, the lesser of (a) the Total Commitment at such time and (b) the Borrowing Base at such time (including as it may be reduced pursuant to Section 2.14(h)).

“Loan” shall mean any Initial Loan, Extended Loan or Swingline Loan made by any Lender hereunder.

“Majority Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the Adjusted Total Commitment at such date, or (b) if the Total Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Mandatory Borrowing” shall have the meaning provided in Section 2.1(c).

“Material Adverse Change” shall mean any effect, change, event, occurrence, development, or state of facts that, individually or in the aggregate with all other such effects, changes, events, occurrences, developments, or states of fact, (A) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the

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Borrower and the Borrower’s Subsidiaries, taken as a whole, or (B) would, or would reasonably be expected to, prevent or materially impair the ability of the Borrower or the Seller to consummate the transactions contemplated by the Stock Purchase Agreement, but expressly excluding in each case any such effect, change, event, occurrence, development, or state of facts to the extent arising out of or resulting from: (i) general economic conditions (or changes in such conditions) in the United States or conditions in the global economy generally that do not affect the Borrower and its Subsidiaries, taken as a whole, disproportionately when considered in the context of the oil and gas exploration and production industry generally (in which case only such disproportionate impact shall be considered), (ii) conditions (or changes in such conditions) generally affecting the oil and gas exploration and production industry that do not affect the Borrower and its Subsidiaries, taken as a whole, disproportionately (in which case only such disproportionate impact shall be considered), (iii) conditions (or changes in such conditions) in the financial markets, credit markets or capital markets in the United States or any other country or region, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries or (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in each case, that do not affect the Borrower and its Subsidiaries together as a whole disproportionately when considered in the context of the oil and gas exploration and production industry generally (in which case only such disproportionate impact shall be considered), (iv) changes in national, regional, state, local or foreign wholesale or retail markets or prices for Hydrocarbons (as defined in the Stock Purchase Agreement) or the gathering, transportation, treatment or processing thereof, (v) conditions resulting from the announcement of the identity of Holdings (or its Affiliates) as the purchaser of the Borrower under the Stock Purchase Agreement, (vi) any actions taken or omitted to be taken at the written request of Holdings (with the written consent of the Lead Arrangers), (vii) any changes in any Laws or any accounting regulations or principles that do not affect the Borrower and its Subsidiaries, taken as a whole, disproportionately when considered in the context of the oil and gas exploration and production industry generally (in which case only such disproportionate impact shall be considered), (viii) natural declines in well performance or reclassification or recalculation of reserves in the ordinary course of business; provided that, for purposes of Section 3.15 of the Stock Purchase Agreement, or any certificate delivered pursuant to the Stock Purchase Agreement as it relates to Section 3.15 thereof, this clause (viii) shall be deemed to reference only such declines, reclassification or recalculation occurring after the date of the Initial Reserve Report, or (ix) any failure by the Borrower and its Subsidiaries to meet their internal budgets, plans or forecasts of their revenues, earnings or other financial performance or results of operations; provided, however, that, for purposes of this clause (ix), the facts underlying such failures, and the underlying causes of such failures, may be considered for purposes of determining whether a Material Adverse Change has occurred.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Agents and the Lenders under this Agreement or under any of the other Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to

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time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (ii) revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries.”

“Maturity Date” shall mean, as to the applicable Loan, the Initial Maturity Date, any maturity date related to any Extension Series of Extended Commitments, or the Swingline Maturity Date, as applicable.

“Minimum Borrowing Amount” shall mean, with respect to any Borrowing of Loans, $500,000 (or, if less, the entire remaining Commitments at the time of such Borrowing).

“Minimum Equity Amount” shall have the meaning provided in the recitals to this Agreement.

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Stock or Stock Equivalents.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit G (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Borrower and the Collateral Agent.

“Mortgaged Property” shall mean, initially, each parcel of real estate and improvements thereto owned by a Credit Party and identified on Schedule 1.1(h), and each other parcel of real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 9.11.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NGP” shall mean Natural Gas Partners IX, L.P.

“Net Cash Proceeds” shall mean, with respect to the Disposition of any Oil and Gas Properties by the Borrower or any other Credit Party, the excess, if any, of (i) the cash received in connection with such Disposition over (ii) the out-of-pocket fees and expenses (including attorneys’ fees, survey costs, transfer taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such other Credit Party in connection with such Disposition.

“New Borrowing Base Notice” shall have the meaning provided in Section 2.14(d).

“Non-Cash Charges” shall mean, without duplication, (a) losses on non-ordinary course asset Dispositions, disposals or abandonments, (b) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets and investments in debt and equity

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securities pursuant to GAAP, including ceiling test writedowns, (c) all losses from Investments recorded using the equity method, (d) stock-based, partnership interest-based or similar incentive-based awards or arrangements, compensation expense or costs, including any such charges arising from stock options, restricted stock grants or other equity incentive grants, (e) the non-cash impact of purchase accounting and the non-cash impact of accounting changes or restatements, (f) the accretion of discounted liabilities and (g) other non-cash charges (including reserve impairments) (provided that if any non-cash charges referred to in this clause (g) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Core Mid-Con Sale” shall mean the sale of certain oil, gas and mineral leases and fee mineral interests, in each case, together with all other rights, titles and interests and assets and liabilities related thereto (other than retained assets and liabilities to be described in the purchase agreement related to such sale) by Samson Resources Company, an Oklahoma corporation and/or Samson Lone Star, LLC, a Delaware limited liability company in the oil producing region referred to by the Credit Parties as the “Mid-Con”.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(b).

“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.

“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3(a) and substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent (acting reasonably).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement, in each case, entered into with the Borrower or any of its Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document. Notwithstanding the foregoing, (a) ~~at the option of the Borrower,~~ the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Credit Documents shall not require the consent of the holders of Hedge Obligations under Secured Hedge Agreements or of the holders of Cash Management Obligations under Secured Cash Management

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Agreements. Notwithstanding the foregoing, the definition of “Obligations” shall not create any guarantee by any Credit Party of (or grant of security interest by any Credit Party to support, as applicable) any Excluded Swap Obligations of such Credit Party for purposes of determining any obligations of any Credit Party.

“OFAC” shall mean the U.S. Department of the Treasury Office of Foreign Assets Control.

“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Ongoing Hedges” shall have the meaning provided in Section 10.10(a).

“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related, reasonable, out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower, or (ii) Excluded Taxes.

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent or the Letter of Credit Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

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“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as a partnership) of Holdings and/or the Borrower, as applicable.

“Participant” shall have the meaning provided in Section 13.6(c).

“Participant Register” shall have the meaning provided in Section 13.6(c).

“Patriot Act” shall have the meaning provided in Section 13.18.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Permian Sale” shall mean the sale of certain oil, gas and mineral leases and fee mineral interests, in each case, together with all other rights, titles and interests and assets and liabilities related thereto (other than retained assets and liabilities to be described in the purchase agreement related to such sale) located in the Permian Basin.

.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit, line of business or division) or Stock or Stock Equivalents, so long as (a) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with Requirements of Law; (b) if such acquisition involves the acquisition of Stock or Stock Equivalents of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Stock becoming a Restricted Subsidiary and, to the extent required by Section 9.11, a Guarantor; (c) such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Stock or any assets so acquired to the extent required by Section 9.11; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (e) after giving effect to such acquisition, the Borrower and its Subsidiaries shall be in compliance with Section 9.16; and (f) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist pursuant to Section 10.1(j), and any related Pro Forma Adjustment), with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such acquisition had occurred on the first day of such Test Period.

“Permitted Acquisition Consideration” shall mean in connection with any Permitted Acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication: (a) the purchase consideration paid or payable in cash for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantee Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Indebtedness incurred or assumed in connection with such Permitted Acquisition; provided, in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof for the Borrower or its Restricted Subsidiaries.

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“Permitted Additional Debt” shall mean unsecured senior, senior subordinated or subordinated Indebtedness issued by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 91st day after the Latest Maturity Date (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums determined by the Borrower to be “market” rates, fees, discounts and premiums at the time of issuance or incurrence of any such Indebtedness), taken as a whole, are determined by the Borrower to be “market” terms on the date of issuance or incurrence and in any event are not more restrictive on the Borrower and its Restricted Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence) and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) if such Indebtedness is senior subordinated or subordinated Indebtedness, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations and (d) no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such Indebtedness.

“Permitted Holders” shall mean the Co-Investors and officers, directors, employees and other members of management of the Borrower (or its direct or indirect parent) or any of its Restricted Subsidiaries who are or become holders of Stock or Stock Equivalents of the Borrower (or its direct or indirect parent company) and each Person to whom any Co-Investor transfers Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof in connection with the primary equity syndication following the Closing Date.

“Permitted Investments” shall mean:

(a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;

(b) securities issued by any state, territory or commonwealth of the United States of America or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

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(d) time deposits with, or domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the Dollar equivalent thereof) in the case of foreign banks;

(e) repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (a), (b) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;

(f) marketable short-term money market and similar funds (i) either having assets in excess of $500,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (f) above; and

(h) in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made.

“Permitted Liens” shall mean:

(a) Liens for taxes, assessments or governmental charges or claims not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP, or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;

(b) Liens in respect of property or assets of the Borrower or any of the Restricted Subsidiaries imposed by law, such as landlords’, vendors’, suppliers’, carriers’, warehousemen’s, repairmens’, construction contractors’, workers’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business or incident to the exploration, development, operation or maintenance of Oil and Gas Properties, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9;

(d) Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension, public liability obligations or similar legislation and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or to secure the performance of tenders, statutory obligations, plugging and abandonment obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of such bonds or to support the issuance thereof) incurred in the ordinary course of business or otherwise constituting Investments permitted by Section 10.5;

(e) ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

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(f) easements, rights-of-way, licenses, restrictions (including zoning restrictions), title defects, exceptions, deficiencies or irregularities in title, encroachments, protrusions, servitudes, permits, conditions and covenants and other similar charges or encumbrances (including in any rights of way or other property of the Borrower or its Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil or other minerals or timber, and other like purposes, or for joint or common use of real estate, rights of way, facilities and equipment) not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole and, to the extent reasonably agreed by the Administrative Agent, any exception on the title reports issued in connection with any Borrowing Base Property;

(g) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense permitted by this Agreement;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued for the account of the Borrower or any of its Restricted Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit or bankers’ acceptance to the extent permitted under Section 10.1;

(j) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(k) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Restricted Subsidiaries;

(l) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(m) Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual and customary in the oil and gas business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto; and

(n) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

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The parties acknowledge and agree that no intention to subordinate the priority afforded the Liens granted in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Security Documents is to be hereby implied or expressed by the permitted existence of such Permitted Liens.

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (B) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(h) or 10.1(j), the direct and contingent obligors with respect to such Permitted Refinancing Indebtedness are not changed (except that a Credit Party may be added as an additional obligor), (C) ~~other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 10.1(g),~~ such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, and (D) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(h) or 10.1(j)), terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Refinanced Indebtedness being Refinanced (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, fees, floors, funding discounts and redemption or prepayment premiums); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Second Lien Debt” shall mean secured Indebtedness which may be senior, senior subordinated or subordinated Indebtedness (provided that the holders of the obligations secured thereby (or a representative or trustee on their behalf) shall have entered into a Customary Intercreditor Agreement providing that the Liens securing such obligations shall rank junior to the Liens securing the Obligations), in each case, issued or incurred by the Borrower and guaranteed by the Guarantors (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 91st day after the Latest Maturity Date (other than nominal amortization, customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums determined by the Borrower to be “market” rates, fees, discounts and premiums at the time of issuance or incurrence of any such Indebtedness), taken as a whole, are determined by the Borrower to be “market” terms on the date of issuance or incurrence and in any event are not more restrictive on the Borrower and its Restricted Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence)

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(provided that, such terms shall not be deemed to be more restrictive solely as a result of the inclusion in the documentation governing such Indebtedness of any Previously Absent Financial Maintenance Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant), provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) if such Indebtedness is senior subordinated or subordinated Indebtedness, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations and (d) no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such Indebtedness.

“Permitted Second Lien Debt Documents” shall mean any document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Second Lien Debt by any Credit Party.

“Permitted Second Lien Debt Obligations” shall mean, if any Permitted Second Lien Debt is issued or incurred, all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Permitted Second Lien Debt Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Permitted Second Lien Debt Obligations of the applicable Credit Parties under the Permitted Second Lien Debt Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Permitted Second Lien Debt Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any such Credit Party under any Permitted Second Lien Debt Document.

“Permitted Second Lien Debt Secured Parties” shall mean the holders from time to time of secured Permitted Second Lien Debt Obligations (and any representative or trustee on their behalf).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate.

“Pledge Agreement” shall mean the Pledge Agreement entered into by the Borrower, the other pledgors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit F.

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“Post Acquisition Period” shall mean, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Present Fair Salable Value” shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Previously Absent Financial Maintenance Covenant” shall mean, at any time (x) any financial maintenance covenant that is not included in this Agreement at such time and (y) any financial maintenance covenant that is included in this Agreement at such time but with covenant levels in this Agreement that are less restrictive on the Borrower and the Restricted Subsidiaries than the covenant levels set forth in any Permitted Second Lien Debt Document.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post Acquisition Period, with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken or expected to be taken prior to or during such Post Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings, operating expense reductions and cost synergies or (b) any additional costs incurred prior to or during such Post Acquisition Period, in each case in connection with the combination of the operations of such Pro Forma Entity with the operations of the Borrower and the Restricted Subsidiaries; provided that (i) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Pro Forma Entity to the extent the aggregate consideration paid in connection with such acquisition was less than $25,000,000 and (ii) so long as such actions are taken prior to or during such Post Acquisition Period or such costs are incurred prior to or during such Post Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such cost savings, operating expense reductions and cost synergies will be realizable during the entirety of such Test Period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(c) or Section 9.1(g).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be

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included, (ii) any retirement or repayment of Indebtedness, and (iii) any incurrence, issuance or assumption of Indebtedness by the Borrower or any of the Restricted Subsidiaries in connection therewith (it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above (but without duplication thereof) the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (1) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (2) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDA.”

“Production Payment” means a production payment obligation (whether volumetric or dollar denominated) of the Borrower or any of its Restricted Subsidiaries which are payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith.

“Projections” shall have the meaning provided in Section 9.1(l).

“Proposed Acquisition” shall have the meaning provided in Section 10.10(a).

“Proposed Borrowing Base” shall have the meaning provided in Section 2.14(c)(i).

“Proposed Borrowing Base Notice” shall have the meaning provided in Section 2.14(c)(ii).

“Proved Developed Producing Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Developed Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves.”

“Proved Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“Public Company Compliance” shall mean compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors and officers’ insurance, legal and other professional fees, and listing fees.

“PV-9” shall mean, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(i).

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“Qualifying IPO” shall mean the issuance by the Borrower or any direct or indirect parent of the Borrower of its common Stock generating (individually or in the aggregate together with any prior initial public offering) gross proceeds exceeding $100,000,000, in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Redetermination Date” shall mean, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.14(d).

“Refinance” shall have the meaning provided in the definition of “Permitted Refinancing Indebtedness.”

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents and members of such Person or such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the 30-day notice period has been waived.

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding at least 66- 2⁄3% of the Adjusted Total Commitment at such date or (b) if the Total Commitment has been terminated, Non-Defaulting Lenders having or holding at least 66- 2⁄3% of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reserve Report” shall mean the Initial Reserve Report and any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each March 31st, June 30th, September 30th or December 31st (or such other date in the event of certain Interim Redeterminations) the Proved Reserves and the Proved Developed Reserves attributable to the Borrowing

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Base Properties of the Borrower and the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, based upon the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(i); provided that in connection with any Interim Redeterminations of the Borrowing Base pursuant to the last sentence of Section 2.14(b), (i.e., as a result of the Borrower having acquired Oil and Gas Properties with Proved Reserves which are to be Borrowing Base Properties having a PV-9 (calculated at the time of acquisition) in excess of 5% of the Borrowing Base in effect immediately prior to such acquisition), the Borrower shall be required, for purposes of updating the Reserve Report, to set forth only such additional Proved Reserves and related information as are the subject of such acquisition.

“Reserve Report Certificate” shall mean a certificate of an Authorized Officer in substantially the form of Exhibit A certifying as to the matters set forth in Section 9.14(c).

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Samson” shall mean the Borrower prior to the consummation of the Transactions.

“Samson Acquired Business” shall mean Samson after giving effect to the Gulf Coast and Offshore Reorganization and Selling Stockholder Transaction.

“Sanctions Laws and Regulations” shall mean any sanctions, prohibitions or trade embargoes imposed by any executive order of the U.S. government or by any sanctions program administered by OFAC.

“Scheduled Dispositions” shall have the meaning provided in Section 10.4(i).

“Scheduled Redetermination” shall have the meaning provided in Section 2.14(b).

“Scheduled Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.14.

“SDN” shall have the meaning provided in the definition of the term “Designated Persons.”

“SDN List” shall have the meaning provided in the definition of the term “Designated Persons.”

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 2.17 Additional Amendment” shall have the meaning provided in Section 2.17(c).

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b), together with the accompanying Authorized Officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(c).

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“Secured Cash Management Agreement” shall mean any agreement related to Cash Management Services by and between the Borrower or any of its Restricted Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” shall mean any Hedge Agreement by and between the Borrower or any of its Restricted Subsidiaries and any Hedge Bank.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is a party to any Secured Cash Management Agreement and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean the Security Agreement entered into by the Borrower, the other grantors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit E.

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Pledge Agreement, (c) the Mortgages, and (d) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11 or 9.13 or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the Obligations.

“Segmented Financial Statements” shall mean the unaudited segmented consolidated balance sheets of Samson Acquired Business and its consolidated Subsidiaries, as of June 30, 2011 and September 30, 2011, and the related statements of income for the fiscal year ended June 30, 2011, the quarter ended September 30, 2011 and the last 12 months ended September 30, 2011.

“Seller” shall have the meaning provided in the recitals to this Agreement.

“Selling Stockholder Transaction” shall have the meaning provided in the Stock Purchase Agreement.

“Senior Interim Loan Agreement” shall have the meaning provided in the recitals to this Agreement.

“Senior Interim Loans” shall have the meaning provided in the recitals to this Agreement.

“Senior Notes” shall mean (a) senior notes to be issued in connection with the refinancing or exchange of the Senior Interim Loans in sales pursuant to Rule 144A and Regulation S under the Securities Act, under the Senior Notes Indenture or Senior Interim Loan Agreement, as applicable, in each case together with interest, fees and all other amounts payable in connection therewith, generating aggregate gross proceeds of up to $2,250,000,000 plus additional principal amounts to fund the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing (less the amount of any Senior Interim Loans that remain outstanding after the issuance of the Senior Notes) and (b) any Permitted Refinancing Indebtedness in respect of the foregoing.

“Senior Notes Indenture” shall mean the indenture to be entered into in connection with the refinancing or exchange of the Senior Interim Loans, among the Borrower, the guarantors party thereto and a trustee, pursuant to which the Senior Notes shall be issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith.

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“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, with respect to any Person, that as of the Closing Date, (i) the Fair Value of the assets of such Person exceeds its Stated Liabilities and Identified Contingent Liabilities; (ii) the Present Fair Salable Value of the assets of such Person exceeds its Stated Liabilities and Identified Contingent Liabilities; (iii) for the period from the date hereof through the Initial Maturity Date, such Person after consummation of the Transactions is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period, in light of the nature of the particular business or businesses conducted or to be conducted, and based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by such Person as reflected in projected financial statements and in light of anticipated credit capacity; and (iv) for the period from the date hereof through the Maturity Date, such Person will have sufficient assets and cash flow to pay its Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable, in light of the business conducted or anticipated to be conducted by such Person as reflected in projected financial statements and in light of anticipated credit capacity.

“Specified Existing Commitment” shall mean any Existing Commitments belonging to a Specified Existing Commitment Class.

“Specified Existing Commitment Class” shall have the meaning provided in Section 2.17(a).

“Specified Representations” shall mean the representations and warranties with respect to the Borrower set forth in Sections 8.2, 8.3(c), 8.5, 8.7, 8.16 and 8.21 of this Agreement and in Section 3.2(a) and (b) of the Security Agreement.

“Specified Subsidiary” shall mean, at any date of determination any Restricted Subsidiary (i) whose Total Assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 15% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date, or (ii) whose revenues during such Test Period were equal to or greater than 15% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Specified Transaction” shall mean, with respect to any period, any Investment, any Disposition of assets, incurrence, issuance or Refinancing of Indebtedness, Dividend, Subsidiary designation, Incremental Increase or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsor Development Plan” shall mean the Sponsors’ Plan of Development for Oil and Gas Properties and related Hydrocarbon Interests as of the Closing Date, and any subsequent Sponsors’ Plan of Development for Oil and Gas Properties and related Hydrocarbon Interests delivered to the Administrative Agent from time to time pursuant to Section 9.14(c)(vi).

“Sponsors” shall mean any of (i) KKR and its Affiliates, (ii) Crestview and its Affiliates and (iii) NGP and its Affiliates, in each case excluding any operating portfolio companies of any of the foregoing.

“SPV” shall have the meaning provided in Section 13.6(g).

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“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Stated Liabilities” shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

“Stock” shall mean any and all shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Stock Purchase Agreement” shall have the meaning provided in the recitals to this Agreement.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary that is a Guarantor.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swap” shall mean any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean any obligation to pay or perform under any Swap.

“Swap Termination Value” shall mean, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” shall mean, the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.1 in an aggregate principal amount at any one time outstanding not to exceed $50,000,000.

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“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall equal its Commitment Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans hereunder.

“Swingline Loan” shall have the meaning provided in Section 2.1(b).

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Maturity Date.

“Syndication Agent” shall mean Wells Fargo Bank, N.A., as syndication agent for the Lenders under this Agreement and the other Credit Documents.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Termination Date” shall mean the earlier to occur of (a) the Maturity Date and (b) the date on which the Total Commitment shall have terminated.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been delivered to the Administrative Agent.

“Total Assets” shall mean, as of any date of determination with respect to any Person, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.

“Total Commitment” shall mean the sum of the Commitments of the Lenders.

“Total Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Loans of such Lender then outstanding, (b) such Lender’s Letter of Credit Exposure at such time and (c) such Lender’s Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans at such time.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates (including the Co-Investors, Samson and its Subsidiaries) in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the Acquisition and the consummation of the other transactions contemplated by the Stock Purchase Agreement or related thereto, this Agreement, the Senior Interim Loan Agreement (including the Take-out Notes Offering (as defined therein)), the Equity Investment, the Debt Repayment, the payment of Transaction Expenses on the Closing Date and the other transactions contemplated by this Agreement and the Credit Documents (including the Closing Date Loans).

“Transferee” shall have the meaning provided in Section 13.6(e).

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“Type” shall mean, as to any Loan, its nature as an ABR Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the Fair Market Value of the assets allocable thereto.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that ~~is~~was designated an Unrestricted Subsidiary prior to the Fifth Amendment Effective Date and (b) each Subsidiary of an Unrestricted Subsidiary; provided (i) that any Subsidiary of the Borrower formed or acquired after the Closing Date~~; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary~~ and designated an Unrestricted Subsidiary ~~in a written notice to the Administrative Agent, (b) any Restricted Subsidiary subsequently designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of (a) and (b), (i) such designation~~ shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the Fair Market Value of the Borrower’s investment therein and such designation shall be permitted only to the extent permitted under Section 10.5 on the date of such designation~~, (ii) in the case of clause (b), such designation~~ and (ii) any Restricted Subsidiary on the Closing Date that was subsequently designated as an Unrestricted Subsidiary shall be deemed to be a Disposition of the assets owned by such Restricted Subsidiary on the date of such designation for the purposes of Section 10.4(b) ~~and (iii) no Default or Event of Default would result from such designation after giving Pro Forma Effect thereto and (c) each Subsidiary of an Unrestricted Subsidiary~~. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Permitted Additional Debt or any Permitted Refinancing Indebtedness in respect of any of the foregoing. The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (A) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such re-designation had occurred on the first day of such Test Period (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (B) no Default or Event of Default would result from such re-designation.

“U.S. Lender” shall have the meaning provided in Section 5.4(h).

“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

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1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h) Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions the-reof.

(i) Whenever the context may require, any pronoun shall include the corresponding mascu-line, feminine and neuter forms.

(j) The word “will” shall be construed to have the same meaning as the word “shall”.

(k) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change

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occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio and the Consolidated First Lien Debt to Consolidated EBITDA Ratio, as applicable, shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

1.4 Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight or standard, as applicable).

1.7 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.9) or performance shall extend to the immediately succeeding Business Day.

1.8 Currency Equivalents Generally.

(a) For purposes of any determination under Section 9, Section 10 (other than Section 10.11) or Section 11 or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with Section 10 with respect to the amount of any Indebtedness, Investment, Disposition, Dividend or payment under Section 10.7 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Dividend or payment under Section 10.7 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the

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relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.8 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Dividend or payment under Section 10.7 may be made at any time under such Sections. For purposes of Section 10.11, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered financial statements pursuant to Section 9.1(a) or (b).

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio and the Consolidated First Lien Debt to Consolidated EBITDA Ratio, as applicable, shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

1.9 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Extended Loan”) or by Type (e.g., a “LIBOR Loan”) or by Class and Type (e.g., a “LIBOR Extended Loan”).

SECTION 2.	Amount and Terms of Credit

2.1 Commitments.

(a) (i) Subject to and upon the terms and conditions herein set forth, each Lender severally, but not jointly, agrees to make a loan or loans denominated in Dollars (each an “Initial Loan” and, collectively, the “Initial Loans”) to the Borrower, which Loans (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Termination Date, (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Total Exposure at such time exceeding such Lender’s Commitment Percentage at such time of the Loan Limit and (v) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the aggregate amount of all Lenders’ Total Exposures at such time exceeding the Loan Limit.

(ii) Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).

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(b) Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower in Dollars, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(c), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Total Exposure at such time exceeding the Total Commitment then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof. Each outstanding Swingline Loan shall be repaid in full on the earlier of (a) 15 Business Days after such Swingline Loan is initially borrowed and (b) the Swingline Maturity Date. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower, the Administrative Agent or any Lender stating that an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Event of Default in accordance with the provisions of Section 13.1.

(c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to each Lender that all then-outstanding Swingline Loans shall be funded with a Borrowing of Loans, in which case Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by each Lender pro rata based on each Lender’s Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make such Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase.

2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof and Swingline Loans shall be in a minimum amount of $100,000 and in a multiple of $10,000 in excess thereof (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(c) and Loans to reimburse the Letter of Credit Issuer with respect to any Unpaid Drawing shall be made in the amounts required by Sections 3.3 or 3.4, as applicable). More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than ten Borrowings of LIBOR Loans under this Agreement.

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2.3 Notice of Borrowing.

(a) Whenever the Borrower desires to incur Loans (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans if such Loans are to be initially LIBOR Loans (or prior to 9:00 a.m. (New York City time) two Business Days’ prior written notice in the case of a Borrowing of Loans to be made on the Closing Date initially as LIBOR Loans) and (ii) written notice (or telephonic notice promptly confirmed in writing) prior to 12:00 noon (New York City time) on the date of each Borrowing of Loans that are to be ABR Loans. Such notice (together with each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(b), a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the date of the Borrowing (which shall be a Business Day), (C) whether the respective Borrowing shall consist of ABR Loans and/or LIBOR Loans and, if LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration) and (D) the amount of the then effective Borrowing Base, the current aggregate Total Exposures (without regard to the requested Borrowing) of all Lenders and the pro forma aggregate Total Exposures (giving effect to the requested Borrowing) of all Lenders. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Loans, of such Lender’s Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

(b) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 3:00 p.m. (New York City time) on the date of such Borrowing. Each such notice shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.

(c) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(d) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

(e) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4 Disbursement of Funds.

(a) No later than 1:00 p.m. (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata portion of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds shall be made available by 10:00 a.m. (New York City time) or such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions; provided further that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lender no later than 3:30 p.m. (New York City time) on the date requested.

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(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing or wiring to an account as designated by the Borrower in the Borrowing Notice to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5 Repayment of Loans; Evidence of Debt.

(a) The Borrower agrees to repay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the Initial Maturity Date, the then outstanding Initial Loans, (ii) on the relevant maturity date for any Extension Series of Extended Commitments, all then outstanding Extended Loans in respect of such Extension Series and (iii) on the Swingline Maturity Date, the then outstanding Swingline Loans.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office from time to time, including the amounts of principal and interest payable and paid to such lending office from time to time under this Agreement.

(c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder (whether such Loan is an Initial Loan, an Extended Loan or Swingline Loan, as applicable), the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

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(d) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (b) and (c) of this Section 2.5 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.6 Conversions and Continuations.

(a) Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount (and in multiples of $100,000 in excess thereof) of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (A) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (B) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such conversion, (C) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, and (D) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (1) three Business Days’, in the case of a continuation of or conversion to LIBOR Loans or (2) the date of conversion, in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b) If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

(c) Notwithstanding anything to the contrary herein, the Borrower may deliver a Notice of Conversion or Continuation pursuant to which the Borrower elects to irrevocably continue the outstanding principal amount of any Revolving Loans subject to an interest rate Hedge Agreement as LIBOR Loans for each Interest Period until the expiration of the term of such applicable Hedge Agreement; provided that any Notice of Conversion or Continuation delivered pursuant to this Section 2.6(c) shall include a schedule attaching the relevant interest rate Hedge Agreement or related trade confirmation.

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2.7 Pro Rata Borrowings. Each Borrowing of Initial Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Commitment Percentages with respect to the applicable Class. Each Borrowing of Extended Loans under this Agreement shall be granted by the Lenders of the relevant Extension Series thereof pro rata on the basis of their then-applicable Extended Commitments for the applicable Extension Series. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8 Interest.

(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the ABR, in each case, in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the relevant LIBOR Rate, in each case, in effect from time to time.

(c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (A) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (B) in the case of any overdue interest, to the extent permitted by applicable Requirements of Law, the rate described in Section 2.8(a) plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan, (A) on any prepayment (on the amount prepaid), (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three or six or (if

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available to all the Lenders making such LIBOR Loans as determined by such Lenders in good faith based on prevailing market conditions) a 12-month period or any period shorter than one-month requested by the Borrower; provided that, notwithstanding the foregoing, the initial Interest Period beginning on the Closing Date may be for a period less than one month if agreed upon by the Borrower, the Administrative Agent and each of the Lenders.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the Maturity Date.

2.10 Increased Costs, Illegality, Etc.

(a) In the event that (x) in the case of clause (i) below, the Majority Lenders or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the LIBOR Rate for any Interest Period that (A) deposits in the principal amounts of the Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (B) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii) that, due to a Change in Law occurring at any time or after the Closing Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Credit Document or any LIBOR Loan made by it (other than (i) Taxes indemnifiable under Section 5.4, or (ii) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans or participating in Letters of Credit (in each case hereunder) increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or

(iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);

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then, and in any such event, such Lenders (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly (but no later than fifteen days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.

(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (i) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the Closing Date, any Change in Law relating to capital adequacy of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly (but in any event no later than fifteen days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

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2.11 Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans is not made on the date specified in a Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan on the date specified in a Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan on the date specified in a Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent (within fifteen days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.14 Borrowing Base.

(a) Initial Borrowing Base. For the period from and including the Closing Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $2,250,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.14(e), (f) and (g).

(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.14 (a “Scheduled Redetermination”), and, subject to Section 2.14(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders on April 1st and October 1st of each year, commencing October 1, 2012. In addition, the Borrower may at any time (including prior to the first Scheduled Redetermination date of October 1, 2012), by notifying the Administrative Agent thereof not more than twice during any period of 12 consecutive calendar months, and the Administrative Agent, following the first Scheduled Redetermination date of October 1, 2012, may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time during any period of 12 consecutive

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calendar months, in each case elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.14; provided that the Required Lenders may direct the Administrative Agent to initiate an Interim Redetermination prior to the first Scheduled Redetermination of October 1, 2012 in the event that the Hedging Condition is not satisfied (in which case, such Interim Redetermination shall not count against the first such Interim Redetermination otherwise permitted to be initiated pursuant to this Section 2.14(b) by the Administrative Agent). In addition to, and not including and/or limited by the annual Interim Redetermination allowed above, the Borrower may, by notifying the Administrative Agent thereof, at any time between Scheduled Redeterminations, request additional Interim Redeterminations of the Borrowing Base in the event it acquires Oil and Gas Properties with Proved Reserves which are to be Borrowing Base Properties having a PV-9 (calculated at the time of acquisition) in excess of 5% of the Borrowing Base in effect immediately prior to such acquisition.

(c) Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the Reserve Report Certificate, and (B) such other reports, data and supplemental information, including the information provided pursuant to Section 9.14(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such Reserve Report Certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall in good faith propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Borrowing Base Properties as described in the Engineering Reports and the existence of any Hedge Agreements or any other Indebtedness) as the Administrative Agent deems appropriate in good faith in accordance with its usual and customary oil and gas lending criteria as it exists at the particular time.

(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely manner, then on or before the March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.14(c)(i); and

(B) in the case of an Interim Redetermination, promptly, and in any event, within 15 days after the Administrative Agent has received the required Engineering Reports.

(iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by the Borrowing Base Required Lenders in each such Lender’s sole discretion and consistent with each such Lender’s normal and customary oil and gas lending criteria as it exists at the particular time as provided in this Section 2.14(c)(iii) and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by Lenders constituting at least the Required Lenders in each such Lender’s sole discretion and consistent with each such Lender’s normal and customary oil and gas lending criteria as it exists at the particular time as provided in this Section 2.14(c)(iii). Upon receipt of the Proposed

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Borrowing Base Notice, each Lender shall have 15 days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such 15-day period, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, the Borrowing Base Required Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.14(d). If, however, at the end of such 15-day period, the Borrowing Base Required Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall promptly thereafter poll the Lenders to ascertain the highest Borrowing Base then acceptable to the Borrowing Base Required Lenders (in the case of any increase to the Borrowing Base) or a number of Lenders sufficient to constitute the Required Lenders (in any other case) and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.14(d).

(d) Effectiveness of a Redetermined Borrowing Base. Subject to Section 2.14(h), after a redetermined Borrowing Base is approved or is deemed to have been approved by the Borrowing Base Required Lenders or the Required Lenders, as applicable, pursuant to Section 2.14(c)(iii), the Administrative Agent shall promptly thereafter notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely and complete manner, on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and

(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.

Subject to Section 2.14(h), such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.14(e), (f), (g) or (h), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e) Reduction of Borrowing Base Upon Incurrence of Permitted Additional Debt. Upon the issuance or incurrence of any Permitted Additional Debt in accordance with Section 10.1(o) (other than Permitted Additional Debt constituting Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, but only to the extent that the aggregate principal amount of Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness does not result in an increase in the principal amount thereof above the principal amount originally incurred or issued up to the original principal amount of the Refinanced Debt), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Additional Debt (without regard to any original issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders on such date until the next redetermination or modification thereof hereunder.

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(f) Reduction of Borrowing Base Upon Termination of Hedge Positions. If the Borrower or any Restricted Subsidiary ~~shall terminate or create any off-setting positions in respect of~~terminates any commodity hedge ~~positions~~position (whether evidenced by a floor, put or Hedge Agreement) ~~upon which (i) the Lenders relied in determining the Borrowing Base and (ii) the Hedge PV (as calculated at the time of any such termination or creation of off-setting positions) of such terminated and/or offsetting positions (after taking into account any other Hedge Agreement, executed contemporaneously with the taking of such actions) exceeds 5% of the effective Borrowing Base, then the Required Lenders shall have the right to adjust the Borrowing Base in an amount equal to the Borrowing Base value, if any, attributable to such terminated or off-setting hedge positions in the calculation of the then-effective Borrowing Base and (if the Required Lenders in fact make any such adjustment~~or any counterparty terminates any such hedge positions, in each case, other than upon final settlement at expiration thereof, or if the Borrower or any Restricted Subsidiary creates any off-setting positions in respect of any such commodity hedge positions, then (i) the Borrowing Base shall automatically be reduced by an amount equal to the cash proceeds, if any, payable to the Borrower or the applicable Restricted Subsidiary in respect of such termination or off-setting hedge position, such reduction to become effective automatically upon the receipt of such cash proceeds from the applicable counterparty by (x) the Administrative Agent ~~shall promptly notify the Borrower in writing of the Borrowing Base value, if any, attributable to such hedge positions in the calculation of the then-effective Borrowing Base and upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount. For the avoidance of doubt, the parties acknowledge that the Borrowing Base value of a Hedge Agreement may be more or less than the mark-to-market or termination value of such Hedge Agreement~~pursuant to Section 13.8 of this Agreement or (y) the Borrower or such Restricted Subsidiary, whichever occurs first; and (ii) the cash proceeds, if any, received by the Administrative Agent, the Borrower or the applicable Restricted Subsidiary in respect of such termination or off-setting hedge position shall be used to prepay the Loans pursuant to Section 5.2(b)(iii). The Borrowing Base, as so reduced, shall be effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders until the next redetermination or modification thereof hereunder. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any voluntary terminations of commodity hedge positions unless such hedge positions are in-the-money (to the Borrower or any Restricted Subsidiary) or agree to receive up-front value in respect of the entry into offsetting hedge positions related to any such commodity hedge positions unless the proceeds payable to the Borrower or the applicable Restricted Subsidiary in respect of such termination or offsetting hedge is paid in full in cash to the Administrative Agent for application to prepay the Loans pursuant to Section 5.2(b)(iii).

(g) Reduction of Borrowing Base Upon Asset Dispositions. If (i) the Borrower or one of the other Credit Parties Disposes of Oil and Gas Properties or Disposes of any Stock or Stock Equivalents in any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties~~, (ii) such Disposition involves Borrowing Base Properties included in the most recently delivered Reserve Report and (iii~~ pursuant to Section 10.4(b) and (ii) the aggregate PV-9 (calculated at the time of such Disposition) of all such ~~Borrowing Base~~Oil and Gas Properties or Dispositions of any Stock or Stock Equivalents in any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties Disposed of since the ~~later of (A) the~~ last Scheduled Redetermination Date ~~and (B) the last adjustment of the Borrowing Base made pursuant to this Section 2.14(g) exceeds 5% of the then-effective Borrowing Base, then, after the Administrative Agent has received the notice required to be delivered by the Borrower pursuant to Section 10.4(b), no later than two Business Days’ after the date of consummation of any such Disposition, the Required Lenders shall have the right to adjust the Borrowing Base in an amount equal to the Borrowing Base value, if any, attributable to such Disposed of Borrowing Base Properties in the calculation of the then-effective Borrowing Base and, if the Required Lenders in fact make any such adjustment, the Administrative Agent shall promptly notify the Borrower in writing of the Borrowing Base value, if any,~~

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~~attributable to such Disposed of Borrowing Base Properties in the calculation of the then-effective Borrowing Base and upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount.~~exceeds $1,000,000, then the Borrowing Base shall be reduced by an amount equal to the Net Cash Proceeds (which shall be payable to the Borrower or the applicable Credit Party in cash) attributable to such Disposition and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such Disposition, effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders on such date until the next redetermination or modification thereof hereunder; provided, however, that (A) with respect to the Arkoma Sale, no mandatory prepayment (and no reduction of the Borrowing Base) will be required and (B) with respect to the Non-Core Mid -Con Sale and the Permian Sale, the amount of the mandatory prepayment and reduction of the Borrowing Base shall equal the greater of (x) the PV-9 of such assets and (y) 75% of the Net Cash Proceeds of such sale (all of which Net Cash Proceeds shall, in any event, be required to be paid in full in cash upon consummation of such Disposition).

(h) Borrower’s Right to Elect Reduced Borrowing Base. Within three Business Days of its receipt of a New Borrowing Base Notice, the Borrower may provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of the New Borrowing Base Notice until the next succeeding Scheduled Redetermination Date, the Borrowing Base will be a lesser amount than the amount set forth in such New Borrowing Base Notice, whereupon such specified lesser amount will become the new Borrowing Base. The Borrower’s notice under this Section 2.14(h) shall be irrevocable, but without prejudice to its rights to initiate Interim Redeterminations.

(i) Administrative Agent Data. The Administrative Agent hereby agrees to provide, promptly, and in any event within 3 Business Days, following its receipt of a request by the Borrower, an updated Bank Price Deck. In addition, the Administrative Agent and the Lenders agree, upon request, to meet with the Borrower to discuss their evaluation of the reservoir engineering of the Oil and Gas Properties included in the Reserve Report and their respective methodologies for valuing such properties and the other factors considered in calculating the Borrowing Base.

2.15 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.1(a);

(b) The Commitment and Total Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Required Lenders or Borrowing Base Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 13.1 (other than Section 13.1(x)) or requiring the consent of each affected Lender pursuant to Section 13.1(i) or (ix), shall require the consent of such Defaulting Lender (which for the avoidance of doubt would include any change to the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender, any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in such Defaulting Lender’s Commitment) and (ii) any redetermination, whether an increase, decrease or affirmation, of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment (i.e., the Commitment Percentage of the Borrowing Base) of a Defaulting Lender may not be increased without the consent of such Defaulting Lender;

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(c) If any Swingline Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then (i) all or any part of such Swingline Exposure and Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitment Percentages; provided that (A) each Non-Defaulting Lender’s Total Exposure may not in any event exceed the Commitment Percentage of the Loan Limit of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuers or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (ii) to the extent that all or any portion (the “unreallocated portion”) of the Defaulting Lender’s Swingline Exposure or Letter of Credit Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.15(c)(i) or otherwise, the Borrower shall within two Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, Cash Collateralize for the benefit of the applicable Letter of Credit Issuer’ only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 3.8 for so long as such Letter of Credit Exposure is outstanding, (iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to Section 2.15(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized, (iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to Section 2.15(c), then the Letter of Credit Fees payable for the account of the Lenders pursuant to Section 4.1(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Commitment Percentages and the Borrower shall not be required to pay any Swingline or Letter of Credit Fees to the Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or (v) if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.15(c), then, without prejudice to any rights or remedies of the Letter of Credit Issuer or any Lender hereunder, all Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the Letter of Credit Issuer until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;

(d) So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Letter of Credit Issuer will be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the Stated Amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless the Letter of Credit Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with clause (c) above or otherwise in a manner reasonably satisfactory to the Letter of Credit Issuer, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.15(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) If the Borrower, the Administrative Agent, the Swingline Lender and each Letter of Credit Issuer agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Letter of Credit Exposure of such Lender reallocated pursuant to Section 2.15(c) shall be reallocated back to such Lender; provided that, except to the extent

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otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(f) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Letter of Credit Issuer and the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuers or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Letter of Credit Issuer or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Unpaid Drawings, such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.15(f). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 3.8 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

2.16 Increase of Total Commitment.

(a) Subject to the conditions set forth in Section 2.16(b), the Borrower may increase the Total Commitment then in effect (any such increase an “Incremental Increase”) by increasing the Commitment of a Lender (an “Increasing Lender”) or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”).

(b) Any increase in the Total Commitment shall be subject to the following additional conditions:

(i) such increase shall not be less than $10,000,000 (and increments of $1,000,000 above that minimum) unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Total Commitment would exceed $4,250,000,000;

(ii) no Event of Default shall have occurred and be continuing after giving effect to such increase;

(iii) no Lender’s Commitment may be increased without the consent of such Lender;

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(iv) the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer must consent to the increase in Commitments of an Increasing Lender and the addition of any Additional Lender, in each case, such consent not to be unreasonably withheld or delayed;

(v) the maturity date of such increase shall be the same as the Maturity Date; and

(vi) the increase shall be on the exact same terms and pursuant to the exact same documentation applicable to this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such Incremental Increase) (provided that the Applicable Margin of the Facility may be increased to be consistent with that for such Incremental Increases).

(c) Any increase in the Total Commitment shall be implemented using customary documentation (any such documentation, an “Incremental Agreement”).

2.17 Extension Offers.

(a) The Borrower may at any time and from time to time request that all or a portion of the Commitments of any Class, existing at the time of such request (each, an “Existing Commitment” and any related revolving credit loans under any such facility, “Existing Loans”; each Existing Commitment and related Existing Loans together being referred to as an “Existing Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Loans related to such Existing Commitments (any such Existing Commitments which have been so Extended, “Extended Commitments” and any related revolving credit loans, “Extended Loans”) and to provide for other terms consistent with this Section 2.17. Prior to entering into any Extension Amendment with respect to any Extended Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Commitments and which such request shall be offered equally to all Lenders) (an “Extension Request”) setting forth the proposed terms of the Extended Commitments to be established thereunder, which terms shall be substantially similar to those applicable to the Existing Commitments from which they are to be Extended (the “Specified Existing Commitment Class”) except that (w) all or any of the final maturity dates of such Extended Commitments may be delayed to later dates than the final maturity dates of the Existing Commitments of the Specified Existing Commitment Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Commitments may be different from those for the Existing Commitments of the Specified Existing Commitment Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A), (y)(1) the undrawn revolving credit commitment fee rate with respect to the Extended Commitments may be different from such rate for Existing Commitments of the Specified Existing Commitment Class and (2) the Extension Amendment may provide for other covenants and terms that apply to any period after the Latest Maturity Date; provided that, notwithstanding anything to the contrary in this Section 2.17 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments (which shall be governed by clause (3) below)) of the Extended Loans under any Extended Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Loans of the Specified Existing Commitment Class (the mechanics for which may be implemented through the applicable Extension Amendment and may include technical changes related to the borrowing and replacement procedures of the Specified Existing Commitment Class), (2) assignments and participations of Extended Commitments and Extended Loans shall be governed by the assignment and participation provisions set forth in Section 13.6 and (3) subject to the applicable limitations set forth in Section 4.2, permanent repayments of Extended Loans (and corresponding permanent reduction in the related Extended

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Commitments) shall be permitted as may be agreed between the Borrower and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Loans or Commitments of any Existing Class converted into Extended Loans or Extended Commitments pursuant to any Extension Request. Any Extended Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Commitments of the Specified Existing Commitment Class and from any other Existing Commitments (together with any other Extended Commitments so established on such date).

(b) The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the Existing Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.15. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Commitments (or any earlier Extended Commitments) of an Existing Class subject to such Extension Request converted into Extended Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Commitments (and/or any earlier Extended Commitments) which it has elected to convert into Extended Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Commitments (and any earlier Extended Commitments) subject to Extension Elections exceeds the amount of Extended Commitments requested pursuant to the Extension Request, Commitments and (and any earlier Extended Commitments) subject to Extension Elections shall be converted to Extended Commitments on a pro rata basis based on the amount of Commitments (and any earlier Extended Commitments) included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Amendment. Notwithstanding the conversion of any Existing Commitment into an Extended Commitment, such Extended Commitment shall be treated identically to all Existing Commitments of the Specified Existing Commitment Class for purposes of the obligations of a Lender in respect of Swingline Loans under Section 2.1(c) and Letters of Credit under Section 3, except that the applicable Extension Amendment may provide that the Swingline Maturity Date and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Amendment) so long as the applicable Swingline Lender and/or the applicable Letter of Credit Issuer, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) Extended Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Commitments established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. It is understood and agreed that each Lender hereunder has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Credit Documents authorized by this Section 2.17 and the arrangements described above in connection therewith. No Extension Amendment shall provide for any tranche of Extended Commitments in an aggregate principal amount that is less than $200,000,000. Notwithstanding anything to the contrary in this Section 2.17(c) and without limiting the generality or applicability of Section 13.1 to any Section 2.17 Additional Amendments (as defined below), any Extension Amendment may provide for additional terms an/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.17 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.17 Additional Amendments are within the requirements of Section 2.17(a) and do not become effective prior to the time that such Section 2.17 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Loans provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.17 Additional Amendments to become effective in accordance with Section 13.1.

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(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Class of Existing Commitments is converted to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), in the case of the Existing Commitments of each Extending Lender under any Specified Existing Commitment Class, the aggregate principal amount of such Existing Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitments so converted by such Lender on such date, and such Extended Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Commitment Class and from any other Existing Commitments (together with any other Extended Commitments so established on such date) and (B) if, on any Extension Date, any Existing Loans of any Extending Lender are outstanding under the Specified Existing Commitment Class, such Existing Loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Commitments to Extended Commitments.

(e) No exchange of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.17 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

SECTION 3.	Letters of Credit

3.1 Letters of Credit.

(a) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the L/C Maturity Date, the Letter of Credit Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 3, to issue upon the request of the Borrower and for the direct or indirect benefit of the Borrower and the Restricted Subsidiaries, a letter of credit or letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form and with such Issuer Documents as may be approved by the Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant of, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Restricted Subsidiary.

(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of all Lenders’ Total Exposures at such time to exceed the Loan Limit then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance or such longer period of time as may be agreed by the applicable Issuing Lender, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer or as provided under Section 3.2(b); provided that any Letter of Credit may provide for automatic renewal thereof for additional periods of up to 12 months or such longer period of time as may be agreed by the applicable Letter of Credit Issuer, subject to the provisions of Section 3.2(b); provided, further, that in no event shall such expiration date occur later than the L/C Maturity Date unless arrangements which are reasonably satisfactory to the Letter of Credit Issuer to Cash Collateralize (or backstop) such Letter of Credit have been made, (iv) each Letter of Credit shall be denominated in Dollars, (v) no Letter of Credit shall be issued if it would be illegal under any applicable Requirement of Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor and (vi) no Letter of Credit shall be issued by a Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Majority Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have

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received a written notice (A) of rescission of such notice from the party or parties originally delivering such notice, (B) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (C) that such Default or Event of Default is no longer continuing.

(c) Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.

3.2 Letter of Credit Requests.

(a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least two (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days prior to the proposed date of issuance. Each notice shall be executed by the Borrower and shall be in the form of Exhibit C or such other form (including by electronic or fax transmission) as reasonably agreed between the Borrower, the Administrative Agent and the Letter of Credit Issuer (each a “Letter of Credit Request”). No Letter of Credit Issuer shall issue any Letters of Credit unless such Letter of Credit Issuer shall have received notice from the Administrative Agent that the conditions to such issuance have been met, which notice shall be deemed given (i) if the Letter of Credit Issuer has not received notice from the Administrative Agent that the conditions to such issuance have been met within two Business Days after the date of the applicable Letter of Credit Request or (ii) if the aggregate amount of Letters of Credit Outstanding issued by such Letter of Credit Issuer then outstanding does not exceed the amount theretofore agreed to by the Borrower, the Administrative Agent and such Letter of Credit Issuer, and the Administrative Agent has not otherwise notified such Letter of Credit Issuer that it may no longer rely on this clause (i).

(b) If the Borrower so requests in any applicable Letter of Credit Request, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (i) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (A) from the Administrative Agent that the Majority Lenders have elected not to permit such extension or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.

(c) Each Letter of Credit Issuer (other than the Administrative Agent or any of its Affiliates) shall, at least once each week, provide the Administrative Agent with a list of all Letters of Credit issued by

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it that are outstanding at such time; provided that, upon written request from the Administrative Agent, such Letter of Credit Issuer shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Letter of Credit Issuer; provided further that the notification requirements of this Section 3.2(c) shall not apply with respect to any Existing Letter of Credit.

(d) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

3.3 Letter of Credit Participations.

(a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit (and on the Closing Date, with respect to the Existing Letters of Credit), the Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender (each such Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Commitment Percentage, in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.

(b) In determining whether to pay under any Letter of Credit, the relevant Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that (i) any documents required to be delivered under such Letter of Credit have been delivered, (ii) the Letter of Credit Issuer has examined the documents with reasonable care and (iii) the documents appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

(c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. Each L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s Commitment Percentage of the amount of such payment no later than 1:00 p.m. (New York City time) on the first Business Day after the date notified by the Letter of Credit Issuer in immediately available funds. If and to the extent such L/C Participant shall not have so made its Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by the Letter of

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Credit Issuer in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Commitment Percentage of any such payment.

(d) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate.

(e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of a Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of the Letter of Credit Issuer.

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3.4 Agreement to Repay Letter of Credit Drawings.

(a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer by making payment in Dollars to the Administrative Agent for the account of the Letter of Credit Issuer in immediately available funds, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”) (i) within one Business Day of the date of such payment or disbursement if the Letter of Credit Issuer provides notice to the Borrower of such payment or disbursement prior to 11:00 a.m. (New York City time) on such next succeeding Business Day (from the date of such payment or disbursement or (ii) if such notice is received after such time, on the next Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable, on such Business Day (the “Reimbursement Date”)), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, from and including the date of such payment or disbursement to but excluding the Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.8(a); provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (i) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to 11:00 a.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders make Loans (which shall be ABR Loans) on the Reimbursement Date in an amount equal to the amount at such drawing, and (ii) the Administrative Agent shall promptly notify each Letter of Credit Participant of such drawing and the amount of its Loan to be made in respect thereof, and each Letter of Credit Participant shall be irrevocably obligated to make a Loan to the Borrower in the manner deemed to have been requested in the amount of its Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York City time) on such Reimbursement Date by making the amount of such Loan available to the Administrative Agent. Such Loans made in respect of such Unpaid Drawing on such Reimbursement Date shall be made without regard to the Minimum Borrowing Amount and without regard to the satisfaction of the conditions set forth in Section 7. The Administrative Agent shall use the proceeds of such Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the Letter of Credit Issuer shall hold the proceeds received from the Lenders as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Loans that have not paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Loans when due in accordance with the terms of this Agreement.

(b) The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of the Letter of Credit Issuer.

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3.5 Increased Costs. If, after the Closing Date, the adoption of any Change in Law shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions, costs or expenses affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than (i) Taxes indemnifiable under Section 5.4, or (ii) Excluded Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly (and in any event no later than 15 days) after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or an L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Requirement of Law as in effect on the Closing Date. A certificate submitted to the Borrower by the relevant Letter of Credit Issuer or an L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6 New or Successor Letter of Credit Issuer.

(a) The Letter of Credit Issuer may resign as a Letter of Credit Issuer upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may replace the Letter of Credit Issuer for any reason upon written notice to the Letter of Credit Issuer and the Administrative Agent and may add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and such new Letter of Credit Issuer, another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of a Letter of Credit Issuer hereunder, and the term “Letter of Credit Issuer” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as a Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Letter of Credit Issuer” hereunder. After the resignation or replacement of a Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to

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have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall have a Stated Amount equal to the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to a Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

(b) To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.7 Role of Letter of Credit Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders, (b) any action taken or omitted in the absence of gross negligence or willful misconduct or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(e); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

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3.8 Cash Collateral.

(a) Upon the request of the Majority Lenders if, as of the L/C Maturity Date, there are any Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize the then Letters of Credit Outstanding.

(b) If any Event of Default shall occur and be continuing, the Majority Lenders may require that the L/C Obligations be Cash Collateralized; provided that, upon the occurrence of an Event of Default referred to in Section 11.5 with respect to the Borrower, the Borrower shall immediately Cash Collateralize the Letters of Credit then outstanding and no notice or request by or consent from the Majority Lenders shall be required.

(c) For purposes of this Agreement, “Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the amount of the Letters of Credit Outstanding required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the L/C Participants, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such cash Collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Borrower, but under the “control” (as defined in Section 9-104 of the UCC) of the Administrative Agent.

3.9 Existing Letters of Credit. Subject to the terms and conditions hereof, each Existing Letter of Credit that is outstanding on the Closing Date, listed on Schedule 1.1(e) shall, effective as of the Closing Date and without any further action by the Borrower, be continued as a Letter of Credit hereunder and from and after the Closing Date shall be deemed a Letter of Credit for all purposes hereof and shall be subject to and governed by the terms and conditions hereof.

3.10 Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower when a Letter of Credit is issued, (a) the rules of the ISP shall apply to each standby Letter of Credit and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

3.11 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.12 Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

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SECTION 4.	Fees; Commitments

4.1 Fees.

(a) The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender (in each case pro rata according to the respective Commitment Percentages of the Lenders), a commitment fee (the “Commitment Fee”) for each day from the Closing Date until but excluding the Termination Date. Each Commitment Fee shall be payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (ii) on the Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (i) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitment (assuming for this purpose that there is no reference to “Swingline Exposure” in the definition of Total Exposure) in effect on such day.

(b) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit until the termination or expiration date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for LIBOR Loans on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).

(c) The Borrower agrees to pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination or expiration date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum (or such other amount a may be agreed in a separate writing between the Borrower and any Letter of Credit Issuer) on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the Letter of Credit Issuer). Such Fronting Fees shall be due and payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).

(d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

(e) The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in writing from time to time between the Administrative Agent and the Borrower.

4.2 Voluntary Reduction of Commitments.

(a) Upon at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Commitments of any Class, as determined by the Borrower, in whole or in part; provided that (a) with respect to the Commitments, any such termination or reduction shall apply proportionately and permanently to reduce the

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Commitments of each of the Lenders of such Class, except that, notwithstanding the foregoing, (1) the Borrower may allocate any termination or reduction of Commitments among classes of Commitments either (A) ratably among Classes or (B) first to the Commitments with respect to any Existing Commitments and second to any Extended Commitments and (2) in connection with the establishment on any date of any Extended Commitments pursuant to Section 2.17, the Existing Commitments of any one or more Lenders providing any such Extended Commitments on such date shall be reduced in an amount equal to the amount of Specified Existing Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Loans made on such date, the Total Exposure of any such Lender does not exceed the Commitment thereof (such Total Exposure and Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.17 of Existing Commitments and Existing Loans into Extended Commitments and Extended Loans respectively, and prior to any reduction being made to the Commitment of any other Lender), (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $1,000,000 and (c) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Total Exposures shall not exceed the Loan Limit.

(b) The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than two (2) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.15(f) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Letter of Credit Issuer, the Swingline Lender or any Lender may have against such Defaulting Lender.

4.3 Mandatory Termination of Commitments.

(a) The Total Commitment shall terminate at 5:00 p.m. (New York City time) on the Termination Date.

(b) The Swingline Commitment shall terminate at 5:00 p.m. (New York City time) on the earlier of (x) the Swingline Maturity Date and (y) the Termination Date.

SECTION 5.	Payments

5.1 Voluntary Prepayments. The Borrower shall have the right to prepay Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

(a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) being prepaid, which notice shall be given by the Borrower no later than 1:00 p.m. (New York City time) (i) in the case of LIBOR Loans, three Business Days prior to and (ii) in the case of ABR Loans on the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders;

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(b) each partial prepayment of (i) LIBOR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof, and (ii) any ABR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such LIBOR Loans; and

(c) any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11.

Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Loans of a Defaulting Lender.

Notwithstanding the foregoing (and as provided in clause (1) of the proviso to Section 2.17(a)), the Borrower may not prepay Extended Loans of any Extension Series unless such prepayment is accompanied by a pro rata repayment of Existing Loans of the Specified Existing Commitment Class of the Existing Class from which such Extended Loans and Extended Commitments were converted (or such Loans and Commitments of the Existing Class have otherwise been repaid and terminated in full).

5.2 Mandatory Prepayments.

(a) Repayment following Optional Reduction of Commitments. If, after giving effect to any termination or reduction of the Commitments pursuant to Section 4.2(a), the aggregate Total Exposures of all Lenders exceeds the Loan Limit (as reduced), then the Borrower shall on the same Business Day (i) prepay the Swingline Loans and, after all Swingline Loans have been paid in full, the remaining Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess and (ii) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, pay to the Administrative Agent on behalf of the Letter of Credit Issuer and the L/C Participants an amount in cash equal to such excess to be held as cash collateral as provided in Section 3.8.

(b) Repayment of Loans Following Redetermination or Adjustment of Borrowing Base.

(i) Upon any redetermination of the Borrowing Base in accordance with Section 2.14(b), if the aggregate Total Exposures of all Lenders exceeds the redetermined Borrowing Base, then the Borrower shall, within 10 Business Days after its receipt of a New Borrowing Base Notice indicating such Borrowing Base Deficiency, inform the Administrative Agent of the Borrower’s election to: (A) within 30 days following such election prepay the Loans in an aggregate principal amount equal to such excess, (B) prepay the Loans in six equal monthly installments, commencing on the 30th day following its receipt of such New Borrowing Base Notice with each payment being equal to 1/6th of the aggregate principal amount of such excess, (C) within 30 days following such election, provide additional Collateral in the form of additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report or other Collateral reasonably acceptable to the Administrative Agent having a Borrowing Base value (as proposed by the Administrative Agent and approved by the Required Lenders) sufficient, after giving effect to any other actions taken pursuant to this Section 5.2(b)(i) to eliminate any such excess or (D) undertake a combination of clauses (A), (B) and (C); provided that if, because of Letter of Credit Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall Cash Collateralize such remaining Borrowing Base Deficiency as provided in Section 3.8; provided further, that all payments required to be made pursuant to this Section 5.2(b)(i) must be made on or prior to the Termination Date.

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(ii) Upon any adjustment to the Borrowing Base pursuant to Section 2.14(e~~), (f) or (g~~), if the aggregate Total Exposures of all Lenders exceeds the Borrowing Base, as adjusted, then the Borrower shall (A) prepay the Loans in an aggregate principal amount equal to such excess and (B) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, Cash Collateralize such excess as provided in Section 3.8. The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral no later than two Business Days following the date it receives written notice from the Administrative Agent of the adjustment of the Borrowing Base and the resulting Borrowing Base Deficiency; provided that all payments required to be made pursuant to this clause must be made on or prior to the Termination Date.

(iii) Upon any adjustment to the Borrowing Base pursuant to Section 2.14(f) or (g), the Borrower shall prepay the Loans in an amount equal to the cash proceeds attributable to the applicable hedge position termination or the Net Cash Proceeds attributable to the applicable Disposition; provided, however, that with respect to the Non-Core Mid-Con Sale and the Permian Sale, the amount of the mandatory prepayment and reduction of the Borrowing Base shall equal the greater of (x) the PV-9 of such assets and (y) 75% of the Net Cash Proceeds of such sale (all of which proceeds shall, in any event, be required to be paid in cash in full upon consummation of such Disposition). The Borrower shall be obligated to make such prepayment no later than one Business Day following the date of such hedge position termination or Disposition; provided that all payments required to be made pursuant to this clause must be made on or prior to the Termination Date.

(c) Application to Loans. With respect to each prepayment of Loans elected under Section 5.1 or required by Section 5.2, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) being repaid and (ii) the Loans to be prepaid; provided that (A) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans and (B) notwithstanding the provisions of the preceding clause (A), no prepayment of Loans shall be applied to the Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(d) LIBOR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any LIBOR Loan, other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit, on behalf of the Borrower, with the Administrative Agent an amount equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type. Such deposit shall constitute cash collateral for the LIBOR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

(e) Application of Proceeds. The application of proceeds pursuant to this Section 5.2 shall not reduce the aggregate amount of Commitments under the Facility and amounts prepaid may be reborrowed subject to the Available Commitment.

5.3 Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto or the Letter of Credit Issuer or the Swingline

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Lender entitled thereto, as the case may be, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower; it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day in the sole discretion of the Administrative Agent) like funds relating to the payment of principal or interest or fees ratably to the Lenders or the Letter of Credit Issuer, as applicable, entitled thereto.

(b) For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4 Net Payments.

(a) Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the Borrower or such Guarantor or the Administrative Agent shall make such deductions or withholdings as are reasonably determined by the Borrower, such Guarantor or the Administrative Agent to be required by any applicable Requirement of Law, (ii) the Borrower, such Guarantor or the Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the Administrative Agent, the Collateral Agent, any Letter of Credit Issuer or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Letter of Credit Issuer or Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to such Letter of Credit Issuer or Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof. After any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(b) The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).

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(c) The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(e) Without limiting the generality of the foregoing, each Non-U.S. Lender with respect to any Loan made to the Borrower shall, to the extent it is legally entitled to do so:

(i) deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, two copies of (A) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit N hereto) representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and the interest payments in question are not effectively connected with the United States trade or business conducted by such Lender), (B) Internal Revenue Service Form W-8BEN or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, as required) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and from time to time thereafter if reasonably requested by the Borrower and the Administrative Agent;

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unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender promptly so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(f) If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion, that it had received and retained a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Credit Document, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower or any Guarantor, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Guarantor, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. In such event, such Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender, the Administrative Agent or the Collateral Agent may delete any information therein that it deems confidential). A Lender, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent nor the Collateral Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party in connection with this clause (f) or any other provision of this Section 5.4.

(g) If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g). Nothing in this Section 5.4(g) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(h) Each Lender and Agent that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the

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Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(i) If a payment made to any Lender or any Agent under this Agreement or any other Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j) For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Letter of Credit Issuer and any Swingline Lender

(k) The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5 Computations of Interest and Fees.

(a) Except as provided in the next succeeding sentence, Interest on LIBOR Loans and ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Administrative Agent’s prime rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b) Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6 Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

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(d) Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 6.	Conditions Precedent to Initial Borrowing.

The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 13.1.

6.1 Credit Documents. The Administrative Agent shall have received:

(a) this Agreement, executed and delivered by a duly Authorized Officer of each of the Borrower, each Agent, each Lender (including the Swingline Lender) and each Letter of Credit Issuer;

(b) the Guarantee, executed and delivered by a duly Authorized Officer of each Person that is a Guarantor as of the Closing Date;

(c) the Security Agreement, executed and delivered by a duly Authorized Officer of the Borrower, the Collateral Agent and each Person that is a Guarantor as of the Closing Date; and

(d) the Pledge Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower, the Collateral Agent and each other pledgor party thereto as of the Closing Date.

6.2 Collateral. Except for any items referred to on Schedule 9.13(b):

(a) All documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted under Section 10.2.

(b) All Stock of the Borrower and all Stock of each Restricted Subsidiary of the Borrower directly or indirectly owned by the Borrower or any Subsidiary Guarantor, in each case as of the Closing Date, shall have been pledged pursuant to the Pledge Agreement (except that such Credit Parties shall not be required to pledge any Excluded Stock) and the Collateral Agent shall have received all certificates, if any, representing such securities pledged under the Pledge Agreement, accompanied by instruments of transfer and/or undated powers endorsed in blank.

(c) (i) Except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to the Borrower or any Subsidiary Guarantor shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank.

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(ii) All Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Credit Party shall be evidenced by the Intercompany Note, which shall be executed and delivered by the Borrower and each of the Restricted Subsidiaries and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Agent shall have received such Intercompany Note, together with undated instruments of transfer with respect thereto endorsed in blank.

(d) The Guarantee shall be in full force and effect.

6.3 Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (a) Simpson Thacher & Bartlett LLP, counsel to the Borrower, substantially in the form of Exhibit H, and (b) local counsel to the Borrower in the jurisdictions listed on Schedule 6.3 in form and substance reasonably satisfactory to the Administrative Agent. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

6.4 Contemporaneous Debt Repayment. Substantially simultaneously with the initial Borrowing under the Facility, the Debt Repayment shall have been consummated.

6.5 Equity Contribution. Equity Investments in an amount not less than the Minimum Equity Amount shall have been made.

6.6 Closing Certificates. The Administrative Agent shall have received a certificate of the Credit Parties, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each Credit Party, and attaching the documents referred to in Section 6.7 and such other closing certificates as it may reasonably request.

6.7 Authorization of Proceedings of Each Credit Party; Organizational Documents. The Administrative Agent shall have received (a) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors or managers of each Credit Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder and (b) true and complete copies of each of the organizational documents of each Person that is a Credit Party as of the Closing Date.

6.8 Fees. All fees required to be paid on the Closing Date pursuant to any fee letter previously agreed in writing between the Agents, the Lead Arranger, the Joint Bookrunners and Holdings or the Borrower and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to any commitment letter in respect of the Commitments as agreed in writing between the Agents, the Lead Arranger, the Joint Bookrunners and Holdings or the Borrower, to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial Borrowings hereunder, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Closing Date Loans).

6.9 Representations. On the Closing Date, the Company Representations and Specified Representations shall be true and correct in all material respects.

6.10 Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from the Chief Financial Officer, the Treasurer, the Vice President-Finance or any other senior financial officer of the Borrower substantially in the form of Exhibit M.

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6.11 Acquisition. The Acquisition shall, substantially concurrently with the initial borrowing under this Agreement, be consummated in all material respects in accordance with the terms of the Stock Purchase Agreement, without giving effect to any modifications, amendments or express waivers thereto that are materially adverse to the Lenders without the consent of the Lead Arrangers (not to be unreasonably withheld or delayed) (it being understood and agreed that any reduction in the purchase price shall not be deemed to be materially adverse to the Lenders but shall be allocated ratably in proportion to the actual percentages that the amount of the Equity Investment, the Senior Interim Loan and the Closing Date Loans bear to the pro forma total capitalization of the Borrower and its Subsidiaries after giving effect to the Transactions).

6.12 Patriot Act. The Administrative Agent and the Joint Bookrunners shall have received all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Joint Bookrunners at least seven calendar days prior to the Closing Date and as is mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

6.13 Historical Financial Statements. The Lead Arrangers shall have received true, correct and complete copies of the Historical Financial Statements and the Segmented Financial Statements.

6.14 Pro Forma Financial Statements. The Lead Arrangers shall have received a pro forma balance sheet as of September 30, 2011, and pro forma related statement of income for the last 12 months ended September 30, 2011, in each case, reflecting the removal of the properties and businesses pursuant to the Gulf Coast and Offshore Reorganization and Selling Stockholder Transaction and prepared after giving effect to the Transactions as if the Transactions had occurred as of such dates (in the case of such balance sheet) or at the beginning of such periods (in the case of such other income statement).

6.15 Material Adverse Change. Except (i) as set forth in the Disclosure Schedule to the Stock Purchase Agreement, (ii) for matters related to the assets, liabilities and operations of Samson’s Offshore Division and Gulf Coast Division and (iii) for matters related to the assets conveyed to Schusterman (as defined in the Stock Purchase Agreement) pursuant to the Selling Stockholder Transaction, since June 30, 2011, no Material Adverse Change has occurred. The preceding sentence is subject to the qualification that each item in a particular section of the Disclosure Schedules applies to the corresponding section of the Stock Purchase Agreement and to any other section of the Stock Purchase Agreement as to which its relevance is reasonably apparent on the face of such item.

SECTION 7.	Conditions Precedent to All Credit Events

The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings and Loans required to be made by the Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4), and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date (other than any Existing Letter of Credit), is subject to the satisfaction of the following conditions precedent:

7.1 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than the initial Credit Event to occur on the Closing Date) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

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7.2 Notice of Borrowing.

(a) Prior to the making of each Loan (other than any Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3(a).

(b) Prior to the issuance of each Letter of Credit (other than any Existing Letter of Credit), the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

SECTION 8.	Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes, on the Closing Date, the Specified Representations and on each other date as required or otherwise set forth in this Agreement, the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

8.1 Corporate Status. Each of the Borrower and each Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

8.2 Corporate Power and Authority; Enforceability. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

8.3 No Violation. None of the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party or the compliance with the terms and provisions thereof will (a) contravene any material applicable provision of any material Requirement of Law, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of

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trust, agreement or other instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

8.4 Litigation. Except as set forth on Schedule 8.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

8.5 Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

8.6 Governmental Approvals. The execution, delivery and performance of each Credit Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

8.7 Investment Company Act. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8 True and Complete Disclosure.

(a) None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Lead Arranger, any Joint Bookrunner and/or any Lender on or before the Closing Date (including all such information and data contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.

(b) The projections (including financial estimates, forecasts and other forward-looking information) contained in the information and data referred to in Section 8.8(a) were based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made; it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

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8.9 Financial Condition; Financial Statements.

(a) The Historical Financial Statements present fairly in all material respects the consolidated financial position of Samson and its consolidated Subsidiaries at the date of such information and for the period covered thereby and have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto, if any, subject, in the case of the unaudited financial information, to changes resulting from audit, normal year end audit adjustments and to the absence of footnotes. Since the Closing Date, there has been no Material Adverse Effect.

(b) As of the Closing Date, neither the Borrower nor any Restricted Subsidiary has any material Indebtedness (including Disqualified Stock), any material guarantee obligations, contingent liabilities, off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, are not reflected or provided for in the Historical Financial Statements, except as would not reasonably be expected to result in a Material Adverse Effect.

8.10 Tax Matters. Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and the Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all material taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP and (b) to the extent then due and payable, the Borrower and each of the Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of management of the Borrower or such Subsidiary) in accordance with GAAP for the payment of, all federal, state, provincial and foreign taxes applicable for the current fiscal year to the Closing Date.

8.11 Compliance with ERISA.

(a) Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower or any ERISA Affiliate; no Plan (other than a Multiemployer Plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); on and after the effectiveness of the Pension Act, each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 4010(d)(2) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreement in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans, the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

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(b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12 Subsidiaries. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date (after giving effect to the Transactions). Each Guarantor, Material Subsidiary and Unrestricted Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

8.13 Intellectual Property. The Borrower and each of the Restricted Subsidiaries have obtained all intellectual property, free from burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights would not reasonably be expected to have a Material Adverse Effect.

8.14 Environmental Laws.

(a) Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of the Subsidiaries and all Oil and Gas Properties are in compliance with all Environmental Laws; (ii) neither the Borrower nor any Subsidiary has received written notice of any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or disposal area containing Hazardous Materials has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, is located at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Subsidiaries.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Oil and Gas Properties or facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Subsidiary under Environmental Law.

8.15 Properties.

(a) Each Credit Party has good and defensible title to the Borrowing Base Properties evaluated in the most recently delivered Reserve Report (other than those (i) disposed of in compliance with Section 10.4 since the date of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent), and good title to all its material personal properties, in each case, free and clear of all Liens other than Liens permitted by Section 10.2. After giving full effect to the Liens permitted by Section 10.2, the Borrower or the Restricted Subsidiary specified as the owner owns the working interests and net revenue interests attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in

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excess of the working interest of each property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such property.

(b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.

(c) The rights and properties presently owned, leased or licensed by the Credit Parties including all easements and rights of way, include all rights and properties necessary to permit the Credit Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.

(d) All of the properties of the Borrower and the Restricted Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would reasonably be expected to have a Material Adverse Effect.

8.16 Solvency. On the Closing Date (after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Closing Date Loans and the use of proceeds of such Closing Date Loans on the Closing Date), the Borrower on a consolidated basis with its Restricted Subsidiaries will be Solvent.

8.17 Insurance. The properties of the Borrower and the Restricted Subsidiaries are insured in the manner contemplated by Section 9.3.

8.18 Gas Imbalances, Prepayments. On the Closing Date, except as set forth on Schedule 8.18, on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding 2.5 Bcfe of Hydrocarbon volumes (stated on a gas equivalent basis) in the aggregate, with respect to the Credit Parties’ Oil and Gas Properties that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

8.19 Marketing of Production. On the Closing Date, except as set forth on Schedule 8.19, no material agreements exist (which are not cancelable on 60 days’ notice or less without penalty or detriment) for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Borrower’s average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six months from the Closing Date.

8.20 Hedge Agreements. Schedule 8.20 sets forth, as of the Closing Date, a true and complete list of all material commodity Hedge Agreements of each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (as of the last Business Day of the most recent fiscal quarter preceding the Closing Date and for which a mark to market value is reasonably available), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

8.21 Patriot Act. On the Closing Date, each Credit Party is in compliance in all material respects with the material provisions of the Patriot Act, and the Borrower has provided to the

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Administrative Agent all information related to the Credit Parties (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent and mutually agreed to be required by the Patriot Act to be obtained by the Administrative Agent or any Lender.

8.22 Sanctions Laws and Regulations. None of the Credit Parties nor, to their knowledge, any of their respective directors or officers is a Designated Person.

SECTION 9.	Affirmative Covenants

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the Letter of Credit Issuer following the termination of the Total Commitment) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due and payable), are paid in full:

9.1 Information Covenants. The Borrower will furnish (or in the case of Section 9.1(l), use commercially reasonable efforts to prepare and furnish) to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year), the audited consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal years (or applicable preceding four-quarter periods, in the event of any change in the Borrower’s financial reporting convention that results in a different fiscal year end) (or, in lieu of such audited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand), all in reasonable detail and prepared in accordance with GAAP, and, except with respect to such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the occurrence of the Maturity Date within one year from the date such opinion is delivered or (y) any potential inability to satisfy the Financial Performance Covenant on a future date or in a future period), together in any event with a certificate of such accounting firm stating that in the course of either (i) its regular audit of the business of the Borrower and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards or (ii) performing certain other procedures permitted by professional standards, such accounting firm has obtained no knowledge of any Event of Default relating to the Financial Performance Covenant that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof. Notwithstanding the foregoing, the obligations in this Section 9.1(a) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information

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relating to such parent and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries and the Borrower and its consolidated Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 9.1(a), such materials are accompanied by an opinion of an independent registered public accounting firm of recognized national standing, which opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the occurrence of the Maturity Date within one year from the date such opinion is delivered or (y) any potential inability to satisfy the Financial Performance Covenant on a future date or in a future period).

(b) Quarterly Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each such quarterly accounting period (or, in the case of the first three quarters of fiscal year 2012, 75 days)), the consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand), all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 9.1(b) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof’s), as applicable, Form 10 Q filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries and the Borrower and its consolidated Restricted Subsidiaries on a standalone basis, on the other hand.

(c) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) beginning with the fiscal quarter ending March 31, 2012, the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the Financial Performance Covenant as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Restricted Subsidiaries, Material Subsidiaries, Guarantors and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, Material Subsidiaries, Guarantors and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be and (iii) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and

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basis therefor. At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the Applicable Equity Amount as at the end of the fiscal year to which such financial statements are applicable.

(d) Notice of Default; Litigation; Liens. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto ~~and~~; (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect~~.~~ and (iii) any and all written demands or claims related to or asserting any Lien in respect of property or assets of the Borrower or any of the Credit Parties (including Liens imposed by law, such as landlords’, vendors’, suppliers’, carriers’, warehousemen’s, repairmens’, construction contractors’, workers’ and mechanics’ Liens and other similar Liens) if the amount demanded or claimed exceeds, individually or in the aggregate, $1,000,000.

(e) Environmental Matters. Promptly after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i) any pending or threatened Environmental Claim against any Credit Party or any Oil and Gas Properties;

(ii) any condition or occurrence on any Oil and Gas Properties that (A) would reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (B) would reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Oil and Gas Properties;

(iii) any condition or occurrence on any Oil and Gas Properties that would reasonably be anticipated to cause such Oil and Gas Properties to be subject to any restrictions on the ownership, occupancy, use or transferability of such Oil and Gas Properties under any Environmental Law; and

(iv) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Oil and Gas Properties.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

(f) Other Information. (i) Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8), (ii) copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Subsidiaries, in each case in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, (iii) with reasonable promptness, but subject to the limitations set forth in the last sentences of Section 9.2(a) and Section 13.6, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

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(g) Certificate of Authorized Officer – Hedge Agreements. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, setting forth as of the last Business Day of the most recently ended fiscal year or period, as applicable, a true and complete list of all material commodity Hedge Agreements of the Borrower and each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof (as of the last Business Day of such fiscal year or period, as applicable and for which a mark to-market value is reasonably available), any new credit support agreements relating thereto not listed on Schedule 8.20 or on any previously delivered certificate delivered pursuant to this clause (g), any margin required or supplied under any credit support document and the counterparty to each such agreement; provided that such certificate shall be required solely to the extent the foregoing certification is not otherwise included in the applicable Reserve Report Certificate delivered in connection with such Reserve Report.

(h) Certificate of Authorized Officer – Gas Imbalances. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, certifying that as of the last Business Day of the most recently ended fiscal year or period, as applicable, except as specified in such certificate, or on Schedule 8.18, on a net basis, there are no gas imbalances, take or pay obligations or other prepayment obligations exceeding 2.5 Bcfe of Hydrocarbon volumes (stated on a gas equivalent basis) in the aggregate, with respect to the Credit Parties’ Oil and Gas Properties that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor; provided that such certificate shall be required solely to the extent the foregoing certification is not otherwise included in the applicable Reserve Report Certificate delivered in connection with such Reserve Report.

(i) Certificate of Authorized Officer – Production Report and Lease Operating Statement. Concurrently with any delivery of each Reserve Report in connection with a Scheduled Redetermination, a certificate of an Authorized Officer of the Borrower, setting forth, for each calendar month during the six or twelve month period, as applicable, ending as of the date of such Reserve Report, the volume of production of Hydrocarbons and sales attributable to production of Hydrocarbons (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Borrowing Base Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto for each such calendar month; provided that such certificate shall be required solely to the extent the foregoing certification is not otherwise included in the applicable Reserve Report Certificate delivered in connection with such Reserve Report.

(j) Lists of Purchasers. At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth a list of Persons purchasing Hydrocarbons from the Borrower or any other Credit Party who collectively account for at least 85% of the revenues resulting from the sale of all Hydrocarbons from the Borrower and such other Credit Parties during the fiscal year for which such financial statements relate.

(k) Pro Forma Adjustment Certificate. Not later than any date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

(l) Projections. Within 90 days after the end of each fiscal year (beginning with the fiscal year ending on or about December 31, 2012) of the Borrower or, if not delivered by the Borrower and requested

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in writing by the Administrative Agent and any Lender, as soon thereafter as is commercially reasonable, a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of the Borrower for its internal use (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections.

(m) Certificate of Authorized Officer – Marketing Agreements. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, setting forth as of the last Business Day of the most recently ended fiscal year or period, as applicable, a true and complete list of all material marketing agreements for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other parties rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Credit Parties’ average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six months from the last day of such fiscal year or period, as applicable, and are not cancellable on 60 days’ notice or less without penalty or detriment; provided that such certificate shall be required solely to the extent the foregoing certification is not otherwise included in the applicable Reserve Report Certificate delivered in connection with such Reserve Report.

(n) Cash Flow Forecast. On or before the 10th day of each calendar month, a cash flow forecast of the Borrower and the Subsidiaries for the period of the next succeeding thirteen (13) weeks, in the form attached hereto as Exhibit P.

(o) Notice of Termination of Hedge Positions and Asset Dispositions. The Borrower shall provide (i) prior written notice of any (A) termination of or creation of any off-setting position by the Borrower or any Restricted Subsidiary in respect of any commodity hedge position or (B) Disposition by the Borrower or any other Credit Party of any Oil and Gas Properties or any Stock or Stock Equivalent in any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties with a value exceeding at any time $1,000,0000 in the aggregate and (ii) written notice promptly, but within one Business Day, after the Borrower or any other Credit Party obtains actual knowledge that a counterparty to any commodity hedge position has terminated all or any portion of such hedge position.

Documents required to be delivered pursuant to Sections 9.1(a) and (b) and Section 9.1(f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 13.2 or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent; provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 9.1(c) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

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9.2 Books, Records and Inspections.

(a) The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Majority Lenders (as accompanied by the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower or such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, upon reasonable advance notice to the Borrower, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Majority Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent on behalf of the Majority Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, and (ii) only one such visit shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Majority Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Majority Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in Section 9.1(f)(iii) or this Section 9.2, neither the Borrower nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(b) The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

9.3 Maintenance of Insurance. The Borrower will, and will cause each Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Secured Parties shall be the additional insureds on any such liability insurance as their interests may appear and, if casualty insurance is obtained, the Collateral Agent shall be the additional loss payee under any such casualty insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such casualty insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby. The Borrower shall deliver to the Administrative Agent within 45 Business Days following the Closing Date (or such later date as the Administrative Agent may reasonably agree), copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and the Subsidiaries pursuant to this Section 9.3.

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9.4 Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries; provided that neither the Borrower nor any of the Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto to the extent required by, and in accordance with, GAAP or the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.

9.5 Consolidated Corporate Franchises. The Borrower will do, and will cause each Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Restricted Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

9.6 Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.7 ERISA.

(a) Promptly after the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur)

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any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

(b) Promptly following any request therefor, on and after the effectiveness of the Pension Act, the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower, any of its Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower, the applicable Subsidiary(ies) or the ERISA Affiliate(s) shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

9.8 Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, except in each case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect:

(a) operate its Oil and Gas Properties and other material properties or cause such Oil and Gas Properties and other material properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable Contractual Requirements and all applicable Requirements of Law, including applicable proration requirements and Environmental Laws, and all applicable Requirements of Law of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material properties, including all equipment, machinery and facilities; and

(c) to the extent a Credit Party is not the operator of any property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 9.8.

9.9 Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions involving aggregate payments or consideration in excess of $10,000,000 with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors or managers of the Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to:

(a) the payment of Transaction Expenses,

(b) the issuance of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) to the Co-Investors or the management of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries in connection with the Transactions or pursuant to arrangements described in clauses (f) and (k) below,

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(c) equity issuances, repurchases, retirements, redemptions or other acquisitions or retirements of Stock or Stock Equivalents by the Borrower (or any direct or indirect parent thereof) permitted under Section 10.6,

(d) the payment of indemnities and reasonable expenses incurred by the Co-Investors and their Affiliates in connection with management or monitoring or the provision of other services rendered to the Borrower (or any parent entity thereof) or any of its Subsidiaries,

(e) loans, advances and other transactions between or among the Borrower, any Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower or such Subsidiary, but for the Borrower’s or such Subsidiary’s ownership of Stock or Stock Equivalents in such joint venture or such Subsidiary) to the extent permitted under Section 10,

(f) employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower (or any direct or indirect parent thereof) and the Subsidiaries and their respective directors, officers, employees or consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Stock or Stock Equivalents pursuant to put/call rights or similar rights with current or former employees, officers, directors or consultants and equity option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors or managers of the Borrower (or any direct or indirect parent thereof),

(g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower (or any direct or indirect parent thereof), the Co-Investors and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of, or in connection with any services provided to, the Borrower and the Subsidiaries,

(h) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 9.9 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect,

(i) Dividends, redemptions, repurchases and other actions permitted under Section 10.6 and Section 10.7,

(j) customary payments (including reimbursement of fees and expenses) by the Borrower and any Subsidiaries to the Co-Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated), which payments are approved by the majority of the members of the board of directors or managers or a majority of the disinterested members of the board of directors or managers of the Borrower (or any direct or indirect parent thereof), in good faith,

(k) any issuance of Stock or Stock Equivalents or other payments, awards or grants in cash, securities, Stock, Stock Equivalents or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the board of directors or board of managers of the Borrower (or any direct or indirect parent thereof),

(l) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its Subsidiaries,

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(m) payments by the Borrower (or any direct or indirect parent thereof) and the Subsidiaries pursuant to tax sharing agreements among the Borrower (and any such parent) and the Subsidiaries on customary terms; provided that payments by Borrower and the Subsidiaries under any such tax sharing agreements shall not exceed the excess (if any) of the amount they would have paid on a standalone basis over the amount they actually pay directly to Governmental Authorities,

(n) sales or conveyances of net profits interests for cash at Fair Market Value allowed under Section 10.4 and

(o) customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.

9.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause each of its, and each of its Restricted Subsidiaries’, fiscal years and fiscal quarters to end on dates consistent with past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11 Additional Guarantors, Grantors and Collateral.

(a) Subject to any applicable limitations set forth in the Guarantee or the Security Documents, the Borrower will cause (i) any direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) and (ii) any Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within 30 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute (A) a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement, substantially in the form of Annex A, Exhibit 1 or Annex A, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee, a grantor under the Security Agreement, a pledgor under the Pledge Agreement and (B) a joinder to the Intercompany Note, substantially in the form of Annex I thereto.

(b) Subject to any applicable limitations set forth in the Pledge Agreement, the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11(a)) to pledge, to the Collateral Agent, for the benefit of the Secured Parties, (i) all of the Stock (other than any Excluded Stock) of each Subsidiary owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Guarantor pursuant to Section 9.11(a)), in each case, formed or otherwise purchased or acquired after the Closing Date, pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto and, (ii) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to the Borrower or any Guarantor (or Person required to become a Guarantor pursuant to Section 9.11(a)) (which shall be evidenced by a promissory note), in each case pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto.

(c) The Borrower agrees that all Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Credit Party (or a Person required to become a Subsidiary Guarantor pursuant to Section 9.11(a)) shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement.

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(d) In connection with each redetermination (but not any adjustment) of the Borrowing Base (including, for the avoidance of doubt, the redetermination on the Fifth Amendment Effective Date), the Borrower shall review the applicable Reserve Report, if any, and the list of current Mortgaged Properties (as described in Section 9.14(c)), to ascertain whether the PV-9 of the Collateral (calculated at the time of redetermination) meets the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, Dispositions and production. In the event that the PV-9 of the Mortgaged Properties (calculated at the time of redetermination) does not meet the Collateral Coverage Minimum, then the Borrower shall, and shall cause its Credit Parties to, grant, in the case of the redetermination effective on the Fifth Amendment Effective Date, within 30 days following the Fifth Amendment Effective Date, and otherwise within 60 days of delivery of the certificate required under Section 9.14(c) (or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion), to the Collateral Agent as security for the Obligations a first-priority Lien interest (subject to Liens permitted by Section 10.2) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents such that, after giving effect thereto, the PV-9 of the ~~Collateral~~Mortgaged Properties (calculated at the time of redetermination) meets the Collateral Coverage Minimum. All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Sections 9.11(a), (b) and (c).

9.12 Use of Proceeds.

(a) The Borrower will use the proceeds of the Closing Date Loans, together with the net proceeds of the Senior Interim Loans and the net proceeds of the Equity Investments, on the Closing Date to consummate the Acquisition, to effect the Debt Repayments and to pay Transaction Expenses. Following the Closing Date, the Borrower will use the proceeds of Loans for the acquisition, development and exploration of Oil and Gas Properties and for working capital and other general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions).

(b) The Borrower will use Swingline Loans and Letters of Credit for general corporate purposes and to support deposits required under purchase agreements pursuant to which the Borrower or its Subsidiaries may acquire Oil and Gas Properties and other assets.

9.13 Further Assurances.

(a) Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture, filings, assignments of as-extracted collateral, mortgages, deeds of trust and other documents) that may be required under any applicable Requirements of Law, or that the Collateral Agent or the Majority Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b) The Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.13(b) as soon as commercially reasonable and by no later than the date set forth in Schedule 9.13(b) with respect to such action or such later date as the Administrative Agent may reasonably agree.

(c) Notwithstanding anything herein to the contrary, if the Collateral Agent and the Borrower reasonably determine in writing that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.

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9.14 Reserve Reports.

(a) On or before March 1st ~~and~~, June 1st, September 1st and December 1st of each year, commencing ~~September~~June 1, ~~2012,~~2015, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating, as of the immediately preceding December 31st ~~and~~, March 31st, June 30th~~,~~ and September 30th the Proved Reserves of the Borrower and the Credit Parties located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America) that the Borrower desires to have included in any calculation of the Borrowing Base. Each Reserve Report as of December 31 ~~and~~st, March 31st, June 30th and September 30th shall be prepared, at the election of the Borrower (x) by one or more Approved Petroleum Engineers or (y) by or under the supervision of the chief engineer of the Borrower or by the Borrower; provided that the Reserve Report as of June 30, 2012, and Reserve Reports as of December 31 of each year that are prepared by or under the supervision of the chief engineer of the Borrower or by the Borrower shall, in each case, be audited by one or more Approved Petroleum Engineers.

(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent a Reserve Report prepared by one or more Approved Petroleum Engineers or by or under the supervision of the chief engineer of the Borrower or by the Borrower. For any Interim Redetermination pursuant to Section 2.14(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent, as soon as possible, but in any event no later than 30 days, in the case of any Interim Redetermination requested by the Borrower or 45 days, in the case of any Interim Redetermination requested by the Administrative Agent or the Lenders, following the receipt of such request.

(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a Reserve Report Certificate from an Authorized Officer of the Borrower certifying that in all material respects:

(i) in the case of Reserve Reports prepared by or under the supervision of the chief engineer of the Borrower or by the Borrower (other than the June 30, 2012 Reserve Report and December 31 Reserve Reports), such Reserve Report has been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding December 31 Reserve Report or the Initial Reserve Report, if no December 31 Reserve Report has been delivered;

(ii) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects;

(iii) except as set forth in an exhibit to such certificate, the Borrower or another Credit Party has good and defensible title to the Borrowing Base Properties evaluated in such Reserve Report (other than those (x) Disposed of in compliance with Section 10.4 since the date of such Reserve Report, (y) leases that have expired in accordance with their terms and (z) with title defects disclosed in writing to the Administrative Agent) and such Borrowing Base Properties are free of all Liens except for Liens permitted by Section 10.2;

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(iv) except as set forth on an exhibit to such certificate, as of the date of such Reserve Report, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 8.18 with respect to the Credit Parties’ Oil and Gas Properties evaluated in such Reserve Report that would require the Borrower or any other Credit Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor;

(v) none of the Borrowing Base Properties have been Disposed since the date of the immediately preceding Reserve Report to the date of the Reserve Report being delivered, except ~~(A)~~ those Borrowing Base Properties listed on such certificate as having been Disposed ~~or (B) Borrowing Base Properties Disposed in the ordinary course in connection with operating agreements, farmouts, joint exploration and development agreements, communitization agreements or orders, pooling agreements or orders and other agreements or orders customary in the oil and gas industry whose aggregate PV-9 (calculated at the time of Disposition) does not exceed 3% of the then-effective Borrowing Base~~; and

(vi) the certificate shall also attach, as schedules thereto, (A) a list of (1) as of the last Business Day of the most recently ended fiscal year or period, as applicable, all material marketing agreements entered into subsequent to the later of the Closing Date and the most recently delivered Reserve Report for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other parties rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Credit Parties’ average monthly production of Hydrocarbon volumes and (ii) have a maturity date or expiry date of longer than six months from the last day of such fiscal year or period, as applicable, and are not cancellable on 60 days’ notice or less without penalty or detriment and (2) all counties and parishes in which the Borrowing Base Properties evaluated by such Reserve Report that are Collateral are located and demonstrating that the PV-9 of the Collateral (calculated as of the date of such Reserve Report) meets the Collateral Coverage Minimum and (B) during the period commencing on the Closing Date through and including April 1, 2014, the Sponsor Development Plan then in effect.

9.15 Title Information. On or before the date of delivery to the Administrative Agent of each Reserve Report required by Section 9.14(a), the Borrower will use commercially reasonable efforts to deliver, if requested by the Administrative Agent, title information consistent with usual and customary standards for the geographic regions in which the Borrowing Base Properties are located, taking into account the size, scope and number of leases and wells of the Borrower and its Restricted Subsidiaries.

9.16 Change in Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business of Industry Investments by the Borrower and its Restricted Subsidiaries and other business activities incidental or reasonably related to any of the foregoing.

9.17 Sanctions Laws and Regulations. The Borrower shall not, and shall ensure that its Subsidiaries shall not, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations, or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

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9.18 Cash Management Services. The Borrower shall, and shall cause each of the other Credit Parties to, (i) within 30 days following the Fifth Amendment Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), except for any bank accounts and securities accounts with a value not exceeding at any time $1,000,000 in the aggregate, transfer or otherwise move all of its bank accounts and securities accounts (including all deposit account, operating accounts and other accounts used for Cash Management Services) to a Lender or an Agent or an Affiliate of a Lender or an Agent and (ii) thereafter maintain all such bank accounts and securities accounts (including all deposit account, operating accounts and other accounts used for Cash Management Services) with a Lender or an Agent or an Affiliate of a Lender or an Agent.

SECTION 10.	Negative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the Letter of Credit Issuer following the termination of the Total Commitment) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due and payable), are paid in full:

10.1 Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following:

(a) Indebtedness arising under the Credit Documents (including pursuant to Sections 2.16 and 2.17 and any Permitted Refinancing Debt incurred to Refinance such Indebtedness);

(b) Indebtedness (including Guarantee Obligations thereunder) in respect of the Senior Interim Loans, the Senior Notes and any fees, underwriting discounts, premiums and other costs and expenses incurred in connection with the foregoing and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;

(c) Indebtedness of (i) the Borrower or any Guarantor owing to the Borrower or any Subsidiary; provided that any such Indebtedness owing by a Credit Party to a Subsidiary that is not a Guarantor shall (x) be evidenced by the Intercompany Note or (y) otherwise be outstanding on the Closing Date so long as such Indebtedness is evidenced by an intercompany note substantially in the form of Exhibit L or otherwise subject to subordination terms substantially identical to the subordination terms set forth in Exhibit L, in each case, to the extent permitted by Requirements of Law and not giving rise to material adverse tax consequences, (ii) any Subsidiary that is not a Guarantor owing to any other Subsidiary that is not a Guarantor and (iii) to the extent permitted by Section 10.5, any Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor;

(d) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

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(e) subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 10.1(e) guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1) and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (A) if the Indebtedness being guaranteed under this Section 10.1(e) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (B) no guarantee by any Restricted Subsidiary of any Permitted Additional Debt (or Indebtedness under clause (b) above) shall be permitted unless such Restricted Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee;

(f) Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors, licensees or sublicensees or (ii) otherwise constituting Investments permitted by Sections 10.5(d), (g), (h), (i), (q), (r) and (s);

(g) ~~(i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction, lease, repair, replacement, expansion or improvement of fixed or capital assets to finance the acquisition, construction, lease, repair, replacement expansion, or improvement of such fixed or capital assets; (ii) Indebtedness arising under Capital Leases, other than (A) Capital Leases in effect on the Closing Date and (B) Capital Leases entered into pursuant to subclause (i) above (provided that, in the case of each of the foregoing subclauses (i) and (ii), the Borrower shall be in compliance on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such incurrence had occurred on the first day of such Test Period); and (iii) any Permitted Refinancing Indebtedness issued or incurred to Refinance any such Indebtedness;~~[Reserved];

(h) Indebtedness outstanding on the date hereof listed on Schedule 10.1 and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;

(i) Indebtedness in respect of Hedge Agreements, subject to the limitations set forth in Section 10.10;

(j) (i) Indebtedness of a Person or Indebtedness attaching to the assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Indebtedness attaching to the assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition; provided that:

(A) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof,

(B) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries),

(C) (1) the Stock of such Person is pledged to the Collateral Agent to the extent required under Section 9.11(b) and (2) such Person executes a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement and a joinder to the Intercompany Note, in each case to

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the extent required under Section 9.11; provided that the assets covered by such pledges and security interests may, to the extent permitted by Section 10.2, equally and ratably secure such Indebtedness assumed with the Secured Parties subject to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent; ~~provided, further, that the requirements of this clause (C) shall not apply to any Indebtedness of the type that could have been incurred under Section 10.1(g),~~ and

(D) after giving effect to the assumption of any such Indebtedness, to such acquisition and to any related Pro Forma Adjustment, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such assumption and acquisition had occurred on the first day of such Test Period;

(ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(k) (i) Indebtedness incurred to finance a Permitted Acquisition; provided that:

(A) (1) the Stock of such Person is pledged to the Collateral Agent to the extent required under Section 9.11(b) and (2) such Person executes a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement and a joinder to the Intercompany Note, in each case to the extent required under Section 9.11;

(B) after giving effect to the incurrence of any such Indebtedness, to such acquisition and to any related Pro Forma Adjustment, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such incurrence and acquisition had occurred on the first day of such Test Period;

(C) the maturity of such Indebtedness is not earlier than, and no mandatory repayment or redemption (other than customary change of control or asset sale offers or upon any event of default) is required prior to, 91 days after the Latest Maturity Date of any Facility hereunder (determined at the time of issuance or incurrence); and

(D) such Indebtedness is not guaranteed in any respect by the Borrower or any Subsidiary Guarantor except to the extent (1) permitted under Section 10.5 and (2) that after giving effect to the incurrence of any such Indebtedness, to such acquisition and to any related Pro Forma Adjustment, the Borrower shall be in compliance on a Pro Forma Basis with the Adjusted Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such incurrence and acquisition had occurred on the first day of such Test Period;

(ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(l) Indebtedness consisting of secured financings by a Foreign Subsidiary in which no Credit Party’s assets are used to secure such Indebtedness;

(m) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice;

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(n) ~~(i) other additional Indebtedness and (ii) any Permitted Refinancing Indebtedness issued as incurred to Refinance such Indebtedness; provided that the aggregate principal amount of Indebtedness outstanding at any time pursuant to this clause (n) shall not at the time of incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, exceed the greater of $500,000,000 and 4.5% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred based upon the financial statements most recently available prior to such date)~~[Reserved];

(o) Indebtedness in respect of Permitted Additional Debt and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness; provided that (i) after giving effect to the incurrence or issuance thereof, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant as such covenant is recomputed as of the last day of the most recently ended Test Period as if such incurrence or issuance had occurred on the first day of such Test Period and (ii) the Borrowing Base shall be adjusted as set forth in Section 2.14(e);

(p) Cash Management Obligations, Cash Management Services and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;

(q) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(r) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock permitted hereunder;

(s) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) obligations contained in firm transportation or supply agreements or other take or pay contracts, in each case arising in the ordinary course of business;

(t) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;

(u) ~~Indebtedness consisting of promissory notes issued by the Borrower or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6;~~[Reserved];

(v) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred prior to the Fifth Amendment Effective Date by such Person in connection with the Transactions, Permitted Acquisitions or any other Investment permitted hereunder;

(w) Indebtedness associated with bonds or surety obligations required by Requirements of Law or by Governmental Authorities in connection with the operation of Oil and Gas Properties in the ordinary course of business;

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(x) Indebtedness consisting of the undischarged balance of any Production Payment, subject to adjustment of the Borrowing Base as set forth in Section 2.14(g) to the extent required under Section 10.4(b);

(y) Indebtedness of the Borrower or any Restricted Subsidiary to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the Cash Management Services (including with respect to intercompany self-insurance arrangements) of the Borrower and its Restricted Subsidiaries;

(z) Indebtedness in respect of (i) Permitted Second Lien Debt in an aggregate principal amount not exceeding One Billion Five Hundred Million Dollars ($1,500,000,000) at any time outstanding, to the extent that the net cash proceeds therefrom are applied to the prepayment of Loans and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness; and

(aa) all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (z) above.

10.2 Limitation on Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Credit Documents to secure the Obligations (including Liens contemplated by Section 3.8) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(b) Permitted Liens;

(c) ~~(x) Liens (including liens arising under Capital Leases to secure Capital Lease Obligations) securing Indebtedness permitted pursuant to Section 10.1(g); provided that such Liens attach concurrently with or within 270 days after the acquisition, lease, repair, replacement, construction, expansion or improvement (as applicable) being financed with such Indebtedness, (ii) other than the property financed by such Indebtedness, such Liens do not at any time encumber any property, except for replacements thereof and accessions and additions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (y) Liens on the assets of a Restricted Subsidiary that is not a Credit Party securing Indebtedness permitted pursuant to Section 10.1(n)~~[Reserved];

(d) Liens existing on the date hereof~~; provided that any Lien securing Indebtedness in excess of (i) $5,000,000 individually or (ii) $10,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (d) that are not listed on Schedule 10.2) shall only be permitted~~ to the extent such Lien is listed on Schedule 10.2;

(e) (i) the modification, replacement, extension or renewal of any Lien permitted by clauses (a), (b), (c), (d), (f) and (s) of this Section 10.2 upon or in the same assets theretofore subject to such Lien or upon or in after-acquired property that is (A) affixed or incorporated into the property covered by such Lien, (B) in the case of Liens permitted by clauses (f) and (s), subject to a Lien securing Indebtedness permitted under Section 10.1, the terms of which Indebtedness require or include a pledge of after-acquired property

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(it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof or (ii) Liens securing Indebtedness incurred in replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of secured Indebtedness, to the extent the replacement, extension or renewal of the Indebtedness secured thereby is permitted by Section 10.1;

(f) Liens existing on the assets of any Person that becomes a Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(j); provided that such Liens attach at all times only to the same assets that such Liens (or upon or in after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing Indebtedness permitted under Section 10.1(j), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) attached to, and secure only, the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 10.1) that such Liens secured, immediately prior to such Permitted Acquisition;

(g) Liens placed upon the Stock and Stock Equivalents of any Person that becomes a Restricted Subsidiary pursuant to a Permitted Acquisition, or the assets of such a Restricted Subsidiary, in each case, to secure Indebtedness incurred pursuant to Section 10.1(k); provided that such Liens attach at all times only to the Stock and Stock Equivalents or assets so acquired;

(h) Liens securing Indebtedness or other obligations (i) of the Borrower or a Restricted Subsidiary in favor of a Credit Party and (ii) of any Restricted Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary that is not a Credit Party;

(i) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);

(j) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

(m) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

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(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(o) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) Liens in respect of Production Payments, subject to adjustment of the Borrowing Base as set forth in Section 2.14(g) to the extent required under Section 10.4(b);

(r) the prior right of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(s) agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Re-stricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(t) Liens on Stock in a joint venture securing obligations of such joint venture so long as the assets of such joint venture do not constitute Collateral;

(u) Liens securing any Indebtedness permitted by Section 10.1(l);

(v) Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9607(l), or other Environmental Law, unless such Lien (i) by action of the lienholder, or by operation of law, takes priority over any Liens arising under the Credit Documents on the property upon which it is a Lien, and (ii) relates to a liability of the Borrower or any Restricted Subsidiary that is reasonably likely to exceed $5,000,000;

(w) Liens on Collateral securing any Indebtedness permitted by Section 10.1(z); provided that the applicable Permitted Second Lien Secured Parties (or a representative or trustee thereof on their behalf) shall have entered into a Customary Intercreditor Agreement providing that the Liens securing such obligations shall rank junior to the Liens securing the Obligations; and

(x) additional Liens on property not constituting Borrowing Base Properties so long as the aggregate principal amount of the obligations secured thereby at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, does not exceed ~~the greater of $150,000,000 and 1.50% of Consolidated Total Assets~~$5,000,000 (measured as of the date such Lien or the Indebtedness secured is incurred based upon the financial statements most recently available prior to such date).

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10.3 Limitation on Fundamental Changes. Except as permitted by Sections 10.4 or 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all its business units, assets or other properties, except that:

(a) any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (i) the Borrower shall be the continuing or surviving Person or, in the case of a merger, amalgamation or consolidation with or into the Borrower, the Person formed by or surviving any such merger, amalgamation or consolidation (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing at the date of such merger, amalgamation or consolidation or would result from such consummation of such merger, amalgamation or consolidation, and (iv) if such merger, amalgamation or consolidation involves the Borrower and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Subsidiary of the Borrower (A) the Successor Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger, amalgamation or consolidation, with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, (B) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (C) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the Credit Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (D) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation or unless the Successor Borrower is the Borrower, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any supplements to the Credit Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, (F) if reasonably requested by the Administrative Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Credit Document; provided, further, that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement and (G) such merger, amalgamation or consolidation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5;

(b) any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee, the Security Agreement, the Pledge Agreement and any applicable Mortgage, and a joinder to the Intercompany Note, each in form and substance reasonably satisfactory to the Collateral Agent in order for the surviving Person to become a Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Intercompany Note, (iii) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing on the date of such merger, amalgamation or consolidation or would

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result from the consummation of such merger, amalgamation or consolidation and (iv) if such merger, amalgamation or consolidation involves a Subsidiary and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Restricted Subsidiary of the Borrower, (A) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger, amalgamation or consolidation, with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, (B) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to any Credit Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Agreement and (C) such merger, amalgamation or consolidation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5;

(c) any Restricted Subsidiary that is not a Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary and (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower;

(d) any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor, (ii) merge, amalgamate or consolidate with or into any other Subsidiary which is not a Guarantor or Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Subsidiary that is not a Guarantor; provided that if such Subsidiary Guarantor is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be, and any such Disposition shall be, an “Investment” and subject to the limitations set forth in Section 10.5 and (iii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor;

(e) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise Disposed of or transferred in accordance with Section 10.4 or 10.5, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution;

(f) the Borrower and its Restricted Subsidiaries may consummate the Transactions; and

(g) to the extent that no Borrowing Base Deficiency, Default or Event of Default would result from the consummation of such Disposition, the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 10.4.

10.4 Limitation on Sale of Assets. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (x) convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose (each of the foregoing a “Disposition”) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired or (y) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Stock and Stock Equivalents, except that:

(a) the Borrower and the Restricted Subsidiaries may Dispose of (i) inventory and other goods held for sale, including Hydrocarbons, obsolete, worn out, used or surplus equipment, vehicles and other assets (other than accounts receivable) in the ordinary course of business (including equipment that is no longer necessary for the business of the Borrower or its Restricted Subsidiaries or is replaced by equipment of at least comparable value and use)~~,~~ and (ii) Permitted Investments~~, and (iii) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course~~;

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(b) the Borrower and the Restricted Subsidiaries may Dispose of any Oil and Gas Properties or any interest therein or the Stock or Stock Equivalents of any Restricted Subsidiary or of any Minority Investment owning Oil and Gas Properties (and including, but without limitation, Dispositions in respect of Production Payments and in connection with net profits interests, operating agreements, farm-ins, joint exploration and development agreements and other agreements customary in the oil and gas industry for the purpose of developing such Oil and Gas Properties); provided that such Disposition is for Fair Market Value and the proceeds thereof shall be payable 100% in cash; provided, further, that if such Disposition of Oil and Gas Properties or of any Stock or Stock Equivalents of any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties involves ~~Borrowing Base Properties included in the most recently delivered Reserve Report and~~Oil and Gas Properties or of any Stock or Stock Equivalents of any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties the aggregate PV-9 (calculated at the time of such Disposition) of ~~all such Borrowing Base Properties Disposed of~~which exceeds $1,000,000 since the ~~later of (i) the~~ last Scheduled Redetermination Date ~~and (ii) the last adjustment of the Borrowing Base made pursuant to Section 2.14(g) exceeds 5%~~ of the then-effective Borrowing Base, then ~~no later than two Business Days’ after~~prior to the date of consummation of any such Disposition, the Borrower shall provide notice to the Administrative Agent of such Disposition and the ~~Borrowing Base~~Oil and Gas Properties or of any Stock or Stock Equivalents of any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties so Disposed and the Borrowing Base shall be adjusted in accordance with the provisions of Section 2.14(g); ~~provided, further, that to the extent that the Borrower is notified by the Administrative Agent that a Borrowing Base Deficiency could result from an adjustment to the Borrowing Base resulting from such Disposition, after the consummation of such Disposition(s), the Borrower shall have received net cash proceeds, or shall have cash on hand, sufficient to eliminate any such potential Borrowing Base Deficiency;~~

(c) the Borrower and the Restricted Subsidiaries may Dispose of property or assets to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Credit Party (i) the transferee thereof must either be a Credit Party or (ii) such transaction is permitted under Section 10.5;

(d) the Borrower and any Restricted Subsidiary may effect any transaction permitted by Section 10.3, 10.5 or 10.6;

(e) the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(f) Dispositions (including like-kind exchanges) of property (other than Borrowing Base Properties) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;

(g) Dispositions ~~of Hydrocarbon Interests to which no Proved Reserves are attributable and~~ pursuant to (i) farm-outs of undeveloped acreage to which no Proved Reserves are attributable and (ii) farm-outs of Oil and Gas Properties consisting of proved undeveloped reserves in connection with proposed operations in respect of which the Borrower or a Restricted Subsidiary in good faith determines it would otherwise be required to “non-consent” under the terms of the operating contracts relating to such Oil and Gas Properties due to capital budget limitations , in each case, together with assignments in connection with such farm-outs;

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(h) Dispositions of Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements to the extent the same would be permitted under Section 10.5(i);

(i) Dispositions listed on Schedule 10.4 (“Scheduled Dispositions”);

(j) transfers of property subject to a (i) Casualty Event or in connection with any condemnation proceeding with respect to Collateral upon receipt of the net cash proceeds of such Casualty Event or condemnation proceeding or (ii) in connection with any Casualty Event or any condemnation proceeding, in each case with respect to property that does not constitute Collateral;

(k) Dispositions of accounts receivable (i) in connection with the collection or compromise thereof or (ii) to the extent the proceeds thereof are used to prepay any Loans then outstanding;

(l) the unwinding of any Hedge Agreement (subject to the terms of Section 2.14(f));

(m) Dispositions of Oil and Gas Properties and other assets not included in the Borrowing Base; ~~and~~provided that Dispositions pursuant to this clause (m) shall not exceed $15,000,000 in the aggregate;

(n) Dispositions of Oil and Gas Properties solely in consideration for the assumption by the purchaser thereof of liabilities related to such Oil and Gas Properties so long as the PV-9 of the Oil and Gas Properties so disposed is less than or equal to $0 in the most recently delivered Reserve Report; and

(o) ~~(n)~~ Disposition of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (~~m~~n) above.

10.5 Limitation on Investments. The Borrower will not, and will not permit any of the Restricted Subsidiaries, to make any Investment except:

(a) extensions of trade credit and purchases of assets and services (including purchases of inventory, supplies and materials) in the ordinary course of business;

(b) Investments in assets that constituted Permitted Investments at the time such Investments were made;

(c) ~~loans and advances to officers, directors, employees and consultants of the Borrower (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof; provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Stock or Stock Equivalents shall be contributed to the Borrower in cash) and (iii) for purposes not described in the foregoing subclauses (i) and (ii); provided that the aggregate principal amount outstanding pursuant to subclause (iii) shall not exceed $20,000,000;~~[Reserved];

(d) (i) Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date as set forth on Schedule 10.5, (ii) Investments existing on the Closing Date of the Borrower or any Subsidiary in any other Subsidiary and (iii) any extensions, renewals or reinvestments thereof, so long as the amount of any Investment made pursuant to this clause (d) is not increased at any time above the amount of such Investment set forth on Schedule 10.5;

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(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f) Investments to the extent that payment for such Investments is made with Stock or Stock Equivalents (other than Disqualified Stock not otherwise permitted by Section 10.1) of the Borrower (or any direct or indirect parent thereof);

(g) Investments (i) by the Borrower in any Guarantor or by any Guarantor in the Borrower, (ii) by any Restricted Subsidiary that is not a Guarantor in the Borrower or any other Restricted Subsidiary, and (iii) by the Borrower or any Guarantor in any Restricted Subsidiary that is not a Guarantor, valued at the Fair Market Value (determined by the Borrower in good faith) of such Investment at the time each such Investment is made, in an aggregate amount pursuant to this Section 10.5(g)(iii) that, at the time such ~~Investement~~Investment is made, would not exceed ~~the sum of (A) the greater of $125,000,000 and 1.25% of Consolidated Total Assets (measured as of the date such Investment is made based upon the financial statements most recently available prior to such date), (B) the Applicable Equity Amount at such time and (C) to the extent not otherwise included in the determination of the Applicable Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made) (it being understood that to the extent any Investment made pursuant to this Section 10.5(g)(iii) was made by using the Applicable Equity Amount, then the amounts referred to in clause (C) shall, to the extent of the original usage of the Applicable Equity Amount, be deemed to reconstitute such amounts).~~$5,000,000;

(h) Investments constituting Permitted Acquisitions; provided that the aggregate amount of Permitted Acquisition Consideration of such Permitted Acquisitions made or provided by the Borrower or any Subsidiary Guarantor to acquire any Restricted Subsidiary that does not become a Subsidiary Guarantor or merge, consolidate or amalgamate into the Borrower or a Subsidiary Guarantor or any assets that shall not, immediately after giving effect to such Permitted Acquisition, be owned by the Borrower or a Subsidiary Guarantor, shall not exceed ~~the sum of (i) the greater of $250,000,000 and 2.50% of Consolidated Total Assets after giving effect to such Permitted Acquisitions, (ii) the Applicable Equity Amount at such time and (iii) to the extent not otherwise included in the determination of the Applicable Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made) (it being understood that to the extent any Investment made pursuant to this Section 10.5(h) was made by using the Applicable Equity Amount, then the amounts referred to in this clause (iii) shall, to the extent of the original usage of the Applicable Equity Amount, be deemed to reconstitute such amounts)~~$5,000,000;

(i) Investments (including but not limited to (i) Minority Investments and Investments in Unrestricted Subsidiaries, (ii) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries, (iii) Investments in Subsidiaries that are not Credit Parties, (iv) Permitted Acquisitions and (v) Investments in respect of royalty trusts and master limited partnerships), in each case valued at the Fair Market Value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount pursuant to this Section 10.5(i) that, at the time each such Investment is made, would not exceed ~~the sum of (A) the greater~~

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~~of (1) $125,000,000 and (2) 1.25% of Consolidated Total Assets (measured as of the date such Investment is made based upon the financial statements most recently available prior to such date) plus (B) the Applicable Equity Amount at such time plus (C) to the extent not otherwise included in the determination of the Applicable Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made) (it being understood that to the extent any Investment made pursuant to this Section 10.5(i) was made by using the Applicable Equity Amount, then the amounts referred to in the clause (C) shall, to the extent of the original usage of the Applicable Equity Amount, be deemed to reconstitute such amounts); provided that the foregoing limits shall not apply during the period in which, and Investments may be made pursuant to this Section 10.5(i) without limit at any such time during which, after giving Pro Forma Effect to the making of any such Investment, (1) no Event of Default shall have occurred and be continuing and (2) Liquidity is not less than 10% of the then effective Borrowing Base (on a Pro Forma Basis after giving effect to such Investment); provided, further, that intercompany current liabilities incurred in the ordinary course of business and consistent with past practices, in connection with the cash management operations of the Borrower and the Subsidiaries shall not be included in calculating any limitations in this paragraph at any time~~$5,000,000;

i)

(j) ~~Investments constituting non-cash proceeds of Dispositions of assets to the extent permitted by Section 10.4;~~[Reserved];

(k) Investments made to repurchase or retire Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof owned by ~~the Co-Investors or its Affiliates or~~ any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof) in an aggregate amount pursuant to this Section 10.5(k) not exceeding $5,000,000;

(l) Investments consisting of Dividends permitted under Section 10.6;

(m) loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, Dividends to the extent permitted to be made to such parent in accordance with Section 10.6;

(n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(o) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(p) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(q) guarantee obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

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(r) Investments held by a Person acquired (including by way of merger or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s) Investments in Industry Investments and in interests in additional Oil and Gas Properties and gas gathering systems related thereto or Investments related to farm-out, farm-in, joint operating, joint venture, joint development or other area of mutual interest agreements, other similar industry investments, gathering systems, pipelines or other similar oil and gas exploration and production business arrangements whether through direct ownership or ownership through a joint venture or similar arrangement;

(t) To the extent constituting Investments, the Transactions;

(u) Investments in Hedge Agreements permitted by Section 10.1 and Section 10.10;

(v) Investments consisting of Indebtedness, fundamental changes, Dispositions and Dividends permitted under Sections 10.1, 10.3, 10.4 and 10.6 (other than 10.6(c)); and

(w) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business.

10.6 Limitation on Dividends. The Borrower will not pay any dividends (other than Dividends payable solely in its Stock that is not Disqualified Stock) or return any capital to its equity holders or make any other distribution, payment or delivery of property or cash to its equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof), now or hereafter outstanding (all of the foregoing, “Dividends”); except that:

(a) the Borrower may (or may pay Dividends to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Stock or Stock Equivalents in exchange for another class of its (or such parent’s) Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents; provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all material respects to their interests as those contained in the Stock or Stock Equivalents redeemed thereby, and the Borrower may pay Dividends payable solely in the Stock and Stock Equivalents (other than Disqualified Stock not otherwise permitted by Section 10.1) of the Borrower;

(b) the Borrower may (i) (or may pay dividends to permit any direct or indirect parent thereof to) redeem, acquire, retire or repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, estates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees or immediate family members) of the Borrower and its Subsidiaries or any parent thereof, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership,

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benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement, the aggregate amount of all cash paid in respect of all such shares of Stock or Stock Equivalents so redeemed, acquired, retired or repurchased in any calendar year does not ~~exceed the sum of (A) $50,000,000 (which shall increase to $100,000,000 subsequent to the consummation of Qualifying IPO) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $75,000,000 in any calendar year (which shall increase to $150,000,000 subsequent to the consummation of a Qualifying IPO) plus (B) all net cash proceeds obtained by the Borrower during such calendar year from the sale of such Stock or Stock Equivalents to other present or former officers, consultants, employees, directors and managers in connection with any permitted compensation and incentive arrangements plus (C) all net cash proceeds obtained from any key-man life insurance policies received during such calendar year; notwithstanding the foregoing, 100% of the unused amount of payments in respect of Section 10.6(b)(i) (before giving effect to any carry forward) may be carried forward to the two immediately succeeding fiscal years (but not any other) and utilized to make payments pursuant to this Section 10.6(b)(i) (any amount so carried forward shall be deemed to be used last in the subsequent fiscal year);~~(together with any amount paid under clause (ii) immediately below) exceed $5,000,000 and (ii) pay Dividends in an amount equal to withholding or similar Taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) and any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options so long as the amount of such payments does not ~~exceed $25,000,000~~(together with any amount paid under clause (i) immediately above) exceed $5,000,000 in the aggregate;

(c) to the extent constituting Dividends, the Borrower may make Investments permitted by Section 10.5;

(d) to the extent constituting Dividends, the Borrower may enter into and consummate transactions expressly permitted by any provision of Section 10.3;

(e) the Borrower may repurchase Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) upon exercise of stock options or warrants if such Stock or Stock Equivalents represents all or a portion of the exercise price of such options or warrants and such Stock or Stock Equivalents are repurchased with Stock (and not, for the avoidance of doubt, with cash);

(f) the Borrower may make and pay Dividends to Holdings or any other direct or indirect parent entity of the Borrower:

(i) the proceeds of which will be used to pay (or to make Dividends to allow Holdings or any other direct or indirect parent of the Borrower to pay): (A) franchise and excise taxes, and other fees and expenses, required to maintain its organizational existence, and (B) Taxes of a consolidated, combined, affiliated or unitary group that includes any of the Borrower or its Subsidiaries, to the extent such Taxes are attributable to the Borrower or its Restricted Subsidiaries or, to the extent attributable to its Unrestricted Subsidiaries, to the extent of the amount actually received from its Unrestricted Subsidiaries, provided that in each case, the amount of such payments in any fiscal year does not exceed the amount that the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state or local taxes for such fiscal year had the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer (separate from Holdings or any other direct or indirect parent company of the Borrower) for all fiscal years ending after the Closing Date;

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~~(ii) the proceeds of which shall be used to allow any direct or indirect parent of the Borrower to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $25,000,000 in any fiscal year plus any actual, reasonable and customary indemnification claims made by directors or officers of the Borrower (or any parent thereof);~~

(ii) ~~(iii)~~ the proceeds of which shall be used by such parents to pay Dividends contemplated by Section 10.6(b);

~~(iv) the proceeds of which shall be used to make Dividends to allow any direct or indirect parent thereof to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity issuance or offering or debt issuance, incurrence or offering, Disposition or acquisition or investment transaction permitted by this Agreement;~~

(iii) ~~(v)~~ the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers, employees and consultants of any direct or indirect parent thereof, to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; and

(iv) ~~(vi)~~ in the form of Stock or Stock Equivalents of the Borrower (other than Disqualified Stock not otherwise permitted by Section 10.1); and

~~(g) the Borrower or any of the Restricted Subsidiaries may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii)so long as, after giving Pro Forma Effect thereto, (A) no Default or Event of Default shall have occurred and be continuing and (B) no Borrowing Base Deficiency exists, honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;~~

~~(h) the Borrower may pay any Dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;~~

~~(i) so long as, after giving Pro Forma Effect thereto, together with any concurrent Dividends being paid under Sections 10.6(i) and (j), (i) no Event of Default shall have occurred and be continuing, and (ii) Liquidity is not less than 10% of the then effective Borrowing Base (on a Pro Forma Basis after giving effect to such Dividend), the Borrower may declare and pay additional Dividends without limit in cash or other otherwise to the holders of its Stock and Stock Equivalents; provided, that, in the case of any Dividend in the form of assets other than cash, no such Dividend shall be made if a Borrowing Base Deficiency would result from an adjustment to the Borrowing Base resulting from such Dividend (unless the Borrower shall have cash on hand sufficient to eliminate any such potential Borrowing Base Deficiency);~~

~~(j) in addition to the foregoing Dividends and so long as no Event of Default shall have occurred and be continuing or would result therefrom and after giving effect to the making of any such Dividend, together with any concurrent Dividends being paid under Sections 10.6(i) and (j), the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant as such covenant is re-computed as of the last day of the most recently ended Test Period as if (i) such Dividend had been paid on the first day of such Test Period and (ii) the amount of any Cure Amount made during such Test Period were not made to the extent (A) the amount of the Applicable Equity Amount after making the proposed Dividend is less than or equal to the amount of such Cure Amount and (B) such Cure Amount was necessary for the Borrower to be in compliance on a Pro Forma Basis with the Financial Performance Covenant, the Borrower may declare and pay Dividends in an aggregate amount not to exceed the Applicable Equity Amount at the time such Dividend is paid; and~~

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(g) ~~(k)~~ the Borrower may make payments described in Sections 9.9(a), (f), (g), (h), (j) and (l) (subject to the conditions set out therein).

10.7 Limitations on Debt Payments and Amendments.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease the Senior Interim Loans, the Senior Notes, any Permitted Second Lien Debt or any Permitted Additional Debt comprised of senior subordinated or subordinated Indebtedness (it being understood that payments of regularly scheduled cash interest in respect of the Senior Interim Loans, the Senior Notes, such Permitted Second Lien Debt or such Permitted Additional Debt shall be permitted; provided, however, that from and after July 1, 2015, upon the payment of any interest in respect of the Senior Notes, any Permitted Second Lien Debt or any Permitted Additional Debt, or any Permitted Refinancing Indebtedness thereof, the Borrower shall have minimum Liquidity of at least $150,000,000 (on a Pro Forma Basis after giving effect to such interest payment); provided, however, that the Borrower or any Subsidiary may prepay, repurchase, redeem or defease the Senior Interim Loans, the Senior Notes, any Permitted Second Lien Debt or any such Permitted Additional Debt (A) with the proceeds of any Permitted Refinancing Indebtedness (including, in the case of the Senior Interim Loans, with the proceeds of any Senior Notes)~~,~~ or (B) by converting or exchanging the Senior Interim Loans, the Senior Notes, any Permitted Second Lien Debt or any such Permitted Additional Debt to Stock (other than Disqualified Stock) of the Borrower or any of its direct or indirect parent ~~or (C) so long as, after giving Pro Forma Effect thereto, (1) no Event of Default has occurred and is continuing and (2) Liquidity is not less than 10% of the then effective Borrowing Base (on a Pro Forma Basis after giving effect to such prepayment, repurchase, redemption or defeasance)~~;

(b) The Borrower will not amend or modify the Senior Interim Loan Agreement, the Senior Notes Indenture, the Permitted Second Lien Debt Documents or the documentation governing any senior subordinated or subordinated Permitted Additional Debt or the terms applicable thereto to the extent that any such amendment or modification, taken as a whole, would be adverse to the Lenders in any material respect; and

(c) Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 10.7 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Restricted Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Collateral Agent instructing it not to make or permit the Borrower and/or the Restricted Subsidiaries to make any such repayment or prepayment~~,~~ or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer ~~or (iii) the prepayment, repurchase, redemption or other defeasance of the Senior Interim Loans, the Senior Notes, any Permitted Second Lien Debt or any Permitted Additional Debt comprised of senior subordinated or subordinated Indebtedness with an aggregate amount not to exceed the Applicable Equity Amount (with the Applicable Equity Amount being re-computed as of the last day of the most recently ended Test Period as if (i) such prepayment, repurchase, redemption or other defeasance had occurred on the first day of such Test Period and (ii) the amount of any Cure Amount made during such Test Period were not made to the extent (A) the amount of the Applicable Equity Amount after making the proposed prepayment, repurchase, redemption or other defeasance is less than or equal to the amount of such Cure Amount and (B) such Cure Amount was necessary for the Borrower to be in compliance on a Pro Forma Basis with the Financial Performance Covenant) at the time of such prepayment, repurchase, redemption or defeasance~~.

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10.8 Negative Pledge Agreements. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Requirement (other than this Agreement or any other Credit Document or any documentation in respect of secured Indebtedness otherwise permitted hereunder) that limits the ability of the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing shall not apply to Contractual Requirements that (i)(x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 10.8) are listed on Schedule 10.8 and (y) to the extent Contractual Requirements permitted by clause (x) are set forth in an agreement evidencing Indebtedness or other obligations, are set forth in any agreement evidencing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or obligation so long as such Permitted Refinancing Indebtedness does not expand the scope of such Contractual Requirement, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Requirements were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower that is not a Guarantor to the extent such Indebtedness is permitted by Section 10.1 so long as such Contractual Requirement applies only to such Subsidiary, (iv) arise pursuant to agreements entered into with respect to any sale, transfer, lease or other Disposition permitted by Section 10.4 and applicable solely to assets under such sale, transfer, lease or other Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 10.5 and applicable solely to such joint venture or otherwise arise in agreements which restrict the Disposition or distribution of assets or property in oil and gas leases, joint operating agreements, joint exploration and/or development agreements, participation agreements and other similar agreements entered into in the ordinary course of the oil and gas exploration and development business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.1, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) restrict the use of cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are imposed by Applicable Law, (xiii) exist under any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness but only to the extent such Contractual Requirement was contained in the document evidencing the Indebtedness being refinanced, (xiv) customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation and (xv) any restrictions regarding licenses or sublicenses by the Borrower and its Restricted Subsidiaries of Intellectual Property in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property).

10.9 Limitation on Subsidiary Distributions. The Borrower will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary on its Stock or with respect to any other interest or participation in, or measured by, its profits or transfer any property to the Borrower or any Restricted Subsidiary except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the Credit Documents and any Hedging Obligations;

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(b) the Senior Interim Loan Agreement, the Senior Interim Loans, the Senior Notes Indenture, the Senior Notes and related guarantees;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on transferring the property so acquired;

(d) Requirement of Law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Stock or assets of such Subsidiary;

(g) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Section 10.1 and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Borrower, taken as a whole, as determined by the board of directors of the Borrower in good faith, than the provisions contained in this Agreement as in effect on the Closing Date or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the board of directors of the Borrower in good faith, to make scheduled payments of cash interest on the notes when due;

(j) customary provisions in joint venture agreements or agreements governing property held with a common owner and other similar agreements or arrangements relating solely to such joint venture or property;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business; and

(l) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s board of directors, no more restrictive in any material

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respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.10 Hedge Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedge Agreements with any Person other than:

(a) Subject to Section 10.10(b), Hedge Agreements in respect of commodities entered into not for speculative purposes the net notional volumes for which (when aggregated with other commodity Hedge Agreements then in effect, other than puts, floors and basis differential swaps on volumes already hedged pursuant to other Hedge Agreements) do not exceed, as of the date the latest hedging transaction is entered into under a Hedge Agreement, 85% of (i) during the period commencing on the Closing Date through and including April 1, 2014, reasonably projected Hydrocarbon production volumes (as forecast in (A) initially, the Sponsor Development Plan delivered on the Closing Date, and (B) at any time after the Sponsor Development Plan is required to be delivered pursuant to Section 9.14(c)(vi), the most recent Sponsor Development Plan delivered pursuant thereto) and (ii) at any time thereafter, the reasonably anticipated Hydrocarbon production from the Credit Parties’ total Proved Reserves (as forecast based upon the most recent Reserve Report delivered pursuant to Section 9.14(a)), in the case of each of clauses (i) and (ii) above, for the 66 month period from the date such hedging arrangement is created (the “Ongoing Hedges”). In addition to the Ongoing Hedges, in connection with a proposed Permitted Acquisition (a “Proposed Acquisition”), the Credit Parties may also enter into incremental hedging contracts with respect to the Credit Parties’ reasonably anticipated projected production from the total Proved Reserves of the Credit Parties as forecast based upon the most recent Reserve Report having notional volumes not in excess of 15% of the Credit Parties’ existing projected production prior to the consummation of such Proposed Acquisition for a period not exceeding 36 months from the date such hedging arrangement is created during the period between (i) the date on which such Credit Party signs a definitive acquisition agreement in connection with a Proposed Acquisition and (ii) the earliest of (A) the date such Proposed Acquisition is consummated, (B) the date such acquisition is terminated and (C) 90 days after such definitive acquisition agreement was executed (or such longer period as to which the Administrative Agent may agree). However, all such incremental hedging contracts entered into with respect to a Proposed Acquisition must be terminated or unwound within 90 days following the date such acquisition is terminated. It is understood that commodity Hedge Agreements which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes.

(b) If, after the end of any calendar month, the Borrower determines that the aggregate volume of all commodity hedging transactions for which settlement payments were calculated in such calendar month exceeded 100% of actual production of Hydrocarbons in such calendar month, then the Borrower shall terminate, create off-setting positions, allocate volumes to other production for which the Borrower or any Restricted Subsidiaries is marketing, or otherwise unwind existing Hedge Agreements such that, at such time, future hedging volumes will not exceed 100% of reasonably anticipated projected production for the then-current and any succeeding calendar months.

(c) Other Hedge Agreements (other than any Hedge Agreements in respect of equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions) entered into not for speculative purposes.

(d) It is understood that for purposes of this Section 10.10, the following Hedge Agreements shall not be deemed speculative or entered into for speculative purposes: (i) any commodity Hedging Agreement intended, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or its Restricted Subsidiaries (whether or not

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contracted) and (ii) any Hedge Agreement intended, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Borrower or its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management, (C) to manage commodity portfolio exposure associated with changes in interest rates or (D) to hedge any exposure that the Borrower or its Restricted Subsidiaries may have to counterparties under other Hedge Agreements such that the combination of such Hedge Agreements is not speculative taken as a whole.

(e) For purposes of entering into or maintaining Ongoing Hedges under Section 10.10(a) and Section 10.10(b), respectively, forecasts of reasonably projected Hydrocarbon production volumes (as forecast in the Sponsor Development Plan) and reasonably anticipated Hydrocarbon production from the Credit Parties’ total Proved Reserves based upon the most recent Reserve Report delivered pursuant to Section 9.14(a), shall be revised to account for any increase or decrease therein anticipated because of information obtained by Borrower or any other Credit Party subsequent to the publication of such Reserve Report including the Borrower’s or any other Credit Party’s internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and acquisitions coming on stream or failing to come on stream.

10.11 Financial Performance Covenant.

(a) Consolidated Total Debt to Consolidated EBITDA Ratio. The Borrower will not permit the Consolidated Total Debt to Consolidated EBITDA Ratio for any Test Period ending on each date set forth below to be greater than the ratio set forth below opposite such date:

Test Period Ending	Ratio
September 30, 2012	5.75 to 1.00
December 31, 2012	5.75 to 1.00
March 31, 2013	5.75 to 1.00
June 30, 2013	5.75 to 1.00
September 30, 2013	5.75 to 1.00
December 31, 2013	5.75 to 1.00
March 31, 2016	4.50 to 1.00
June 30, 2016	4.50 to 1.00
September 30, 2016	4.50 to 1.00
Maturity Date	4.50 to 1.00

(b) Consolidated First Lien Debt to Consolidated EBITDA Ratio. The Borrower will not permit the Consolidated First Lien Debt to Consolidated EBITDA Ratio for any Test Period ending on each date set forth below to be greater than the ratio set forth below opposite such date:

Test Period Ending	Ratio
March 31, 2014	1.50 to 1.00
June 30, 2014	1.50 to 1.00
September 30, 2014	1.50 to 1.00
December 31, 2014	~~1.50~~2.75 to 1.00
March 31, 2015	~~1.50~~2.75 to 1.00
June 30, 2015	~~1.50~~2.75 to 1.00
September 30, 2015	~~1.50~~2.75 to 1.00
December 31, 2015	1.50 to 1.00

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SECTION 11.	Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1 Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Unpaid Drawings, fees or of any other amounts owing hereunder or under any other Credit Document (other than any amount referred to in clause (a) above).

11.2 Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

11.3 Covenants. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d)(i), 9.5 (solely with respect to the Borrower) or Section 10; or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice thereof by the Borrower from the Administrative Agent.

11.4 Default Under Other Agreements.

(a) The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than Indebtedness described in Section 11.1) in excess of $125,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, (1) with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements and (2) secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or

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(b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, (i) with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements and (ii) other than secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), prior to the stated maturity thereof.

11.5 Bankruptcy, Etc. The Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy”; or (b) in the case of any Foreign Subsidiary that is a Specified Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action or, in connection with any such voluntary proceeding or action, the Borrower or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Specified Subsidiary; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Specified Subsidiary; or there is commenced against the Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any Specified Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors.

11.6 ERISA.

(a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof);

(b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and

(c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect.

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11.7 Guarantee. The Guarantee or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee.

11.8 Security Documents. The Security Agreement, Mortgage or any other Security Document pursuant to which the assets of the Borrower or any Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement, the Mortgage or any other Security Document.

11.9 Judgments. One or more monetary judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $125,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof.

11.10 Change of Control. A Change of Control shall occur.

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Majority Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a), (b) and (d) below shall occur automatically without the giving of any such notice): (a) declare the Total Commitment and Swingline Commitment terminated, whereupon the Commitment of each Lender and the Swingline Lender, as the case may be, shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (c) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (d) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s respective reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

(i) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent and/or Collateral Agent in each Person’s capacity as such;

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(ii) second, to the Secured Parties, an amount equal to all Obligations due and owing to them on the date of distribution and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amount thereof; and

(iii) third, pro rata to any other Obligations then due and owing; and

(iv) fourth, any surplus then remaining, after all of the Obligations then due shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or its successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may award.

Notwithstanding the foregoing, no amounts received from any Credit Party shall be applied to any Excluded Swap Obligations of such Credit Party.

~~11.11 Equity Cure. (a) Notwithstanding anything to the contrary contained in this Article 11, in the event that the Borrower fails to comply with the Financial Performance Covenant, then until the expiration of the tenth Business Day subsequent to the date the compliance certificate for calculating such Financial Performance Covenant is required to be delivered pursuant to Section 9.1(c) (the “Cure Deadline”), the Borrower shall have the right to cure such failure (the “Cure Right”) by causing cash net equity proceeds derived from an issuance of Stock or Stock Equivalents (other than Disqualified Stock) to be contributed as common equity to the Borrower, and upon receipt by the Borrower of such cash proceeds (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:~~

~~(i) Consolidated EBITDA shall be increased, solely for the purpose of determining the existence of an Event of Default resulting from a breach of the Financial Performance Covenant with respect to any Test Period that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;~~

~~(ii) Consolidated Total Debt and Consolidated First Lien Debt, as applicable, for such Test Period shall be decreased solely to the extent proceeds of the Cure Amount are actually applied to prepay any such Indebtedness (provided that any such Indebtedness so prepaid shall be a permanent repayment of such Indebtedness and termination of commitments thereunder) included in the calculation of Consolidated Total Debt and Consolidated First Lien Debt, as applicable; and~~

~~(iii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement; provided that (i) in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is made, (ii) there shall be a maximum of five Cure Rights made during the term of this Agreement, (iii) each Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Performance Covenant (such amount, the “Necessary Cure Amount”); provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter then the Cure Amount shall be equal to the amount reasonably determined by the Borrower in good faith that is required for purposes of complying with the Financial Performance Covenant for such fiscal quarter (such amount, the “Expected Cure Amount”), (iv) all Cure Amounts shall be disregarded for the purposes of any financial ratio determination under the Credit Documents other than for determining compliance with the Financial~~

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~~Performance Covenant and (v) no Lender or Letter of Credit Issuer shall be required to make any extension of credit hereunder during the 10 Business Day period referred to above, unless the Borrower shall have received the Cure Amount.~~

~~(b) Expected Cure Amount. Notwithstanding anything herein to the contrary, to the extent that the Expected Cure Amount is (i) greater than the Necessary Cure Amount, then such difference may be used for the purposes of determining the Applicable Equity Amount and (ii) less than the Necessary Cure Amount, then not later than the applicable Cure Deadline, the Borrower must receive cash proceeds from issuance of Stock or Stock Equivalents (other than Disqualified Stock) or a cash capital contribution, which cash proceeds received by Borrower shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount.~~

SECTION 12.	The Agents

12.1 Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Lead Arrangers, the Joint Bookrunners, the Syndication Agent and the Documentation Agent and Section 12.9 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent, the Swingline Lender, each Lender and each Letter of Credit Issuer hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, the Swingline Lender, each Lender and the Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Swingline Lender, the Lenders or the Letter of Credit Issuers, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c) Each of the Syndication Agent, the Documentation Agent, the Lead Arrangers and the Joint Bookrunners, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2 Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters

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pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

12.3 Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent, any Lender, the Swingline Lender or any Letter of Credit Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

12.4 Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Section 6 and 7 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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12.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

12.6 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender, the Swingline Lender or any Letter of Credit Issuer. Each Lender, the Swingline Lender and each Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent or

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the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s or the Collateral Agent’s, as applicable, gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence, bad faith or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

12.8 Agents in Its Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.9 Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders, the Swingline Lender, the Letter of Credit Issuer and the Borrower. If the Administrative Agent, Swingline Lender and/or Collateral Agent becomes a Defaulting Lender, then such Administrative Agent, Swingline Lender or Collateral Agent, may be removed as the Administrative Agent, Swingline Lender or Collateral Agent, as the case may be, at the reasonable request of the Borrower and the Required Lenders. Upon receipt of any such notice of resignation or removal, as the case may be, the Majority Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If, in the case of a resignation of a retiring Agent, no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, the Swingline Lender and the Letter of Credit Issuer, appoint a successor Agent meeting the qualifications set forth above. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such

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financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

Any resignation of any Person as Administrative Agent pursuant to this Section shall also constitute its resignation as Letter of Credit Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer, (b) the retiring Letter of Credit Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

12.10 Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10. For the avoidance of doubt, for purposes of this Section 12.10, the term “Lender” includes any Letter of Credit Issuer and any Swingline Lender.

12.11 Security Documents and Collateral Agent under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may (a) execute any documents or instruments necessary in connection with a Disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented or (c) release any Guarantor from the Guarantee with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented.

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12.12 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Majority Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

12.13 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under Section 11.5, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, to the extent due under Section 13.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 13.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 13. Miscellaneous

13.1 Amendments, Waivers and Releases. Except as expressly set forth in this Agreement, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (a) enter into with the relevant Credit Party or Credit Parties

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written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Majority Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce any portion of any Loan or reduce the stated rate (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(e)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment (provided that any Lender, upon the request of the Borrower, may extend the final expiration date of its Commitment without the consent of any other Lender, including the Majority Lenders) or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the amount of the Commitment of any Lender (provided that, any Lender, upon the request of the Borrower, may increase the amount of its Commitment without the consent of any other Lender, including the Majority Lenders), or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1, or amend or modify any of the provisions of Section 13.8(a) to the extent it would alter the ratable allocation of payments thereunder, or reduce the percentages specified in the definitions of the terms “Majority Lenders”, “Required Lenders” or “Borrowing Base Required Lenders”, consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3) or alter the order of application set forth in the final paragraph of Section 11 or modify any definition used in such final paragraph if the effect thereof would be to alter the order of payment specified therein, in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent, as applicable, or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or (iv) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of each Letter of Credit Issuer to whom Section 3 then applies in a manner that directly and adversely affects such Person, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender, or (vi) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender, or (vii) release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (viii) amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or (ix) increase the Borrowing Base without the written consent of the Borrowing Base Required Lenders (other than Defaulting Lenders), decrease or maintain the Borrowing Base without the written consent of the Required Lenders or otherwise modify Section 2.14(b), (c), (d), (e), (f) or (g) without the written consent of Borrowing Base Required Lenders (other than Defaulting Lenders); provided that a Scheduled Redetermination may be postponed by the Majority Lenders, or (x) affect the rights or duties of, or any fees or other amounts payable to, any Agent under this Agreement or any other Credit Document without the prior written consent of such Agent; provided, further, that any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written

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notice from the Majority Lenders stating that the Majority Lenders object to such amendment. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

13.2 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lender or the Letter of Credit Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Letter of Credit Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii)(A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.

13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5 Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection

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with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of ~~Cahill Gordon & Reindel LLP and Vinson & Elkins~~Mayer Brown LLP, in their capacity as counsel to the Lead Arrangers and the Joint Bookrunners, and one counsel in each appropriate local jurisdiction (other than any allocated costs of in-house counsel), (b) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of (i) one counsel to the Administrative Agent, Collateral Agent and the other Agents (unless there is an actual or perceived conflict of interest in which case each such Person may retain its own counsel) and (ii) any financial advisors or other agents or consultants of the Administrative Agent and Collateral Agent, (c) to pay, indemnify, and hold harmless each Lender, Letter of Credit Issuer and Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender, Letter of Credit Issuer and Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, including reasonable and documented fees, disbursements and other charges of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed) retain its own counsel), with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties, (ii) any material breach (or, in the case of a proceeding brought by the Borrower, any breach) of any Credit Document by the party to be indemnified or (iii) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against any Agent in its capacity as such). No Person entitled to indemnification under clause (d) of this Section 13.5 shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online) in connection with this Agreement, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of the party to be indemnified or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), nor shall any such Person, the Borrower or any of its Subsidiaries have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts payable under this Section 13.5 shall be paid within 10 Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to any claims for Taxes which shall be governed exclusively by Section 5.4 and, to the extent set forth therein, Sections 2.10 and 3.5.

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13.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees (other than Holdings, the Borrower, its Subsidiaries or any natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that the Borrower shall have the right to withhold or delay its consent to any assignment solely if, in order for such assignment to comply with applicable Requirements of Law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment if an Event of Default ~~under Section 11.1 or Section 11.5~~ has occurred and is continuing; and

(B) the Administrative Agent, the Swingline Lender and each Letter of Credit Issuer (in each case, not to be unreasonably withheld or delayed).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and increments of $1,000,000 in excess thereof, unless each of the Borrower, each Letter of Credit Issuer and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default ~~under Section 11.1 or Section 11.5~~ has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

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(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest amounts) of the Loans and L/C Obligations and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender and, solely with respect to itself, each other Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Swingline Lender or any Letter of Credit Issuer, sell participations to one or more banks or other entities other than the Borrower or any Subsidiary of the Borrower (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the

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other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) or (ii) of the proviso to Section 13.1 that affects such Participant, provided that the Participant shall have no right to consent to any modification to the percentages specified in the definitions of the terms “Majority Lenders”, “Required Lenders” or “Borrowing Base Required Lenders”. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld); provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under clauses (a) and (b) of this Section 13.6. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit K-1 or K-2, as the case may be, evidencing the Loans and Swingline Loans, respectively, owing to such Lender.

(e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

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(f) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of Sections 2.10, 2.11, 3.5 and 5.4 as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrowers’ prior written consent (which consent shall not be unreasonably withheld).

13.7 Replacements of Lenders under Certain Circumstances.

(a) The Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4, (ii) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (iii) becomes a Defaulting Lender, with a replacement bank, lending institution or other financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default

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under Section 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (C) the replacement bank or institution shall purchase, at par, all Loans and the Borrower shall pay all other amounts (other than any disputed amounts), pursuant to Section 2.10, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (D) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected or the Required Lenders and with respect to which the Majority Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

(c) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

13.8 Adjustments; Set-off.

(a) If any Lender (a “Benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or the participations in Letter of Credit Obligations held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Credit Party pursuant to and in accordance with the express terms of this Agreement and the other Credit Documents, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in Drawings to any assignee or participant or (3) any disproportionate payment obtained by a Lender as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments or

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any increase in the Applicable Margin in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(b) ~~After the occurrence and during the continuance of an Event of Default, in~~In addition to any rights and remedies of the Lenders provided by Requirements of Law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, ~~upon any amount becoming due and payable by the Borrower hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and~~to set-off, appropriate and apply against ~~such amount~~ any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency (other than any tax accounts, royalty trust accounts, withholding or payroll accounts), in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower (i) in connection with the termination at any time (and regardless of whether an Event of Default shall then exist) of any commodity hedge position to which any Agent or any Lender or any Affiliate of any Agent or any Lender is the counterparty, any amount owing (whether or not then due) by the Borrower hereunder or under any Credit Document; and (ii) after the occurrence and during the continuance of an Event of Default, any amount becoming due and owing by the Borrower hereunder or under any Credit Document. Each Lender agrees promptly to notify the Borrower (and the Credit Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, any Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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13.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.14 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, other Agents and the Lenders, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any other Agent, any Joint Bookrunner, any Lead Arranger, nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any other Agent, any Joint Bookrunner, any Lead Arranger or any Lender has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and none of the Administrative Agent, any Agent, any Joint Bookrunner, any Lead Arranger or any Lender has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth

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herein and in the other Credit Documents; (iv) the Administrative Agent and its Affiliates, each other Agent and each of its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, any other Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) none of the Administrative Agent, any Agent or any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15 WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT, EACH LETTER OF CREDIT ISSUER AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16 Confidentiality. The Administrative Agent, each other Agent, any Letter of Credit Issuer, the Swingline Lender and each other Lender shall hold all non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Swingline Lender, the Administrative Agent, any Letter of Credit Issuer or such other Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) as required or requested by any Governmental Authority, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law, (b) to such Lender’s or the Administrative Agent’s, any Letter of Credit Issuer’s or such other Agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates, in each case who need to know such information in connection with the administration of the Credit Documents and are informed of the confidential nature of such information, (c) to an investor or prospective investor in a securitization that agrees its access to information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such information as confidential, (d) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, and (e) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued with respect to a securitization; provided that unless specifically prohibited by applicable Requirements of Law, each Lender, the Administrative Agent, the Swingline Lender, any Letter of Credit Issuer and each other Agent shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender, the Administrative Agent, any Letter of Credit Issuer or such other Agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided further that in no event shall any Lender, the Administrative Agent, any Letter of Credit Issuer or any other Agent be obligated or required to return any materials furnished by the Borrower

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or any Subsidiary. In addition, each Lender, the Administrative Agent and each other Agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in Hedge Agreements to be entered into in connection with Loans made hereunder as long as such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in the Section 13.16.

13.17 Release of Collateral and Guarantee Obligations.

(a) The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the Disposition of such Collateral (including as part of or in connection with any other Disposition permitted hereunder) to any Person other than another Credit Party (other than Holdings), to the extent such Disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Majority Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee (in accordance with the second succeeding sentence and Section 5.14(b) of the Guarantee) and (vi) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated.

(b) Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or back-stopped, upon request of the Borrower, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

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13.18 USA PATRIOT Act. The Agents and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Agent and such Lender to identify each Credit Party in accordance with the Patriot Act.

13.19 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.20 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.21 Disposition of Proceeds. The Security Documents contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Collateral Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to their as-extracted collateral in the form of production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Documents further provide in general for the application of such proceeds to the satisfaction of the Obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Documents, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

13.22 Collateral Matters; Hedge Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available on a pro rata basis to any Person (a) under any Secured Hedge Agreement, in each case, after giving effect to all netting arrangements relating to such Hedge Agreements or (b) under any Secured Cash Management Agreement. No Person shall have any voting rights under any Credit Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement.

~~715000788 12406500~~715000788 12406500
146

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

SAMSON INVESTMENT COMPANY, as the Borrower

By:
Name:
Title:

Signature Page

Samson Investment Company

Credit Agreement

~~715000788 12406500~~715000788 12406500

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Letter of Credit Issuer, Swingline Lender and Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Credit Agreement

~~715000788 12406500~~715000788 12406500

WELLS FARGO BANK, N.A., as Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Credit Agreement

~~715000788 12406500~~715000788 12406500

BANK OF AMERICA, N.A., as Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Credit Agreement

~~715000788 12406500~~715000788 12406500

BANK OF MONTREAL, as Lender and Letter of Credit Issuer

By:
Name:
Title:

Signature Page

Samson Investment Company

Credit Agreement

~~715000788 12406500~~715000788 12406500

BARCLAYS BANK PLC, as Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Credit Agreement

~~715000788 12406500~~715000788 12406500

CITIGROUP GLOBAL MARKETS INC., as Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Credit Agreement

~~715000788 12406500~~715000788 12406500

CREDIT SUISSE AG, as Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Credit Agreement

~~715000788 12406500~~715000788 12406500

MIZUHO CORPORATE BANK, LTD., as Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Credit Agreement

~~715000788 12406500~~715000788 12406500

ROYAL BANK OF CANADA, as Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Credit Agreement

~~715000788 12406500~~715000788 12406500

JEFFERIES FINANCE LLC, as Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Credit Agreement

~~715000788 12406500~~715000788 12406500

Schedule 1.1(a)

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$90,276,388.91
Wells Fargo Bank, N.A.	$70,885,833.34
Bank of America, N.A.	$70,885,833.34
Bank of Montreal	$57,010,555.55
Barclays Bank PLC	$57,010,555.55
Credit Suisse AG	$57,010,555.55
Mizuho Corporate Bank, Ltd.	$57,010,555.55
Royal Bank of Canada	$57,010,555.55
Citibank, N.A.	$46,455,000.00
UBS AG, Stamford Branch	$42,222,222.22
Union Bank, N.A.	$42,222,222.22
BBVA Compass Bank	$42,222,222.22
Comerica Bank	$42,222,222.22
Toronto Dominion (New York) LLC	$42,222,222.22
Capital One, National Association	$42,222,222.22
Sumitomo Mitsui Banking Corporation	$21,111,111.12
BB&T Capital Markets	$21,111,111.12
ING Capital LLC	$21,111,111.12
U.S. Bank National Association	$21,111,111.12
Goldman Sachs Bank USA	$10,555,555.55
Morgan Stanley Bank, N.A.	$10,555,555.55
Whitney Bank	$10,555,555.55
UMB Bank, N.A.	$10,555,555.55
CIT Group	$6,444,166.66

TOTAL	$950,000,000.00

Exhibit P

Form of Cash Flow Forecast

Attached.

EXHIBIT P

Samson 13- Week Cash Flow Budget
($’s in 000’s)	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12	Week 13	Total
Consolidated Operations	Projected	Projected	Projected	Projected	Projected	Projected	Projected	Projected	Projected	Projected	Projected	Projected	Projected

Beginning Cash Balance	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Net Collections	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Disbursements
Lease Operating Expense	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Transportation	—	—	—	—	—	—	—	—	—	—	—	—	—	—
JIB Payables	—	—	—	—	—	—	—	—	—	—	—	—	—	—
CapEx	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Payroll & Benefits	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Rent & Utilities	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Disbursements	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Net Cash Flow From Operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Non-Operating Expenses
Professional Fees	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Severance	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Divestitures	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Net Cash Flow After Non-Recurring Items	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Revolver Interest	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
2nd Lien Interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Senior Notes Interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash Flow After Debt Service	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Paydowns to Revolver	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Draw from Revolver	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Ending Cash	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—